UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Encana Corporation

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Notice of Annual Meeting of Shareholders and 2019 Proxy Statement
Tuesday, April 30, 2019 10:00 a.m. MDT (12:00 p.m. EDT) Oddfellows Building Ballroom (Floor 4) 100 – 6th Avenue S.W. Calgary, AB, Canada

Letter to Shareholders

March ●, 2019

Dear Fellow Shareholders,

On behalf of the Board and management of Encana Corporation, we thank you for your continued support.

Please join us at our Annual Meeting of Shareholders on Tuesday, April 30, 2019 at 10:00 a.m. MDT. The meeting will be held in Calgary, Alberta at the Oddfellows Building, Ballroom (Floor 4), 100 – 6th Avenue S.W. Live coverage will be available on our website at www.encana.com. Audio recording will be available on our website after the meeting.

Since launching our strategy in 2013, Encana has been relentlessly focused on becoming a leading North American, multi-basin, unconventional resource company.

Our recent acquisition of Newfield Exploration Company accelerated execution of this objective by adding a highly desirable entry into the core oil window of the Anadarko basin. Combined with our existing growth assets in the Permian and Montney, this large-scale, liquids-weighted growth asset significantly enhances our premium inventory, investment optionality and resilience, which we believe represent key drivers of shareholder value. The transaction also enhanced our ability to return capital to shareholders through a corresponding 25 percent increase to our dividend and $1.25 billion share buyback program.

As a shareholder, you have the right to participate in and vote your common shares on items of business at the meeting. This proxy statement describes business to be conducted at the meeting and provides important information about our nominated directors, corporate governance practices and approach to executive compensation. This information is to assist you in deciding how to vote your common shares. In addition to ordinary business, two special items will be proposed to shareholders at the meeting: (i) introduction of a new Omnibus Long-Term Incentive Plan; and (ii) amendment and reconfirmation of our Shareholder Rights Plan.

Your vote and participation at the meeting are important. Please review this proxy statement before the meeting.

We look forward to your participation at the meeting on April 30, 2019.

Sincerely,

Clayton H. Woitas Chairman of the Board	Douglas J. Suttles President & Chief Executive Officer

Notice of 2019 Annual Meeting of Shareholders

When:	Where:
Tuesday, April 30, 2019	Oddfellows Building, Ballroom (Floor 4)
10:00 a.m. Mountain Daylight Time (“MDT”)	100 – 6th Avenue S.W., Calgary, Alberta

The 2019 Annual Meeting of Shareholders (the “Meeting”) of Encana Corporation (“Encana” or the “Company”) will be held on Tuesday, April 30, 2019, at 10:00 a.m. MDT in Calgary, Alberta at the Oddfellows Building, Ballroom (Floor 4), 100 – 6th Avenue S.W., Calgary, Alberta. The Meeting has been convened for the following purposes:

•	to receive our Consolidated Financial Statements, together with the auditors’ report thereon, for the year ended December 31, 2018;

•	to vote on the following matters, each described in the Proxy Statement:

ITEM 1:	Election of the 12 director nominees (“Nominees”) identified in the Proxy Statement to serve as directors until close of the next annual meeting of shareholders

ITEM 2:	Appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors until close of the next annual meeting of shareholders

ITEM 3:	Consider, and if deemed appropriate, pass an ordinary resolution amending and reconfirming our Shareholder Rights Plan

ITEM 4:	Consider, and if deemed appropriate, pass an ordinary resolution approving a new Omnibus Long-Term Incentive Plan

ITEM 5:	A non-binding advisory vote to approve the compensation of our Named Executive Officers (“NEOs”)

•	to consider such other business as may be properly brought before the Meeting or any adjournment or postponement thereof.

The Proxy Statement is dated March ●, 2019 and information is as of February 28, 2019, unless otherwise stated. The Proxy Statement is being mailed to shareholders on or about March 26, 2019.

Record Date

The Board of Directors has set March 6, 2019 (the “Record Date”) as the record date for the Meeting. Only Encana shareholders at close of business on that date are entitled to receive this notice of Meeting (“Meeting Notice”) and to vote at the Meeting (including any adjournments or postponements thereof). As at the Record Date, there were ● Encana common shares (“Common Shares”) issued and outstanding and entitled to vote at the Meeting.

Your Vote is Important

Your vote is important to us. You can vote your Common Shares by proxy or in person at the Meeting. See “If I am a REGISTERED Shareholder, How Do I Vote?” or “If I am a NON-REGISTERED Shareholder, How Do I Vote?” beginning on page four for details.

Webcast of Meeting

You can access the Meeting (but not vote) via live webcast at www.encana.com/investors/shareholder/
meeting.html. You can also access our proxy materials, submit questions for the Meeting and learn more about Encana on our website.

The Board of Directors has approved the contents of the Proxy Statement and authorized us to send it to you.

By Order of the Board of Directors,

Nancy L. Brennan

Corporate Secretary

Encana Corporation

Calgary, Alberta

March ●, 2019

Proxy Statement

This Proxy Statement is provided to you on behalf of the Board of Directors (the “Board”) to solicit proxies to be voted at the Meeting (including any adjournments or postponements thereof). All properly executed written proxies and properly completed proxies submitted by telephone or Internet delivered in accordance with this solicitation will be voted at the Meeting consistent with directions found in the proxy, unless the proxy is revoked prior to completion of voting at the Meeting.

Each shareholder of record on the Record Date is entitled to one vote for each Common Share held.

Proxy Summary

This summary is provided for your convenience. We encourage you to read this entire Proxy Statement before voting. For additional information about our 2018 performance, please see Encana’s 2018 Annual Report on Form 10-K dated February 28, 2019 (the “Annual Report”)1.

Business of the Meeting

You are requested to vote on the following matters at the Meeting:

Item 1

Election of Directors

Each of our Nominees have the necessary attributes, experience and skills to provide effective oversight of Encana and steward the interests of our shareholders. Each director is elected annually and in accordance with our Policy on Majority Voting.

Information about each Nominee is provided in the “Director Skills and Experience” section on page 11 and “Director Nominee Profiles” beginning on page 13.

Board Recommendation FOR each Nominee

Item 2

Appoint PricewaterhouseCoopers LLP (“PwC”) as Independent Auditors

The Board and the Audit Committee believe retention of PwC as our independent auditors for the fiscal year ending December 31, 2019 is in the best interests of Encana and its shareholders and therefore propose that PwC be reappointed to serve in this capacity until close of the next annual meeting of shareholders.

Information about PwC and its responsibilities as Encana’s independent auditors is found beginning on page 34.

Board Recommendation FOR

Item 3

Amend and Reconfirm the Shareholder Rights Plan

The Board believes it is in the best interests of shareholders that the Company’s Shareholder Rights Plan be reconfirmed for an additional three years and be amended and restated to reflect the amendments outlined in the “Special Business of the Meeting” section beginning on page 36. The Plan was last reconfirmed by shareholders at our 2016 annual meeting of shareholders.

Further information regarding the Plan, including its purpose and principal terms, is found in Schedule B.

Board Recommendation FOR

Item 4

Approve the New Omnibus Long-Term Incentive Plan

On February 13, 2019, the Board adopted, subject to shareholder approval, a new Omnibus Long-Term Incentive Plan (the “Omnibus Incentive Plan”) intended to enable the grant of long-term equity, equity-based and cash awards to directors, officers and eligible employees of Encana and its affiliates. The Plan is designed to enhance alignment with shareholder interests by encouraging equity ownership among our directors, officers and eligible employees. If approved, the Plan would also help streamline the administration of the Company’s long-term incentive awards, as all new grants would be governed by a single plan. Shareholders will also be asked to approve reservation and allotment of 30,000,000 Common Shares for issuance for long-term incentive awards granted under the Plan, and to ratify certain prior grants to be governed by the Plan.

Information about the Omnibus Incentive Plan is found in the “Special Business of the Meeting” section beginning on page 36.

Board Recommendation FOR

[1]

Unless stated otherwise, references to “Encana”, the “Company”, “we”, “us” and “our” in this Proxy Statement means Encana Corporation and its consolidated subsidiaries and partnerships. Similarly, references to our “ELT”, “management”, “executive officers” and “executives” means our Executive Leadership Team.

Item 5

Advisory Vote to Approve Compensation of Named Executive Officers

For the ninth consecutive year, Encana is holding a non-binding advisory vote to approve compensation of our NEOs. Shareholder feedback about our compensation program, including received via our ongoing engagement efforts or advisory vote, is carefully considered by the Board and our Human Resources and Compensation Committee when making decisions regarding our program.

Information about our compensation program is found in the “Compensation Discussion and Analysis” section beginning on page 47. Information about our shareholder engagement efforts is found at page 50.

Board Recommendation FOR

The 12 nominated directors receiving the highest number of “FOR” votes duly cast at the Meeting will be duly elected to the Board. Each of Items 2 to 5 above must receive an affirmative majority of votes duly cast at the Meeting to be approved.

Proxy Materials and Voting Information

Meeting Information

Please read this section carefully for important information on how to vote your Common Shares.

Encana is sending Meeting materials directly to registered shareholders and indirectly to all non-registered shareholders through their intermediaries. Encana will pay for an intermediary to deliver Meeting materials to “non-objecting beneficial owners”. Encana is not sending Meeting materials directly to “objecting beneficial owners”.

When and Where is the Meeting?

The Meeting will be held at 10:00 a.m. MDT on April 30, 2019 at the Oddfellows Building, Ballroom (Floor 4), 100 – 6th Avenue S.W., Calgary, Alberta.

How many Common Shares are Outstanding and Who are the Company’s Principal Shareholders?

As of March 6, 2019, there were ● issued and outstanding Common Shares. Information about the share ownership status of our directors and officers is provided at “Ownership of Equity Securities of the Company” on page 32.

What Vote is Required to Elect Directors?

The 12 nominated directors receiving the highest number of FOR votes duly cast at the Meeting will be elected to the Board.

What Vote is Required to Approve the Other Matters to be Voted on at the Meeting?

To be approved, each of Items 2 to 5 must receive an affirmative majority of votes duly cast at the Meeting.

What Quorum is Required at the Meeting?

At least two persons present in person, each being a shareholder or duly appointed proxyholder of such shareholder, together holding at least 25 percent of the total outstanding Common Shares.

Who is Entitled to Vote at the Meeting? How many Votes does each Common Share have?

Only shareholders of record at close of business on the Record Date can vote at the Meeting (including any adjournments or postponements thereof). For each Common Share held, shareholders are entitled to one vote on each matter to be voted upon at the Meeting.

Our shareholders do not have dissenters’ rights or similar rights of appraisal regarding matters described in this Proxy Statement and do not have cumulative voting rights with respect to election of directors.

Who is Soliciting my Proxy?

Encana management is soliciting your proxies in connection with this Proxy Statement and the Meeting. Proxies will be solicited by mail, in person, by telephone or by electronic communications. The cost of this solicitation is borne by the Company. Encana has retained Kingsdale Advisors (“Kingsdale”) as our strategic shareholder advisor and proxy solicitation agent, to assist with our communications with shareholders and solicitation of proxies. For these services, Kingsdale will receive a fee of $55,000 and will be reimbursed by Encana for reasonable disbursements and out-of-pocket expenses. Encana may also reimburse brokers and other persons holding Common Shares in their name or in the name of nominees for costs incurred in sending proxy materials to their principals to obtain their proxies.

Encana may also use Broadridge Financial Solution Inc.’s (“Broadridge”) QuickVote™ service to assist non-registered shareholders with voting their Common Shares. Kingsdale may contact non-registered shareholders to directly obtain a vote over the telephone.

How Do I Appoint a Proxyholder?

Shareholders wishing to be represented by proxy at the Meeting must return a properly executed proxy to Encana or its agent, AST Trust Company (Canada) (“AST”), by 10:00 a.m. MDT on April 26, 2019 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice. All Common Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the shareholder’s instructions on any ballot that may be called for. If the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.

If I Return a Proxy without Voting Instructions, How Will My Common Shares Be Voted?

Shareholders who have appointed a named appointee of management to act and vote on their behalf, as provided in the enclosed form of proxy or voting instruction form, and who do not provide instructions concerning any matter identified in the Notice of the Meeting, will have the Common Shares represented by such form of proxy or voting instruction form voted FOR each Nominee, FOR the appointment of PwC as the Company’s independent auditors, FOR the amendment and reconfirmation of the Shareholder Rights Plan, FOR the approval of the Omnibus Incentive Plan and FOR the resolution to approve compensation of NEOs (Say-on-Pay).

The form of proxy or voting instruction form used in connection with the Meeting also gives a named appointee or appointees discretionary authority to vote on any amendment or variation to the matters identified in the Notice of the Meeting and on any other matter properly coming before the Meeting. Management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly comes before the Meeting, proxies will be voted at the discretion of the appointee or appointees named on the enclosed form of proxy or voting instruction form.

Abstentions are not considered votes cast on any proposal. “Broker non-votes” are not considered votes cast on Item 1, 3, 4 or 5, and will have no effect on the vote outcome. Brokers will have discretionary voting power regarding Item 2 in the event beneficial owners, who own their Common Shares in “street name,” do not provide voting instructions regarding Item 2.

What if I Receive More than One Form of Proxy or Voting Instruction Form?

If some of your Common Shares are registered in your name and some are held in the name of one or more nominees, you will need to return more than one proxy or voting instruction form in order to vote all of your Common Shares. Please follow the instructions carefully. The voting process is different for registered and non-registered shareholders.

If I am a REGISTERED Shareholder, How Do I Vote?

If your name appears on a Common Share certificate, you are a registered shareholder. If this is the case, this Proxy Statement will be accompanied by a form of proxy. If you are a registered shareholder, there are two ways that you can vote your Common Shares:

1.	Voting by Proxy

To be valid, a proxy must be signed by the shareholder or his or her attorney authorized in writing. There are several ways to submit your form of proxy, indicated on the form of proxy. Carefully review your form of proxy for these instructions.

You can vote your Common Shares by proxy in any of the following ways:

Internet:	Visit www.astvotemyproxy.com and follow the instructions. You will need your 13-digit control number on the back of the proxy form
Phone:

Call 1-888-489-5760 from a touch-tone phone and follow the voice instructions. You will need your 13-digit control number on the back of the proxy form. You cannot appoint a proxyholder via the telephone voting system

Mail:	Complete, sign and date your proxy form and return it in the business-reply envelope included in your package
Fax:	Complete, sign and date your proxy form and fax both sides of the proxy form to 1-866-781-3111 (toll free in North America) or 1-416-368-2502 (outside of North America)

You may also appoint the management appointee or someone else (who need not be a shareholder) to vote for you as your proxyholder by using the form of proxy. A shareholder has the right to appoint a person or company other than the named appointee of management to represent them at the Meeting. To appoint a person or company other than the named appointee, write their name in the space provided. If you appoint a non-management proxyholder, please ensure they are aware of this appointment and can attend the Meeting to vote on your behalf.

2.	Voting in Person

If you are a registered shareholder, you may attend and vote your Common Shares at the Meeting. Upon arriving at the Meeting, report to the desk of AST, our registrar and transfer agent, to sign in and revoke any proxy previously given. You do not need to complete or return your form of proxy if you intend to vote at the Meeting.

If I am a NON-REGISTERED Shareholder, How Do I Vote?

You are a non-registered shareholder if your Common Shares are not registered in your name and are held in the name of a nominee such as a trustee, financial institution or securities broker. If your Common Shares are listed in an account statement provided to you by your broker, those Common Shares will not likely be registered in your name, but instead are likely registered under the name of your broker or its agent.

Without specific instructions, Canadian brokers and their agents or nominees cannot vote Common Shares for a broker’s client. Without specific instructions, U.S. brokers and their agents or nominees cannot vote Common Shares for a broker’s client on “non-routine” matters, including election of directors, amendment and reconfirmation of the Shareholder Rights Plan, approval of the Omnibus Incentive Plan and non-binding advisory vote to approve compensation of NEOs, but may vote on “routine” matters which, in this case, is the appointment of PwC only. When a broker is unable to vote on a “non-routine” proposal and the owner of the Common Shares does not provide voting instructions, a “broker non-vote” occurs. In these circumstances, the broker non-vote has no effect on the vote because it is not considered present and entitled to vote.

If you are a non-registered shareholder, you can vote your Common Shares in the two ways listed below.

1.	Give Your Voting Instructions

To vote your Common Shares, your nominee must receive your voting instructions in advance of the Meeting. Your nominee should therefore either provide one of the following for your completion: (i) a voting instruction form, or (ii) a form of proxy, signed by the nominee and restricted to the number of Common Shares you own. These procedures enable non-registered shareholders to direct voting of Common Shares they beneficially own.

Each nominee has its own procedures to ensure Common Shares of non-registered shareholders are voted at the Meeting. Please contact your nominee for instructions. You may vote using any of the methods outlined on the applicable voting instruction form or form of proxy.

2.	Vote in Person

To vote in person at the Meeting, insert your name on the voting instruction form or form of proxy to appoint yourself as proxyholder and follow the instructions of your nominee.

Non-registered shareholders who instruct their nominee to appoint themselves as proxyholders should present themselves to an AST representative at the Meeting. Do not complete the voting instruction form or form of proxy, as your vote will be taken and counted at the Meeting.

Can I revoke or change my proxy once I have given it?

Yes. A shareholder can revoke a proxy by depositing an instrument in writing executed by the shareholder or his or her attorney authorized in writing (or, in the case of a corporation, by a duly authorized officer or attorney), either: (i) at the office of the Corporate Secretary, Encana Corporation, 500 Centre Street S.E., Calgary, Alberta, T2G 1A6 prior to the Meeting; (ii) on the day of the Meeting; or (iii) in any other manner permitted by law.

In addition to any other manner permitted by law, a shareholder can also change a previously submitted proxy or voting instruction form by submitting a new proxy or conveying new voting instructions by any of the means described under “If I am a REGISTERED Shareholder, How Do I Vote?” or “If I am a NON-REGISTERED

Shareholder, How Do I vote?”, as applicable. Non-registered shareholders must ensure any change in voting instructions is communicated to the applicable nominee sufficiently in advance of voting at the Meeting. Non-registered shareholders who have voted and wish to change their voting instructions should contact their nominee promptly if assistance is required.

What is the deadline to submit my form of proxy or voting instruction form?

To be effective, AST must receive your proxy by 10:00 a.m. MDT on April 26, 2019 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice. The Company reminds shareholders that only the most recently dated voting instructions will be counted, and any prior dated instructions will be disregarded.

How are votes tabulated?

Proxies are counted and tabulated by the Company’s registrar and transfer agent, AST. AST maintains the confidentiality of individual shareholder votes however, proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

Who do I contact if I have questions?

If you have questions about information in this Proxy Statement or require assistance in completing your form of proxy or voting instruction form, please contact Kingsdale at:

Telephone:	1-866-229-8166 (toll free in North America) 1-416-867-2272 (Outside North America, Banks and Brokers call collect)
Email:	contactus@kingsdaleadvisors.com
Mail:	The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario, M5X 1E2.

How do I contact the registrar and transfer agent?

You may contact the Company’s registrar and transfer agent AST by telephone, Internet or mail, as follows:

Telephone:	1-866-580-7145 (toll free in North America) 1-416-682-3863 (outside North America)
Internet:	www.astfinancial.com/ca-en
Mail:	AST Trust Company (Canada), Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1.

Corporate Governance Highlights

Strong corporate governance practices are key to driving and maintaining shareholder value. Effective corporate governance enhances transparency, strengthens Board and management accountability and maintains public trust in the Company and our industry. Our Board and management regularly monitor corporate governance developments as well as best practices to assess our own program and ensure we maintain alignment with shareholder interests. A snapshot of some of our current governance practices is below.

Director Nominees

Each of our Nominees have the professional experience, skills and attributes to oversee the Company’s long-term sustainability and steward shareholder interests. With the exception of our two new Nominees, Messrs. Steven Nance and Thomas Ricks,2 each Nominee is a current member of our Board and received over 97 percent support of shareholders at our 2018 annual shareholder meeting. With the exception of our President & Chief Executive Officer (“CEO”), Doug Suttles, each Nominee is independent.

Summary information about each Nominee is provided below. More detailed information is provided in the “Director Nominee Profiles” beginning on page 13.

Name	Age	Director Since	Positions Held for Past Five Years	Committee Memberships	2018 Board and Committee Attendance	Other Public Company Boards
Peter A. Dea	65	2010	Executive Chairman, Confluence Resources LP President & Chief Executive Officer, Cirque Resources LP	CREHS*/NCG/ RESERVES	100%	2

Fred J. Fowler	72	2010	Corporate Director	CREHS/HRC	100%	2

Howard J. Mayson	66	2014	Independent Businessman and Corporate Director	CREHS/NCG/ RESERVES*	100%	0

Lee A. McIntire	70	2014	Corporate Director Chief Executive Officer, TerraPower, LLC	CREHS/HRC	89%	0

Margaret A. McKenzie	57	2015	Corporate Director	AUDIT/HRC	95%	2

Steven W. Nance[2]	62	2019	Corporate Director	RESERVES/CREHS	n/a	1

Suzanne P. Nimocks	59	2010	Corporate Director	AUDIT/HRC*/NCG	100%	3

Thomas G. Ricks[2]	65	2019	Corporate Director	AUDIT/HRC	n/a	0

Brian G. Shaw	65	2013	Corporate Director	AUDIT/RESERVES	100%	1

Douglas J. Suttles	58	2013	President & Chief Executive Officer of Encana	–	100%	0

Bruce G. Waterman	68	2010	Corporate Director	AUDIT*/HRC/NCG	100%	0

Clayton H. Woitas[3]	70	2008	Corporate Director	NCG*	100%	0

* Chairperson
AUDIT	Audit Committee	CREHS	Corporate Responsibility, Environment, Health and Safety Committee
NCG	Nominating and Corporate Governance Committee	HRC	Human Resources and Compensation Committee
RESERVES	Reserves Committee

Corporate Governance

Item 1. Election of Directors

Directors are elected annually and hold office until earlier of close of the next annual meeting of shareholders (“Next Meeting”) or a successor is elected or appointed. Under our Articles of Incorporation (“Articles”), our Board must consist of a minimum of eight and maximum of 17 directors. The Board may appoint additional directors between shareholder meetings, to hold office until close of the Next Meeting. Appointed directors may not exceed one-third of directors elected at the previous annual meeting.

The Board has fixed the number of directors to be elected at the Meeting at 12 directors.

Individuals named in the “Director Nominee Profiles” will be presented for election at the Meeting. Each Nominee is a current member of our Board and (excluding Mr. Suttles, our CEO) is independent.

[2]

Messrs. Nance and Ricks were appointed to the Board effective February 13, 2019 in accordance with the Agreement and Plan of Merger (the “Merger Agreement”) dated October 31, 2018, by and among Encana, Neapolitan Merger Corp., an indirect, wholly-owned subsidiary of Encana, and Newfield Exploration Company (“Newfield”) under which Encana completed its acquisition of Newfield. Other than the Merger Agreement, there are no arrangements or understandings between Messrs. Nance and Ricks and any other person pursuant to which Messrs. Nance and Ricks were selected as directors.

[3]	Mr. Woitas, our Chairman of the Board, is Chair of the NCG Committee and serves as an ex officio, non-voting, member of all other Board Committees.

The Company has no reason to believe any Nominee will be unable to serve as a director. In the event a Nominee withdraws his or her name or indicates at or prior to the Meeting he or she is unable to serve as director, you or your proxyholder will have the right to use your discretion in voting for such other properly qualified nominee(s).

Vote Required for Approval

Subject to our Policy on Majority Voting, the 12 nominated directors who receive the highest number of FOR votes duly cast at the Meeting will be elected to the Board.

The Board Recommends You Vote “FOR” the Election of each Nominee

Board Composition

An overview of our Board’s composition, including average age and tenure, is illustrated below:

Role of the Board

The Board is responsible for providing oversight of Encana’s overall business and financial strength and for stewarding long-term sustainability, consistent with shareholder interests. Among the Board’s fundamental responsibilities is the appointment of a skilled and committed executive team charged with managing the operational, financial and organizational effectiveness of the business. The Board is also responsible for ensuring principled and ethical corporate conduct is observed through appropriate governance and internal controls, as well as promotion and reinforcement of a strong corporate culture.

Specific responsibilities of the Board are contained in our Board of Directors’ Mandate, attached as Schedule C and available at www.encana.com/about/board-governance/mandates-guidelines.html.

Strategic Planning

The Board performs an integral and ongoing role in the Company’s strategic planning and evaluation processes. Strategy is discussed at each regularly scheduled Board meeting. On an annual basis, the Board also holds a dedicated offsite strategy session to engage in a comprehensive evaluation of our strategy, including challenges and opportunities relative to our key strategic objectives. For 2018, the Board’s annual strategy session focused on re-testing the analysis of the elements of a premium North American exploration and production company. Through ongoing dialogue with management and its technical teams, along with external advisors, who conducted in-depth analyses of various North American basins, these strategic discussions led to the decision to proceed with the acquisition of Newfield.

Supervision of Management

The Board is responsible for appointing our CEO, approving annual objectives and rigorously evaluating CEO performance relative to these objectives at the conclusion of the year. The Board is responsible for approving the appointment of our executive leadership team (“ELT”) members, as well as reviewing their respective annual objectives and the CEO’s evaluation of their performance relative to these objectives. The HRC Committee is responsible for reviewing (for Board approval) annual compensation for each ELT member.

The Board is also responsible for establishing clear authority limits for the CEO. These primarily relate to his financial authority, approval of significant transactions, and departures from the Board-approved strategic plan.

Risk Management

The Board is also responsible for risk management oversight, including regular monitoring to ensure Encana’s key risk management programs and control processes are functioning as intended. To assist in discharging this responsibility, the Board delegates limited non-management oversight, including in respect of financial reporting and accounting, environment, health and safety, human resources, reserves and corporate responsibility matters, to its Committees. The Committees review policies and practices relevant to their respective risk management areas, and work closely with management to ensure key controls and processes are in place to identify, monitor and mitigate risks. This structured risk oversight is reflected in our current Committee structure, which is as follows:

Board Committee	Risk Oversight Responsibilities

Audit Committee

Oversight of principal financial risks by ensuring and monitoring implementation and observance of appropriate risk management policies, processes and internal controls; review and examination of material financial disclosure; and direct engagement with Encana’s internal and external auditors on financial risk matters

Corporate Responsibility, Environment, Health and Safety (“CREHS”) Committee

Stewardship of Encana’s environment, health and safety (“EH&S”) program, including key policies, practices, systems and reporting. Monitors EH&S performance, management systems and audit protocols. Oversees corporate responsibility, government relations and ethics and compliance program, including Business Code of Conduct

Human Resources and Compensation (“HRC”) Committee

Ensures appropriate compensation governance, monitors compensation-related risk to ensure program does not encourage or incent unnecessary or undue risk taking that could materially adversely impact Encana or execution of its strategic objectives and oversees CEO and ELT annual compensation and succession planning

Nominating and Corporate Governance (“NCG”) Committee

Oversight of Encana’s corporate governance framework, director appointment, annual Board, Committee and director performance evaluation processes, director education and Company corporate governance practices

Reserves Committee

Oversight of Encana’s internal qualified reserves evaluators, preparation and disclosure of Encana’s oil and gas reserves and resources data and engagement of independent qualified reserves evaluators or auditors, if any

Each Committee reports to the Board, which coordinates and oversees Encana’s overall risk management approach. This structure encourages specialized, in-depth examination and risk assessment at the Committee level to support the Board’s ultimate organizational risk management oversight.

Sustainability

Encana’s strategy is to be among the most efficient producers of oil and natural gas. We continually strive to improve our operational efficiency and conduct our business in an ethically, environmentally and socially responsible manner. We believe our approach delivers strong performance for our shareholders, as well as responsibly sourced, affordable energy to consumers.

We believe our portfolio and strategy are both resilient and inherently sustainable. Our risk-based approach is focused on identifying environmental, social and governance (“ESG”) issues important to our key stakeholders and with potential to impact our strategy.

The Board, supported by the CREHS Committee, is responsible for oversight of sustainability and ESG-related issues and ensuring overall corporate responsibility. The CREHS Committee is responsible for:

•

reviewing actions and initiatives undertaken by management to mitigate corporate responsibility, sustainability and ESG-related risk and/or related matters that may adversely affect our activities, strategy or reputation; and

•

reviewing and making recommendations regarding corporate responsibility matters, including policies, standards and practices, as well as ESG-related issues, occupational health, safety, business conduct and ethics.

Sustainability and ESG-related issues and risks are reviewed and discussed by the Board on a quarterly basis, including those relative to our internal Corporate Risk Report. The Board also engages directly with external stakeholders on topics relevant to ESG-related issues including those relative to Company strategy.

Internal Controls

The Board is responsible for overseeing the integrity of Encana’s internal controls and management information systems. Effective oversight to monitor controls over accounting and financial reporting systems has been delegated by the Board to the Audit Committee.

Management is responsible for maintaining appropriate internal controls over financial reporting and providing quarterly overviews to the Audit Committee. Quarterly reporting provides the Board and Audit Committee reasonable assurance that our public disclosure of financial information is reliable and accurate, our transactions are appropriately accounted for, and our assets are appropriately safeguarded. Encana also follows a quarterly organization-wide certification process to reinforce accountability for key internal controls at all levels, with results reported to the Board.

Board Assessment Process

The Board, assisted by the NCG Committee, assesses overall Board, Committee and individual director effectiveness and performance on an annual basis.

The Board regularly conducts a comprehensive evaluation to assess overall Board and Committee functioning, as well as the effectiveness of our individual directors. Overseen by the Chairman of the Board, this evaluation includes a detailed effectiveness questionnaire and individual in-person interviews with each independent director. Assessment results are discussed at the NCG Committee and subsequently presented to the full Board for review and discussion, as well as identification of any necessary action items.

Assessment results are used to identify areas requiring performance enhancement, process improvement or individual professional development. Key learnings are captured by the NCG Committee which initiates appropriate follow-up action, as required. The NCG Committee also regularly reviews the respective Board and Committee mandates to identify and address any gaps or necessary amendments due to organizational or regulatory changes or other developments.

Board Tenure

Encana does not have a mandatory retirement age or formal term limits for our directors. The Board believes our focus on regular and structured Board assessment and evaluation, ongoing succession planning and strong corporate governance practices create an engaged and dynamic Board. The Board also seeks to maintain an effective balance between the retention of experienced and skilled incumbent directors and regular renewal. This balance is reflected in the relatively short average tenure of our current directors of six years.

Director Skills and Experience

To be considered for nomination to our Board, directors must possess strong commercial acumen, professional expertise and a history of business achievement. Board members must also be highly skilled and possess the requisite personal attributes to ensure effective stewardship of the Company and its future growth.

The NCG Committee is responsible for identifying prospective Board members and ensuring a robust Board renewal process. Potential director candidates are evaluated by the Committee based on a skills matrix and factors including professional experience, geographic representation and other diversity-related considerations. The Board also regularly assesses its composition to ensure an optimal balance of skills, experience and breadth of perspective is maintained.

The skills and expertise of each of the Nominees is summarized below. The Board has identified the respective skills and expertise areas below as critical to ensuring effective stewardship of Encana and its future. Detailed information about each Nominee is provided in the “Director Nominee Profiles” beginning on page 13.

SKILLS AND EXPERTISE	Dea	Fowler	Mayson	McIntire	McKenzie	Nance	Nimocks	Ricks	Shaw	Suttles	Waterman	Woitas
Accounting, Finance and/or Audit(1)				●	●		●	●	●		●
Environment, Health & Safety(2)	●	●	●	●		●				●		●
Financial Expert(3)					●			●			●
Governance(4)		●		●	●	●	●	●	●			●
Human Resources/Compensation(5)		●		●	●	●	●	●	●		●
Mergers/Acquisitions and Divestitures(6)	●	●	●			●	●		●	●	●	●
Natural Gas, Oil and Natural Gas Liquids Development/Operations(7)	●	●	●		●	●	●			●		●
Public Policy/Government Relations(8)	●		●	●						●	●	●
Reserves(9)	●		●			●		●		●		●
Risk Management(10)	●	●		●			●	●	●	●	●

Notes:

(1)	Experience in financial services area or overseeing complex financial transactions or on an audit committee.
(2)	Experience in EH&S related matters.
(3)	Audit committee financial expert as defined by the US Securities and Exchange Commission (see definition in “Audit Committee – Independence and Financial Literacy” on page 24).
(4)	Experience overseeing governance practices gained through corporate governance committee or public company senior executive experience.
(5)	Experience overseeing compensation design gained through public company senior executive experience or on a human resources and compensation committee.
(6)	Experience with mergers, acquisitions and/or divestitures.
(7)	Experience with various aspects of natural gas, oil and natural gas liquids development and operations, including exploration, marketing and production.
(8)	Experience working with local, provincial, national or international governments or public relations or related experience as public company senior executive.
(9)	Experience with reviewing externally disclosed natural gas and oil reserves and resources data and reports prepared by independent qualified reserves evaluators or auditors.
(10)	Experience identifying principal corporate risks to ensure implementation of appropriate management and mitigation steps, including as public company senior executive or risk committee member.

Director Nominee Profiles

The following provides detailed information about each Nominee, including residence, principal occupations, recent public directorships, and 2018 Committee membership and attendance record. Common Shares and Deferred Share Units (“DSUs”) directly or indirectly held, controlled or directed at February 28, 2019 and March 1, 2018 are also provided on page 19. Current directorships are indicated by “*”.

PETER A. DEA

INDEPENDENT Age: 65 Denver, Colorado, USA Director since 2010

MR. DEA brings over 30 years of oil and gas exploration and production experience, as well as involvement in state and national energy policies to the Board. With broad industry expertise and public company board experience, Mr. Dea provides perspective and valuable insight to the Board on energy, oil and natural gas operations and energy-related policy. His business experience includes:

•  Executive Chairman, Confluence Resources LP, a private oil and gas company, since September 2016

•  President & Chief Executive Officer, Cirque Resources LP, a private oil and gas company, since May 2007

•  Director, Liberty Oilfield Services Inc., a public hydraulic fracturing services company, since January 2018

•  Director, Antero Midstream GP LP, a public midstream energy partnership, since April 2018

•  President & Chief Executive Officer and a director, Western Gas Resources, Inc., a public natural gas company (which was sold in 2006 for approximately US$5.3 billion), from November 2001 through August 2006

•  Chief Executive Officer, Barrett Resources Corporation, a public natural gas company (which was sold in 2001 for approximately US$2.7 billion), from November 1999 and served as Chairman from February 2000 through August 2001

•  Various managerial and geologic positions with Exxon Company, U.S.A. prior to 1993

PAST FIVE YEARS OF PUBLIC COMPANY DIRECTORSHIPS

•  Liberty Oilfield Services Inc.*

•  Antero Midstream GP LP*

Awards and Accomplishments

•  Named “Wildcatter of the Year” for 2010 by Independent Petroleum Association of Mountain States

•  Rocky Mountain Oil & Gas Hall of Fame inductee in 2009

•  Inducted into All American Wildcatters in 2014

•  Fellow National Member, The Explorers Club

•  American Association of Petroleum Geologists “Heritage of the Petroleum Geologist” honoree in 2017

•  COGA Fred Julander Lifetime Achievement Award in 2018

Education

•  Bachelor of Arts in  Geology (Western Colorado University)

•  Master of Science in Geology (University of Montana)

•  Harvard Business School, Advanced Management Program

•  Certified Professional Geologist

Non-Profit Sector Affiliations

•  Trustee, Denver Museum of Nature & Science

•  Trustee, The Nature Conservancy-Colorado

Board/Committees (2018)

•  Board (9 of 9 meetings)

•  Corporate Responsibility, Environment, Health and Safety – Chairman (3 of 3 meetings)

•  Nominating and Corporate Governance (3 of 3 meetings)

•  Reserves (3 of 3 meetings)

2018 Annual Meeting of Shareholders Voting Results: 98.71 percent in Favour

FRED J. FOWLER

INDEPENDENT Age: 72 Houston, Texas, USA Director since 2010

MR. FOWLER brings extensive experience in oil, natural gas liquids and natural gas processing and transportation, as well as corporate governance expertise to the Board. With over 20 years of executive leadership experience, as well as service on other public company boards, Mr. Fowler provides valuable perspective on midstream and marketing, hedging, safety and corporate responsibility and governance to the Board. His business experience includes:

•  Director, PG&E Corporation, a public natural gas and electric utility company, since March 2012 (10)

•  Director, DCP Midstream Partners, LP, a public master limited partnership engaged in natural gas and natural gas liquids transport, storage, production and sale, since March 2015

•  Chairman, Spectra Energy Partners, LP, a public natural gas pipeline and storage entity, from October 2008 to November 2013 and was a director of that company until February 27, 2017

•  President & Chief Executive Officer, Spectra Energy Corp., a natural gas gathering, processing and mainline transportation company, from December 2006 to December 2008 and served as a director from December 2006 to May 2009

•  President & Chief Executive Officer, Duke Energy Gas Transmission, LLC, a subsidiary of Duke Energy Corporation, from April 2006 through December 2006

•  President and Chief Operating Officer, Duke Energy Corporation, a public electric and gas company, from November 2002 to April 2006

•  Various executive positions with Duke Energy Corporation prior to 2002

PAST FIVE YEARS OF PUBLIC COMPANY DIRECTORSHIPS

•  Spectra Energy Partners, LP

•  DCP Midstream Partners, LP*

•  PG&E Corporation*

Education

•  Bachelor of Finance (Oklahoma State University)

Board/Committees (2018)

•  Board (9 of 9 meetings)

•  Corporate Responsibility, Environment, Health and Safety (3 of 3 meetings)

•  Human Resources and Compensation (6 of 6 meetings)

2018 Annual Meeting of Shareholders Voting Results: 98.18 percent in Favour

HOWARD J. MAYSON

INDEPENDENT Age: 66 Breckenridge, Colorado, USA Director since 2014

MR. MAYSON is an independent businessman and Corporate Director. With over 40 years of North American and international oil and gas exploration, development and production experience, Mr. Mayson provides broad expertise and perspective to the Board in respect of domestic and international oil and gas operations, safety, as well as reserves oversight and reporting to the Board. His business experience includes:

•  Advisory Board member and part-time Operating Partner with Azimuth Capital Management LLC, since 2014

•  Various senior leadership roles with BP Exploration & Production, PLC, including Chief Executive Officer of BP Russia, President of BP Angola, Director of BP’s Exploration & Production Technology Group and leader of BP’s Global Subsurface Function

•  Prior to joining BP, engineer with Schlumberger Limited from 1977-1981

•  Non-executive director of several private U.K. and North American energy-related companies from 2010 to present (9)

Awards and Accomplishments

•  Honorary Doctor of Engineering (Heriot-Watt University)

Education

•  Bachelor of Engineering (1st Class Honours), University of Sheffield

•  Master of Science (Mechanical Engineering), MIT

•  Advanced Management Program, Wharton Business School

Non-Profit Sector Affiliations

•  Chairman, Industry Advisory Board, Institute of Petroleum Engineering, Edinburgh, 1997-2009

Board/Committees (2018)

•  Board (9 of 9 meetings)

•  Corporate Responsibility, Environment, Health and Safety (3 of 3 meetings)

•  Nominating and Corporate Governance (3 of 3 meetings)

•  Reserves – Chairman (3 of 3 meetings)

2018 Annual Meeting of Shareholders Voting Results: 98.98 percent in Favour

LEE A. MCINTIRE

INDEPENDENT Age: 70 Denver, Colorado, USA Director since 2014

MR. MCINTIRE brings extensive executive leadership, risk management and corporate governance experience to the Board. With over 35 years of leadership experience, Mr. McIntire provides broad management, strategy, finance, safety and compensation expertise and insights to the Board. His business experience includes:

•  Chief Executive Officer, TerraPower, LLC, a private nuclear energy technology company, from August 2015 to December 2018

•  Chief Executive Officer and President, CH2M HILL, a private consulting company, from January 2009 to January 2014, Chairman from 2010 through 2014 and Executive Chairman of the Board from January 2014 to October 2014. Mr. McIntire previously served as CH2M HILL’s Chief Operating Officer and President

•  Partner, Executive Vice-President, and served on the Board of Directors of the Bechtel Group of Companies from 1989 to 2004. Mr. McIntire served on the Chairman’s Leadership Council and was President of several of Bechtel’s multibillion-dollar companies

Awards and Accomplishments

•  Woodrow Wilson Award, 2011

•  Josef Korbel Award, 2012

•  Elected to Presidents’ Circle of National Academy of Science in 2015

Education

•  Bachelor of Science in Civil Engineering (University of Nebraska College of Civil Engineering)

•  Master’s from the Thunderbird School of Global Management in Arizona

•  Executive Management Program at Dartmouth’s Tuck School of Business

Board/Committees (2018)

•  Board (8 of 9 meetings)

•  Corporate Responsibility, Environment, Health and Safety (3 of 3 meetings)

•  Human Resources and Compensation (5 of 6 meetings)

2018 Annual Meeting of Shareholders Voting Results: 98.22 percent in Favour

MARGARET A. MCKENZIE

INDEPENDENT Age: 57 Calgary, Alberta, Canada Director since 2015

MS. MCKENZIE is a Corporate Director and brings extensive energy-related and accounting-related experience to the Board. She has been a Chartered Professional Accountant since 1985, including 14 years as a CFO. With over 20 years of industry and finance-related expertise, as well as experience on other public company Boards, Ms. McKenzie provides valuable perspective in respect of finance, accounting, compensation and business strategy to the Board. Her business experience includes:

•  Director, Inter Pipeline Ltd., a public petroleum pipeline company, since August 2015

•  Director, PrairieSky Royalty Ltd., a public oil and gas company, since December 2014

•  Director, Bonavista Energy Corporation from May 2006 to March 2018

•  Director of two private energy-related companies

•  Chief Financial Officer, Range Royalty Management Ltd., a private oil and gas royalty company, from 2006 to December 2014

•  Vice President, Finance and Chief Financial Officer, Profico Energy Management Ltd., a private oil and gas royalty company, from 2000 to 2006(9)

PAST FIVE YEARS OF PUBLIC COMPANY DIRECTORSHIPS

•  Bonavista Energy Corporation

•  PrairieSky Royalty Ltd.*

•  Zargon Oil and Gas Ltd.

•  Inter Pipeline Ltd.*

Education

•  Bachelor of Commerce (University of Saskatchewan)

•  Chartered Professional Accountant (CPA, CA)

•  ICD.D (Institute of Corporate Directors)

Board/Committees (2018)

•  Board (8 of 9 meetings)

•  Human Resources and Compensation (6 of 6 meetings)

•  Audit (5 of 5 meetings)

2018 Annual Meeting of Shareholders Voting Results: 98.33 percent in Favour

STEVEN W. NANCE

INDEPENDENT Age: 62 Houston, Texas, USA Director since 2019

MR. NANCE brings over 40 years of experience in the oil and gas industry ranging from various engineering assignments to C-level executive. Since 2007, Mr. Nance has also provided consulting services on matters such as oil and gas investments, succession planning, coaching and leadership development. Mr. Nance began his career in 1978 as an engineer with The Superior Oil Company. His business experience includes:

•  Director, Cloud Peak Energy, Inc., a public U.S. coal producer, since January 2010

•  Lead Director, Newfield Exploration Company, a public petroleum, natural gas, and natural gas liquids exploration and production company, from June 2013 to February 2019

•  Director, The Williams Companies, Inc., a public energy company, from 2012 to 2016

•  President and Manager, Steele Creek Energy, LLC, a private oil and gas investment company, since 2010

•  Meridian Oil, Inc., the predecessor company to Burlington Resources, Inc., from 1985, where he held positions of increasing responsibility until his departure in 1997 as Vice President of Burlington’s Gulf Coast division

•  President, Chairman and CEO, XPLOR Energy and its predecessor company, from 1997 to 1999. XPLOR Energy was acquired by Harken Energy Corporation in 1999

•  President, Peoples Energy Production Company (until it was acquired by El Paso Corporation), from 2000 to 2007

PAST FIVE YEARS OF PUBLIC COMPANY DIRECTORSHIPS

•  Newfield Exploration Company

•  The Williams Companies, Inc.

•  Cloud Peak Energy, Inc.*

Awards and Accomplishments

•  Recognized as a Distinguished Engineer from the College of Engineering at Texas Tech University

Education

•  Bachelor of Science in Petroleum Engineering (Texas Tech University)

Board/Committees (2018)

•  N/A

SUZANNE P. NIMOCKS

INDEPENDENT Age: 59 Houston, Texas, USA Director since 2010

MS. NIMOCKS is a Corporate Director with broad energy, strategy and risk management expertise. With over 30 years of senior leadership and strategic consulting experience, as well as her experience on other public company boards, Ms. Nimocks provides the Board with broad perspective and insights in respect of business strategy, operations, human resources and compensation and corporate governance. Her business experience includes:

•  Director, Rowan Companies plc, a public international contract drilling services company, since December 2010

•  Director, ArcelorMittal, the world’s largest public steel company, since January 2011

•  Director, Owens Corning, a leading global producer of residential and commercial building materials, since September 2012

•  Director (senior partner), McKinsey & Company, a private global management consulting firm, from June 1999 to March 2010 and was with the firm in various other capacities since 1989, including as a leader in the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, Organization Practice and Risk Management Practice. She served as a member of the firm’s worldwide personnel committees for many years and as the Manager of the Houston office for eight years

PAST FIVE YEARS OF PUBLIC COMPANY DIRECTORSHIPS

•  Rowan Companies plc*

•  ArcelorMittal*

•  Owens Corning*

Education

•  Bachelor of Arts in Economics (Tufts University)

•  Master of Business Administration (Harvard Graduate School of Business)

Non-Profit Sector Affiliations

•  Director, Houston Zoo, Inc.

•  Trustee, Texas Children’s Hospital

•  Executive Council, KBH Center for Energy, Law and Business, University of Texas

Board/Committees (2018)

•  Board (9 of 9 meetings)

•  Audit (5 of 5 meetings)

•  Human Resources and Compensation – Chairperson (6 of 6 meetings)

•  Nominating and Corporate Governance (3 of 3 meetings)

2018 Annual Meeting of Shareholders Voting Results: 97.81 percent in Favour

THOMAS G. RICKS

INDEPENDENT Age: 65 Austin, Texas, USA Director since 2019

MR. RICKS is a Corporate Director and brings over 30 years experience in various domestic and international finance positions in the oil and gas and financial industries, providing him with investment and financial experience combined with accounting and audit expertise. His business experience includes:

•  Chief Investment Officer, H&S Ventures L.L.C., a private investment firm, from May 2001 to May 2018

•  Director, Newfield Exploration Company, a public petroleum, natural gas, and natural gas liquids exploration and production company, from May 1992 to February 2019

•  Director, Sensei Biotherapeutics, Inc., a private clinical-stage biopharmaceutical company, since 2015

•  Chief Executive Officer, The University of Texas Investment Management Company, from March 1996 to May 2001

•  Vice Chancellor, Asset Management for The University of Texas System from August 1992 through February 1996 and as Executive Director of Finance and Private Investments from 1988 to 1992

PAST FIVE YEARS OF PUBLIC COMPANY DIRECTORSHIPS

•  Newfield Exploration Company

Education

•  Bachelor of Arts in Economics (Trinity College)

•  Master of Business Administration (University of Chicago)

•  Certified Public Accountant (not licensed)

Board/Committees (2018)

•  N/A

BRIAN G. SHAW

INDEPENDENT Age: 65 Toronto, Ontario, Canada Director since 2013

MR. SHAW is a Corporate Director and brings extensive experience as a financial services executive and also in energy, oil and natural gas to his role as a member of the Board. With over 40 years of management, finance and business strategy experience, Mr. Shaw brings extensive expertise and insight to the Board in respect of banking, finance, investor relations and corporate governance. His business experience includes:

•  Director, NuVista Energy Ltd., a public oil and gas company, since August 2014

•  Director, Manulife Bank of Canada, a private chartered bank, since February 2012

•  Director, Manulife Trust Company, a private trust company, since February 2012

•  Director, Lakeview Mortgage Funding Inc., a private structured credit company, since January 2016

•  Director, Patheon Inc., a pharmaceutical development and manufacturing company, from December 2009 until March 2014

•  Director, PrairieSky Royalty Ltd., a public oil and gas company, from April 2014 until December 2014

•  Chairman and Chief Executive Officer, CIBC World Markets Inc., from 2005 through 2008

PAST FIVE YEARS OF PUBLIC COMPANY DIRECTORSHIPS

•  Patheon Inc.

•  NuVista Energy Ltd.*

•  PrairieSky Royalty Ltd.

Education

•  Bachelor of Commerce (University of Alberta)

•  Master of Business Administration (University of Alberta)

•  Chartered Financial Analyst

Non-Profit Sector Affiliations

•  Member, CFA Society Toronto

•  Chairman, TMX IP Governance Committee

•  Director, Toronto Symphony Orchestra

Board/Committees (2018)

•  Board (9 of 9 meetings)

•  Audit (5 of 5 meetings)

•  Reserves (3 of 3 meetings)

2018 Annual Meeting of Shareholders Voting Results: 99.38 percent in Favour

DOUGLAS J. SUTTLES

NOT INDEPENDENT Age: 58 Denver, Colorado, USA Director since 2013

MR. SUTTLES has over 35 years of North American and international experience in the oil and gas industry. Prior to joining Encana, Mr. Suttles served in various senior leadership roles with British Petroleum (“BP”) in its North American and international operations. Mr. Suttles was appointed Encana’s President & Chief Executive Officer in June 2013. His business experience includes:

•  Independent businessman from March 2011 until June 2013

•  Chief Operating Officer, BP Exploration & Production, from January 2009 until March 2011

•  President, BP Alaska, from December 2006 until December 2008

•  Member of the board of BP America, as well as the BP America Operations Advisory Board

•  President, BP Sakhalin Inc., responsible for BP’s activities in Sakhalin, Russia, as well as other senior leadership roles in BP, including Vice-President, North Sea operations and President of BP’s Trinidadian oil business

•  Engineer, Exxon, from 1983 to 1988

Awards and Accomplishments

•  Recipient of University of Texas at Austin Mechanical Engineering Distinguished Alumni Award, 2008

•  “Mr. Spindletop Award” Honoree by Spindletop Charities, Inc., 2013

Education

•  Bachelor of Science in Mechanical Engineering (University of Texas, Austin)

Non-Profit Sector Affiliations

•  Spindletop Charities Advisory Board

•  University of Texas Engineering Advisory Board

•  Member, National Petroleum Council

•  Director, American Petroleum Institute

•  Director, American Exploration & Production Council

•  Director, Independent Petroleum Association of America

•  Director, National Association of Manufacturers

•  Executive Committee, Canadian Association of Petroleum Producers (CAPP)

Board/Committees (2018)

•  Board (9 of 9 meetings)

2018 Annual Meeting of Shareholders Voting Results: 99.42 percent in Favour

BRUCE G. WATERMAN

INDEPENDENT Age: 68 Calgary, Alberta, Canada Director since 2010

MR. WATERMAN is a Corporate Director and brings a wealth of finance, energy industry and government relations experience to the Board. With over 22 years of executive leadership experience, Mr. Waterman brings extensive finance, business development, strategy and corporate governance expertise and perspective to the Board. His business experience includes:

•  Retired in 2013 as Executive Vice-President, having held senior roles as Chief Financial Officer, as well as in Business Development and Strategy at Agrium Inc. (now known as Nutrien Ltd.), a public agricultural company, since April 2000

•  Director, Irving Oil Limited, a private oil and gas company, since 2012

•  Director, Prairie Storm Energy Corp., a private oil and gas company, since 2015

•  Director, PrairieSky Royalty Ltd., a public oil and gas company, from April 2014 until December 2014

•  Director, Enbridge Income Fund Holdings Inc., and a Trustee of Enbridge Commercial Trust, from January 2014 until December 2017

•  Vice-President and Chief Financial Officer, Talisman Energy Inc., a public oil and gas company, from January 1996 to April 2000

•  Mr. Waterman also has extensive expertise in oil and gas exploration and production operations, having spent 15 years (1981 to 1996) at Amoco Corporation, including Dome Petroleum Limited, a predecessor company. At Amoco (a global chemical, oil and gas company which merged with British Petroleum in 1998), his roles included various positions in finance, accounting and business development

PAST FIVE YEARS OF PUBLIC COMPANY DIRECTORSHIPS

•  Enbridge Income Fund Holdings Inc.

•  PrairieSky Royalty Ltd.

Awards and Accomplishments

•  Named Canada’s CFO of the YearTM in 2008

•  Fellow of the Chartered Accountants

Education

•  Bachelor of Commerce (Honours) (Queen’s University)

•  Chartered Professional Accountant (FCPA)

•  ICD.D (Institute of Corporate Directors)

Non-Profit Sector Affiliations

•  Selection Committee Chairman, Canada’s CFO of the YearTM

•  FEI Canada Advisory Board

Board/Committees (2018)

•  Board (9 of 9 meetings)

•  Audit – Chairman (5 of 5 meetings)

•  Human Resources and Compensation (6 of 6 meetings)

•  Nominating and Corporate Governance (3 of 3 meetings)

2018 Annual Meeting of Shareholders Voting Results: 97.36 percent in Favour

CLAYTON H. WOITAS

INDEPENDENT Age: 70 Calgary, Alberta, Canada Director since 2008

MR. WOITAS is a Corporate Director and brings extensive experience in the areas of exploration, production, business development, strategy and corporate governance to the Board. He has been Chairman of the Board since July 22, 2013. Mr. Woitas acted as Interim President & Chief Executive Officer of Encana from January 11, 2013 to June 10, 2013. His business experience includes:

•  Director, Gibson Energy Inc., a public oil and gas midstream company, from June 2010 until May 2018

•  Chairman & Chief Executive Officer, Range Royalty Management Ltd., a private oil and gas royalty company, from 2006 to December 2014

•  Director, NuVista Energy Ltd., a public oil and gas company, from July 2003 to May 2013

•  Director of several private energy-related companies and advisory boards

•  Founder, Chairman, and President & Chief Executive Officer, Profico Energy Management Ltd., a private company (focused on natural gas exploration and production in Western Canada), from January 2000 to June 2006

•  Director and President & Chief Executive Officer, Renaissance Energy Ltd., a public company (focused on the Western Canadian energy sector), prior to April 2000

PAST FIVE YEARS OF PUBLIC COMPANY DIRECTORSHIPS

•  Gibson Energy Inc.

Education

•  Bachelor of Science in Civil Engineering (University of Alberta)

Board/Committees (2018)(8)

•  Board – Chairman (9 of 9 meetings)

•  Nominating and Corporate Governance – Chairman (3 of 3 meetings)

2018 Annual Meeting of Shareholders Voting Results: 97.30 percent in Favour

Securities Held

Director	Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,4)	RSUs (#) and Market or Payout Value(3,5)	Total Market Value of Common Shares/DSUs and RSUs(1,2,3,6)	Minimum Share Ownership Required (Value Equivalent)(7)
Peter A. Dea	2019	34,303	112,086 ($1,082,751)	16,317 ($157,622)	$1,571,740	$675,000
	2018	135	105,385 ($1,424,805)	16,215 ($219,227)	$1,645,857	29,400 ($397,488)
Fred J. Fowler	2019	25,000	87,837 ($848,505)	15,623 ($150,918)	$1,240,924	$675,000
	2018	15,000	87,291 ($1,180,174)	15,525 ($209,898)	$1,592,872	29,400 ($397,488)
Howard J. Mayson	2019	45,488	40,887 ($394,968)	16,317 ($157,622)	$992,005	$675,000
	2018	25,317	40,632 ($549,345)	16,215 ($219,227)	$1,110,857	29,400 ($397,488)
Lee A. McIntire	2019	60,800	52,599 ($508,106)	15,623 ($150,918)	$1,246,353	$675,000
	2018	17,100	46,525 ($629,018)	15,525 ($209,898)	$1,070,108	29,400 ($397,488)
Margaret A. McKenzie	2019	22,000	28,123 ($271,668)	15,623 ($150,918)	$635,106	$675,000
	2018	22,000	27,948 ($377,857)	15,525 ($209,898)	$885,195	29,400 ($397,488)
Steven W. Nance (11)	2019	98,146	0	0	$948,090	$675,000
	2018	n/a	n/a	n/a	n/a	n/a
Suzanne P. Nimocks	2019	15,684	92,735 ($895,820)	16,664 ($160,974)	$1,208,302	$675,000
	2018	10,648	92,159 ($1,245,990)	16,560 ($223,891)	$1,613,842	29,400 ($397,488)
Thomas G. Ricks (11)	2019	196,157	0	0	$1,894,877	$675,000
	2018	n/a	n/a	n/a	n/a	n/a
Brian G. Shaw	2019	20,000	68,317 ($659,942)	15,623 ($150,918)	$1,004,060	$675,000
	2018	10,000	62,143 ($840,173)	15,525 ($209,898)	$1,185,271	29,400 ($397,488)
Douglas J. Suttles	2019	188,793	0	0	$1,823,740	n/a
	2018	105,994	0	0	$1,433,039	n/a
Bruce G. Waterman	2019	200,000	120,704 ($1,166,001)	17,012 ($164,336)	$3,262,337	$675,000
	2018	125,000	113,695 ($1,537,156)	16,905 ($228,556)	$3,455,712	29,400 ($397,488)
Clayton H. Woitas	2019	389,390	180,746 (1,746,006)	27,773 ($268,287)	$5,775,801	$1,200,000
	2018	289,390	169,404 ($2,290,342)	27,599 ($373,136)	$6,576,033	54,000 ($730,080)

Notes:

(1)	Information as to Common Shares held provided by each Nominee as of February 28, 2019 and March 1, 2018, respectively.
(2)	Information as to DSUs held is as of February 28, 2019 and March 1, 2018, respectively. For more information, see “Director Compensation”.
(3)	Information as to Restricted Share Units (“RSUs”) held is as of February 28, 2019 and March 1, 2018, respectively. For more information, see “Director Compensation”.
(4)

“Market or Payout Value” represents value (expressed in Canadian dollars) of vested DSUs not paid out or distributed and determined by multiplying the number of DSUs held by each Nominee as of February 28, 2019 for 2019 and as of March 1, 2018 for 2018, by the closing price of Common Shares on the Toronto Stock Exchange (“TSX”) on those dates (C$9.66 and C$13.52, respectively).

(5)

“Market or Payout Value” represents value (expressed in Canadian dollars) of vested RSUs not paid out or distributed and determined by multiplying the number of RSUs held by each Nominee as of February 28, 2019 for 2019 and as of March 1, 2018 for 2018, by the closing price of Common Shares on the TSX on those dates (C$9.66 and C$13.52, respectively).

(6)

Expressed in Canadian dollars and determined by multiplying number of Common Shares, DSUs and RSUs held by each Nominee as of February 28, 2019 for 2019 and as of March 1, 2018 for 2018 by closing price of Common Shares on TSX on those dates (C$9.66 and C$13.52, respectively).

(7)

Effective May 2, 2018, director share ownership guidelines were updated to require each independent director to purchase Common Shares or hold DSUs or Director RSUs received pursuant to the Director DSU Plan or Director RSU Plan, respectively, with an aggregate value of at least three times his or her annual director compensation (excluding Committee Chair retainer) by the later of: (i) December 31, 2018; or (ii) the fifth anniversary of the director joining the Board. Prior to May 2, 2018, the director share ownership guidelines required each director, other than the CEO, within three years following the individual becoming a director, to purchase Common Shares or hold DSUs totaling in number at least three times the annual grant of DSUs which the director receives in his or her capacity as a director pursuant to the Director DSU Plan. See “Director Compensation” for more information. Dollar values indicate value of minimum number of Common Shares/DSUs and RSUs in Canadian dollars as at February 28, 2019. Mr. Suttles is subject to executive share ownership guidelines and has achieved his required share ownership level. Please see page 65 for more information. As of February 28, 2019, each of our directors meets the ownership requirements set out in the current guidelines except for Ms. McKenzie, who is required to be in compliance by March 15, 2020.

(8)

In addition to serving as Chair of the NCG Committee, Mr. Woitas serves as ex officio, non-voting member of all other Committees. As ex officio non-voting member, Mr. Woitas attends Committee meetings as his schedule permits and may vote when necessary to achieve a quorum.

(9)

Mr. Mayson was a director of Endurance Energy Ltd. (“Endurance”) from March 2012 until his resignation in December 2015. Ms. McKenzie was a director of Endurance from November 2008 until her resignation in March 2016. On May 30, 2016, Endurance obtained an Initial Order under the Companies’ Creditors Arrangement Act (“CCAA”) seeking a stay of proceedings and other relief provided under the CCAA. On July 4, 2017, FTI Consulting Canada Inc., Endurance’s court-appointed monitor, sought and obtained an order approving, among other things, a final distribution to Endurance’s lenders and a termination of CCAA proceedings.

(10)

Mr. Fowler has been a director of PG&E Corporation since March 2012. On January 29, 2019, PG&E Corporation and its primary operating subsidiary, Pacific Gas and Electric Company, filed petitions to reorganize under Chapter 11 of the U.S. Bankruptcy Code.

(11)	Mr. Nance and Mr. Ricks were appointed to the Board effective February 13, 2019, following completion of the Company’s acquisition of Newfield.

 Board and Committee Governance

Board Leadership Structure

Our Board leadership framework consists of an independent Chairman of the Board, independent Committee Chairs and active engagement by all directors. The Board believes this structure encourages effective balance between a strong and coordinated Board with effective risk management oversight.

Independent Chairman of the Board

The Board believes Encana is best served by separating the roles of the Chairman of the Board and CEO. The Chairman of the Board must be an independent Board member and is appointed by the remaining independent directors. The Chairman of the Board is responsible for leading and ensuring the effective functioning of the Board as a whole, while serving as primary liaison with our CEO, Mr. Suttles. Our current Chairman of the Board, Clayton H. Woitas, is a non-executive, independent director, and has served in this capacity since July 2013.

Duties and Responsibilities of the Chairman of the Board

Responsibilities of the Chairman of the Board include the following:

•	ensure effective functioning and overall operation of the Board;

•	facilitate the active participation and encourage perspective of all directors;

•	serve as liaison between the independent directors, the CEO and management;

•	assist Committee Chairs in fulfilling their designated roles and responsibilities to the Board;

•	lead and oversee the Board’s annual Board and Committee effectiveness and director evaluation process;

•	monitor and coordinate with management on corporate governance issues and developments;

•	consult and communicate with shareholders as appropriate;

•	attend all Committee meetings (as his or her schedule permits);

•	call meetings of the independent directors; and

•	perform such other functions as the Board or other independent directors may request.

Position Descriptions

The Board has approved position descriptions for the Chairman of the Board, Committee Chairs and CEO. These are available on our website at www.encana.com.

Director Orientation

The NCG Committee is responsible for director orientation and the continued education and evaluation of existing directors. Encana’s director orientation provides new directors with detailed information on Encana’s strategy, assets and operations, financial information and culture, and the role and expectations of the Board and its Committees. Directors are provided with access to orientation materials and Encana’s policies and governance practices via an online director portal. New directors are encouraged to meet directly with the Chairman of the Board, other independent directors and the CEO.

Directors are provided regular opportunities to interact with management and key personnel on an informal basis. At Board and Committee meetings, such interaction includes review and discussion of key financial, operational and industry matters. Informally, such opportunities are provided at director education or Board social events scheduled by management immediately following regular Board meetings. Board and Committee meetings alternate between Encana’s offices in Canada and the United States, and directors participate in annual field tours of key operations in each country.

Director Attendance

Directors are expected to attend each meeting of the Board and Committee which he or she is a member. In 2018, Encana held five regularly scheduled Board meetings, four special meetings and 20 Committee meetings. Overall combined director attendance at Board and Committee meetings in 2018 was 98 percent. All directors attended the 2018 annual meeting of shareholders. Individual director attendance is included in the “Director Nominee Profiles” beginning on page 13.

Executive Sessions

The independent directors meet without management present during executive (or “in-camera”) sessions at each regularly scheduled Board and Committee meeting. Independent sessions are presided over by the Chairman of the Board or respective Committee Chair, as applicable. Independent advisors to the Board or its Committees, such as the compensation advisor to the HRC Committee, FW Cook, may also be invited by the Chairman of the Board or respective Committee Chair to attend all or a portion of an executive session. In 2018, there were six Board meetings and 18 Committee meetings that held executive sessions.

Continuing Education

Continuing education provides directors an opportunity to enhance their understanding of our business and remain current on relevant or emerging corporate governance issues. Board materials provided in advance of each regularly scheduled meeting include detailed director pre-reading and background analyses. Analyses on emerging industry, regulatory and governance matters are regularly provided at Board and Committee meetings.

Encana supports continuing director education through individual paid subscriptions to leading national director education associations in the U.S. and Canada. Through these memberships, directors receive access to continuing education resources and are encouraged to attend conferences, seminars and webinars on board governance and related industry matters. Examples of continuing education sessions attended by Board members and/or hosted by Encana in 2018 include:

•	Continuing education and seminars via the Institute of Corporate Directors (Canada) and National Association of Corporate Directors (U.S.);

•	Quarterly updates on the Company’s operations;

•	Quarterly overviews of enterprise risks, including formal enterprise risk management report;

•	Quarterly management overviews of key initiatives and risk management processes, including in respect of treasury, tax, audit, corporate risk management and litigation;

•	Regular market fundamentals overviews, including in respect of commodity price, basis differentials, geopolitical and other macro environmental considerations and risks; and

•

Regular analysis and review presentations for all independent directors on key executive compensation matters, including key compensation governance matters, by management and the HRC Committee’s independent compensation consultant.

Succession Planning

The Board, HRC Committee and NCG Committee are actively involved in the Company’s succession planning processes. Succession planning for directors, including the Chairman of the Board and Committee Chairs, is the responsibility of the NCG Committee. Succession planning for the CEO and ELT members is reviewed annually by the HRC Committee and entire Board. The HRC Committee annually assesses the Company’s overall organizational leadership and talent development framework, including succession planning program.

Encana has a robust succession planning framework which assesses the competencies, experience, leadership capabilities and development opportunities of each succession candidate. Succession planning and professional development is directed at all levels of the organization to maintain a strong pipeline of high performing talent to execute on our strategic objectives over the long term.

Other Board Memberships and Interlocks

Several Nominees are also directors of other reporting issuers. The Board does not impose express limits on the number of other public company boards upon which our directors may serve. Expectations and time commitments of Board members are, however, discussed by the Chairman of the Board with prospective candidates, and incumbent directors on an ongoing basis. The respective board memberships of each Nominee are found under “Director Nominee Profiles” beginning on page 13.

The Board does not have a formal policy on interlocking directorships, however the NCG Committee considers it good governance to avoid interlocking relationships, if possible. No Nominee sits on the same board of directors of any other reporting issuer.

Independent Advisors

The Board and its Committees retain independent financial, legal, compensation and other advisors as it considers appropriate to assist in the discharge of its duties. To assist in its oversight of Encana’s executive compensation program, the HRC Committee has retained FW Cook, an independent compensation consultant, to provide advice and perspective to both the Committee and the Board.

Director Selection Process

The NCG Committee is responsible for identifying prospective director candidates and recommending Committee membership (including potential Chairpersons) to the Board. When evaluating director candidates, the NCG Committee assesses the professional experience and personal attributes of each individual relative to the specific needs of the Board or Committee and its respective oversight responsibilities.

While the NCG Committee considers a range of individual attributes as part of its evaluation, it does not disproportionately weigh any single one. Individual candidates are assessed overall to ensure our Board comprises the necessary expertise, as well as a diversity of perspectives to discharge its duties. In this regard, the NCG Committee seeks to ensure our Board includes a complementary mix of professional expertise, backgrounds, geographic representation and personal experiences. The Committee also refers to our Director Skills and Experience matrix on page 12 and criteria contained in our Corporate Governance Guidelines, available at http://www.encana.com/about/board-governance/documents-filings.html.

Potential Board candidates may be referred to the NCG Committee by professional search firms, current directors, shareholders or other persons. The NCG Committee will consider candidates identified at regular or special meetings, or nominees recommended by shareholders in accordance with “Shareholder Proposals and Director Nominations” on page 74. Such nominees will be evaluated by the NCG Committee according to the same criteria, and in the same manner, as any other director nominee.

Board Composition

Our current Board composition is consistent with requirements found in our Articles and Corporate Governance Guidelines. Although the Board has no immediate plans to change its composition or increase its size beyond 12 directors, potential candidates will be evaluated in accordance with the considerations above. As the Board currently does not have term limits, the NCG Committee annually reviews each prospective nominee for re-election, as well as the current composition of the Board, to ensure each continues to meet Encana’s governance needs.

Board Committees

The Board has five standing committees to assist in carrying out its responsibilities:

•	Audit Committee

•	Corporate Responsibility, Environment, Health and Safety Committee

•	Human Resources and Compensation Committee

•	Nominating and Corporate Governance Committee

•	Reserves Committee

Each Committee is comprised solely of independent directors and chaired by an independent director. Special ad hoc committees may also be appointed by the Board from time to time for important matters.

The mandate and responsibilities of each Committee are summarized below. Written mandates for Committee Chairs and each standing Committee are available on Encana’s website at www.encana.com/about/board-governance/mandates-guidelines.html.

Audit Committee

At year-end 2018, the members of our Audit Committee were Bruce G. Waterman (Chairman), Margaret A. McKenzie, Suzanne P. Nimocks and Brian G. Shaw. If elected to the Board at the Meeting, Thomas G. Ricks will join the Audit Committee.

The Audit Committee is responsible for oversight of Encana’s internal financial control systems, including quarterly and annual financial reporting by management, Encana’s internal auditors and external auditors, and providing corresponding recommendations to the Board. In discharging its duties, the Audit Committee regularly meets in-camera (without management present) and with external auditors.

Independence and Financial Literacy

Each Audit Committee member must be independent and financially literate in accordance with applicable securities laws and stock exchange rules. All current members of our Audit Committee are both independent and financially literate.

The United States Securities and Exchange Commission (the “SEC”) requires the Board to annually determine if the Audit Committee includes at least one “audit committee financial expert” and, if so, to name such individual(s). For this purpose, an “audit committee financial expert” must have the following attributes:

•	an understanding of financial statements and generally accepted accounting principles;

•	ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

In 2018, the Board determined Ms. McKenzie and Mr. Waterman to be “audit committee financial experts” as defined by the SEC. The Audit Committee held five meetings in 2018. For further information about the Audit Committee, please see our Annual Report.

Corporate Responsibility, Environment, Health and Safety Committee

At year-end 2018, our CREHS Committee members were Peter A. Dea (Chairman), Fred J. Fowler, Howard J. Mayson and Lee A. McIntire. If elected to the Board at the Meeting, Steven W. Nance will join the CREHS Committee.

The CREHS Committee oversees Encana’s EH&S, corporate responsibility and government relations matters, including related policies, practices and reporting. The Committee also oversees Encana’s business conduct and ethics program, including its Business Code of Conduct, compliance training, investigations and integrity hotline reporting. The CREHS Committee held three meetings in 2018.

Human Resources and Compensation Committee

At year-end 2018, the members of our HRC Committee were Suzanne P. Nimocks (Chairperson), Fred J. Fowler, Lee A. McIntire, Margaret A. McKenzie and Bruce G. Waterman. If elected to the Board at the Meeting, Thomas G. Ricks will join the HRC Committee.

The HRC Committee is responsible for oversight of Encana’s executive compensation program. Responsibilities of the HRC Committee include reviewing and recommending to the Board, for approval:

•	annual compensation for the CEO and ELT members;

•	annual performance goals relevant to compensation for the CEO and ELT members and evaluating executive performance relative to such goals;

•	performance metrics for the Company’s annual bonus and long-term incentive plans; and

•	succession planning for the CEO and ELT members.

In addition to the above, the HRC Committee is responsible for evaluating and approving the compensation and performance peer groups used for benchmarking purposes under our executive compensation program, as well as monitoring executive equity ownership under our share ownership guidelines.

The HRC Committee retains an independent advisor to provide advice and perspective on executive compensation matters. The advisor reports directly to the HRC Committee Chairperson and performs no services on behalf of management. For more information, see “Independent Compensation Advisor” on page 62.

Each of our HRC Committee members qualify as “Non-Employee Directors” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as “outside directors” as defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. The HRC Committee held four regularly scheduled meetings and two special meetings in 2018.

HRC Committee: Interlocks and Insider Participation

During 2018, no HRC Committee member: (i) is a current or was a former officer or employee of Encana or any of its subsidiaries; or (ii) had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of Encana’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on Encana’s Board or HRC Committee during 2018.

Compensation Risk

Compensation-related risk is mitigated by the Board and HRC Committee using a structured decision-making process and program safeguards. All compensation matters impacting our executive officers, including the CEO, are subject to review and approval by the independent members of our Board.

To ensure our program does not encourage our executives to take unnecessary risks that could materially adversely impact the Company, the HRC Committee conducts annual compensation risk assessments. These assessments are reviewed and/or conducted by the HRC Committee’s independent compensation consultant. The most recent risk assessment of our compensation program and practices conducted in April 2018 recognized Encana’s strong governance practices and concluded “it was not reasonably likely the Company’s executive pay programs will have a material adverse impact on the Company, its business or its value”. More information regarding how the HRC Committee and the Board oversee compensation-related risk is found at “Compensation Risk Management” on page 64.

Nominating and Corporate Governance Committee

At year-end 2018, our NCG Committee members were Clayton H. Woitas (Chairman), Peter A. Dea, Howard J. Mayson, Suzanne P. Nimocks and Bruce G. Waterman.

The NCG Committee is responsible for providing oversight of corporate governance matters, monitoring regulatory developments, director recruitment and annual Board, Committee and director evaluation processes. The NCG Committee is responsible for reviewing and recommending director compensation to the Board for approval. The NCG Committee held three meetings in 2018.

Reserves Committee

At year-end 2018, the members of our Reserves Committee were Howard J. Mayson (Chairman), Peter A. Dea and Brian G. Shaw. If elected to the Board at the Meeting, Steven W. Nance will join the Reserves Committee.

The Reserves Committee oversees our internal qualified reserves evaluators, as well as independent qualified reserves evaluators or auditors (if any) retained to evaluate and audit management’s procedures for determining and reporting our oil and gas reserves and resources data. The Committee also reviews Encana’s annual reserves and resources estimates prior to public disclosure. The Reserves Committee held three meetings in 2018.

Policies and Standards

Policy on Majority Voting

A director who receives more “withhold” than “for” votes at the Meeting must immediately tender their resignation to the Board, even though they may be duly elected under applicable law. The NCG Committee will review and make a recommendation to the Board whether to accept or reject the director’s resignation, having regard to Encana’s best interests and any other relevant factors in the circumstances. Absent exceptional circumstances, the Board will accept the resignation, deemed effective upon acceptance. The director may not participate in Board (or NCG Committee) deliberations on the issue.

A decision will be reached by the Board regarding the matter within 90 days following the Meeting. If it accepts the resignation, the Board may appoint a new director to fill the vacancy in accordance with our Articles, the Company’s By-laws (“By-laws”) and applicable law. The Company will promptly issue a news release with the Board’s decision. If the Board determines not to accept the resignation, the news release will fully state the reasons for that decision.

The Policy on Majority Voting only applies to uncontested elections where the number of nominated directors equals the number of directors to be elected at the Meeting. In a contested election (where the number of nominated directors exceeds the number of directors to be elected), directors with the highest number of Common Shares voted in their favour will be elected to the available Board seats.

Business Code of Conduct

The Board and NCG Committee are responsible for overseeing our corporate governance approach. This includes developing appropriate practices to ensure the Board functions independently of management and applicable legal, regulatory and other compliance matters are effectively addressed. Canadian and U.S. regulatory and corporate governance developments are regularly monitored by the Board to ensure our policies and practices remain current and consistent with best practices.

Encana has a comprehensive Business Code of Conduct (the “Code”) and other corporate governance policies which apply to our directors, officers, employees and contractor personnel. Based on our Foundational Values of Safety, Trust, Integrity and Respect, the Code outlines Encana’s expectations in respect of ethical business conduct, ensuring legal and regulatory compliance and how to report suspected or actual wrongdoing.

Formal annual recommitment to the Code and its related policies is required each year. Regular and extensive in-person training on the Code and other key business ethics and compliance issues is also provided to staff in our office and field locations throughout the year.

Reporting of concerns by staff or the public of actual or potential violations of the Code or applicable law or policy is strongly encouraged, including through our 24-7 Integrity Hotline (the “Hotline”). The Hotline enables confidential or anonymous reporting, online or by telephone, of suspected illegal, unethical or improper conduct. Hotline reports are received by an external third party and directed to Encana’s Ethics & Compliance Team for investigation and handling. Investigation and Hotline activities are regularly reported by management to the CREHS Committee. Concerns involving accounting, internal accounting control, auditing or other financial irregularity are reported to the Audit Committee. Any material items or investigations are reported directly to the Board. In addition to monitoring compliance with the Code, the Board also regularly reviews audit procedures conducted by Encana’s internal audit team to assess compliance with the Code.

Any waivers of the Code in respect of any officer or director may only be approved by the Board and must be promptly disclosed as required by law. The Board has not waived any aspect of the Code to date, and we have never been required to make filings in accordance with securities laws regarding a departure from the Code. The Code is available at www.encana.com/pdf/about/board-governance/policies/business-conduct.pdf.

Disclosure Policy

Our Disclosure Policy reflects Encana’s commitment to timely, balanced and accurate public disclosure regarding our business affairs and activities. The Policy provides guidance regarding the disclosure of material information, authorized corporate spokespersons, and interactions with analysts, investors and the media to avoid selective disclosure. The Policy describes the role and responsibilities of our internal Disclosure Committee to oversee public disclosure matters. The Policy, which applies to all directors, officers, employees and contract personnel is available at www.encana.com/about/board-governance/policies.

Securities Trading and Insider Reporting Policy

Our directors, officers, employees and contractors are subject to our Securities Trading and Insider Reporting Policy. The Policy prohibits insider trading, establishes a regular blackout period schedule, outlines the trading restrictions and reporting obligations of Company insiders, and related obligations to stock exchanges and regulators.

The Policy expressly prohibits our directors, officers and employees from engaging in any form of equity monetization transactions (including the purchase of financial instruments to hedge or offset a decrease in value), as well as the following activities, involving Encana securities:

•	selling securities they do not own, have not fully paid for or have no right to own (engaging in a “short sale”);

•	selling a “call option” or buying a “put option”;

•	entering into equity monetization transactions involving any securities subject to the Company’s share ownership guidelines or that is the equivalent of “short selling”; and

•	entering into brokerage arrangements that might result in a sale at a time when he or she is not permitted to trade.

The Policy is available at www.encana.com/about/board-governance/policies.

Diversity

Encana believes a diversity of experience and perspective enhances the effectiveness of our Board and management by enabling broader identification and examination of potential opportunities, risks and potential impacts to our business. Encana actively considers diversity, including gender diversity, when identifying qualified candidates for leadership opportunities. Encana is proud of its long history of female representation on our Board and ELT, and our robust succession and leadership development processes, described below. Our commitment to consideration of diversity when evaluating director candidates is also expressly reflected in our Corporate Governance Guidelines.

Encana has a long history of strong representation of women on our Board. Since 2003, at least two of our Board members have been women. In 2018, 20 percent (or two) of our directors were women. For this Meeting, two of our Nominees are women.

At the executive level, three (or 43 percent) of our seven ELT members are women, each widely recognized for their professional accomplishments and industry contributions. Of our five NEOs, two (or 40 percent) are female executives occupying key executive leadership roles in our organization. Within Encana’s significant subsidiaries (disclosed in our Annual Report), approximately 63 percent of board positions and 47 percent of officer positions are held by women (as at December 31, 2018). Below the executive level, professional development for women is actively encouraged by Encana, including through our internal women’s network, targeted succession planning and formal mentoring programs.

Given our demonstrated commitment to diversity and related considerations in our appointment, hiring and promotion practices, we have not adopted a formal, standalone diversity policy or specific diversity targets for determining Board membership or executive appointments. Encana remains however committed to monitoring best practices and corporate governance developments in this area.

Director Compensation

Philosophy and Objectives

Our director compensation program is designed to reflect current market practices and enhance alignment with shareholder interests. Independent directors do not receive performance-based compensation, benefits or other perquisites from the Company. Mr. Suttles receives no compensation from Encana in his capacity as a director. Our directors are also subject to share ownership guidelines, as described below.

Director Compensation Structure

Prior to December 31, 2017, directors received an initial DSU grant upon joining the Board. As part of their annual compensation, directors also received a fixed number of DSUs. In lieu of cash, directors could also elect to receive all or a portion of their annual retainer as DSUs.

In 2018, directors received annual compensation of $225,000 ($400,000 for the Chairman of the Board), comprised of (i) 75 percent Director RSUs under the Director Restricted Share Unit Plan (“Director RSU Plan”); and (ii) 25 percent either cash or DSUs under the Director DSU Plan, at the director’s election.

Committee Chairs also receive a retainer of $10,000 (CREHS and Reserves Committees), $15,000 (HRC Committee) or $20,000 (Audit Committee) and are subject to the same 75/25 percent distribution. Mr. Woitas, Chairman of the Board, does not receive any additional fees in his capacity as NCG Committee Chair. In 2018, annual retainers were paid to our directors in quarterly installments. Annual retainers and any initial DSU grants are pro-rated for periods of partial service. If elected, DSUs are granted quarterly as units. Cash, if elected, is payable on a quarterly basis. This structure is reflected in the tables below.

Annual Retainer
Chairman of the Board	$400,000
Board Member	$225,000
Audit Committee Chair	$20,000
HRC Committee Chair	$15,000
Other Committee Chairs(1)	$10,000

Note:

(1)	Our Chairman of the Board, Mr. Woitas, receives no Committee Chair retainer for serving as Chair of the NCG Committee.

Name	2018 Director RSU Grants(1)
Peter A. Dea	16,215
Fred J. Fowler	15,525
Howard J. Mayson	16,215
Lee A. McIntire	15,525
Margaret A. McKenzie	15,525
Steven W. Nance	n/a
Suzanne P. Nimocks	16,560
Thomas G. Ricks	n/a
Brian G. Shaw	15,525
Bruce G. Waterman	16,905
Clayton H. Woitas	27,599

Note:

(1)	Director RSUs granted based on the five-day volume weighted average price (VWAP) of US$10.87 on the New York Stock Exchange (“NYSE”) immediately prior to the February 26, 2018 grant date.

Director RSUs are settled the earlier of three years from the grant date or retirement from the Board. Director RSUs are currently settled in cash, and subject to shareholder approval of the Omnibus Incentive Plan, may be settled in Common Shares.

Director DSU Plan

Although DSUs vest immediately, they cannot be redeemed until retirement from the Board. Redeemed DSUs are paid in cash, less applicable withholding taxes, with value determined by multiplying the number of DSUs by the current market value of a Common Share. For this purpose, market value is defined as the closing price of Common Shares on the day immediately prior to redemption. Directors may redeem DSUs all at once or in stages, provided they do so before the redemption deadline. Directors are credited with dividend equivalent DSUs whenever a dividend is paid on Common Shares. Information on the total number and market value of DSUs and the total market value of Common Shares and DSUs held by our directors is found in “Director Nominee Profiles” beginning on page 13.

Director Share Ownership Guidelines

To encourage alignment with shareholder interests, our independent directors must maintain an ownership stake in the Company. Each independent director is required to purchase Common Shares or hold DSUs or Director RSUs with an aggregate value of at least three times annual director compensation by the later of: (i) December 31, 2018; or (ii) the fifth anniversary of the director joining the Board. In the event of non-compliance solely due to share price decline, directors have one year to restore compliance. Our director share ownership guidelines are in the upper quartile for share ownership requirements among our Compensation Peer Group (on an absolute dollar value basis). Common Shares held directly or beneficially through a nominee and DSUs count towards the guidelines and compliance with the guidelines is evaluated on an annual basis.

Director Compensation Table

Annual compensation of our directors for the year ended December 31, 2018 is summarized in the following table.

Name	Fees Earned(1) ($)	75% Share Based Awards ($)	25% Cash/DSU ($)	All Other Compensation(2)(3) ($)	Total ($)
Peter A. Dea(4)	235,000	176,250	58,750	404	235,404
Fred J. Fowler	225,000	168,750	56,250	323	225,323
Howard J. Mayson	235,000	176,250	58,750	404	235,404
Lee A. McIntire(4)	225,000	168,750	56,250	404	225,404
Margaret A. McKenzie	225,000	168,750	56,250	404	225,404
Suzanne P. Nimocks(4)	240,000	180,000	60,000	404	240,404
Brian G. Shaw(4)	225,000	168,750	56,250	404	225,404
Douglas J. Suttles(5)	–	–	–	–	–
Bruce G. Waterman(4)	245,000	183,750	61,250	404	245,404
Clayton H. Woitas(4)	400,000	300,000	100,000	404	400,404

Notes:

(1)	Fees earned include annual Board and Committee retainers.
(2)	Represents cost of Company-provided life insurance coverage.
(3)

Amounts originally paid in Canadian dollars converted to U.S. dollars using exchange rate of C$1.00 = US$0.772, the average exchange rate for 2018, based on the daily buying rate published by the Bank of Canada.

(4)	Elected to receive all or a portion of fees in DSUs in lieu of cash.
(5)

Mr. Suttles receives no compensation in his capacity as a director. See “Incentive Plan Awards – Grants of Plan-Based Awards for 2018” on page 68 for Mr. Suttles’ grants of long-term incentive (“LTI”) awards as CEO.

Trading and Hedging Restrictions

Directors are subject to Encana’s governance policies and practices, including our Securities Trading and Insider Reporting Policy. The Policy prohibits directors from directly or indirectly engaging in certain transactions involving Encana securities, including DSUs granted under the Director DSU Plan. See “Board and Committee Governance – Securities Trading and Insider Reporting Policy” on page 27.

Director Independence and Related Person Transactions

Our Corporate Governance Guidelines, consistent with applicable securities laws and stock exchange rules, require the Board consist of a majority of independent directors. To determine whether a director is “independent”, the Board observes the following criteria:

•	the director must not have a disqualifying relationship as specified by applicable securities laws and stock exchange rules; and

•

the Board must affirmatively determine the director otherwise has no material relationship with the Company directly, or as an officer, shareholder or partner of an organization that has a relationship with the Company.

When determining director independence, the Board does not consider transactions:

•	with entities for which a director or immediate family member served only as a director or trustee;

•	of less than $120,000; and

•	with entities in which director’s or an immediate family member’s only interest is less than a 10 percent ownership interest.

The Board, assisted by the NCG Committee, annually reviews all relevant business relationships each director nominee and any person who served as a director during that year may have with the Company. Following its annual review, the Board determined none of the Nominees has a material relationship with the Company and, as a result, all Nominees (excluding the CEO) are independent.

All directors who serve as members of each of the Audit, HRC and NCG Committees are independent in accordance with applicable securities laws and stock exchange rules. SEC regulations and NYSE rules for listed companies require the Audit, HRC and NCG Committees meet additional independence criteria, all of which were satisfied during the 2018 fiscal year. Information regarding Encana’s definition of director independence is available at http://www.encana.com/about/board-governance/documents-filings.html.

Related Person Transaction Policy and Process

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and, as it relates to directors or shareholders who have an ownership interest in the Company of more than five percent, the amount involved exceeds $120,000, and in which any “Related Person” (as defined below) had, has or will have a direct or indirect material interest.

A “Related Person” means (i) a director, nominee director or executive officer of the Company, (ii) an immediate family member of a director, nominee director or executive officer or (iii) a beneficial holder of greater than five percent of the Common Shares or an immediate family member of such holder.

In general, the Company will enter into or ratify Related Person Transactions only when the Board, acting through the NCG Committee, determines that the Related Person Transaction is reasonable and fair to the Company. When considering whether a Related Person Transaction is reasonable and fair to the Company, among other things, the NCG Committee considers the evaluation of the transaction by employees directly involved and the recommendation of the Chief Financial Officer. In addition, any Related Person Transaction involving an executive officer must be pre-approved by the CEO and any Related Person Transaction involving the CEO or a beneficial owner of more than five percent of the outstanding Common Shares must be submitted to the Audit Committee for approval. If a Related Person Transaction is ongoing, any amendments or changes are reviewed and the transaction is reviewed annually for reasonableness and fairness to the Company.

To identify potential Related Person Transactions, directors and officers must complete annual questionnaires and annually verify information about (i) where the director is an employee, director or executive officer, (ii) each entity where an immediate family member of a director is an executive officer, (iii) each firm, corporation or other entity in which the director or an immediate family member is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest and (iv) each charitable or non-profit organization where the director or an immediate family member is an employee, executive officer, director or trustee.

Any Related Person Transaction would be reviewed on an ongoing basis by the Audit Committee to identify and prevent any conflict of interest.

Security Ownership of Certain Beneficial Owners and Management

Ownership of Equity Securities of the Company

The following table provides information regarding beneficial ownership of Common Shares by each director, each individual named in the Summary Compensation Table on page 66, and the directors and executive officers as a group, all as of February 28, 2019. Unless otherwise noted, voting power and investment power in Common Shares are exercisable solely by the named person and no Common Shares were pledged as security by such person.

Name of Beneficial Owner	Aggregate Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares[5]
Sherri A. Brillon	145,900	*
Peter A. Dea	34,303	*
Fred J. Fowler	25,000	*
David G. Hill	43,801	*
Howard J. Mayson	45,488	*
Michael G. McAllister	40,167	*
Lee A. McIntire	60,800	*
Margaret A. McKenzie	22,000	*
Steven W. Nance	98,146	*
Suzanne P. Nimocks	15,684	*
Thomas G. Ricks	196,157	*
Brian G. Shaw	20,000	*
Douglas J. Suttles	188,793	*
Bruce G. Waterman	200,000	*
Clayton H. Woitas	389,390	*
Renee E. Zemljak	32,722	*
All Directors and executive officers as a group[6]	1,613,009	*

*	Less than 1 percent of issued and outstanding Common Shares.

Principal Shareholders

The table below provides the number of Common Shares held by persons known by the Company to be the beneficial owners of more than five percent of issued and outstanding Common Shares, as of February 28, 2019.

Name and Address		Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Shares
1	Wellington Management Group LLP c/o Wellington Management Company LLP, 280 Congress St., Boston MA 02210	107,083,582	11.24%
2	Causeway Capital Management LLC 11111 Santa Monica Blvd., 15th Floor, Los Angeles, CA 90025	90,161,289	9.47%

(1)	Information based upon a Schedule 13G/A filing on February 11, 2019, available at www.sec.gov.
(2)	Information based upon a Schedule 13G/A filing on February 14, 2019, available at www.sec.gov.

[5]

Share units credited under the Director DSU Plan are not included as outstanding Common Shares in calculating these percentages. Unvested performance share units (“PSUs”) and RSUs that may be settled in Common Shares upon vesting are also not included.

[6]	Included are Common Shares beneficially owned by unlisted executive officers Joanne Alexander (32,625) and Mike Williams (22,033).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership of the Common Shares with the SEC. SEC regulations require executive officers, directors and greater than 10 percent shareholders to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based on a review of such forms, the Company believes that all Section 16(a) filing requirements were timely met during the fiscal year ended December 31, 2018, except that the Form 4 filed by Lee A. McIntire on February 4, 2019 reported one late transaction.

As a matter of practice, the Company’s administrative staff assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC.

Indebtedness of Directors and Executive Officers

As at the date of this Proxy Statement, there is no, and has not been since January 1, 2018, any, indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by, the Company or its subsidiaries to any of the Company’s current or former directors (including the Nominees) or executive officers or any of their associates.

Audit Matters

Report of the Audit Committee

The Audit Committee operates under an Audit Committee Mandate adopted by the Board that outlines its responsibilities and practices, available at www.encana.com/pdf/about/board-governance/mandate-audit.pdf. The Audit Committee reviews and assesses the adequacy of its mandate on an annual basis and, when appropriate, recommends to the Board, for approval, changes that reflect the Audit Committee’s evolving role. In 2018, the Audit Committee was composed of four directors, each of whom is independent as defined by applicable securities laws and stock exchange rules and that at least one member is an “audit committee financial expert”.

Responsibilities

Management is responsible for preparing the Company’s consolidated financial statements, managing accounting and financial reporting processes, devising and maintaining systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting. The Audit Committee’s primary responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

Oversight of Independent Auditors

The Audit Committee monitors the qualifications, performance and independence of the Company’s independent auditors and recommends to the Board on an annual basis whether to propose the reappointment of the Company’s current independent auditors at the next annual meeting of shareholders or propose the appointment of another auditor. PricewaterhouseCoopers LLP were the Company’s independent auditors for the year ended December 31, 2018 and, subject to an affirmative majority of the votes duly cast at the Meeting, will be reappointed in such capacity at the Meeting until the close of the next annual meeting of shareholders.

The Audit Committee has discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received written disclosures and the letter from the independent auditors required by the PCAOB regulating the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company’s management and the Company as well as whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence.

2018 Audited Consolidated Financial Statements

The Audit Committee has reviewed and discussed together with management and the independent auditors the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the independent auditors’ audit of the Company’s internal controls over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

The Audit Committee
Bruce G. Waterman, Chairman
Margaret A. McKenzie
Suzanne P. Nimocks
Brian G. Shaw

Item 2. Appoint PricewaterhouseCoopers LLP as Independent Auditors

The Audit Committee has authority and responsibility to review and evaluate the Company’s independent auditors and to recommend to the Board whether to propose the reappointment of such auditors at the Meeting, or regarding the discharge of such auditors, if necessary, and to recommend alternate independent auditors. Subject to applicable law and the rights of shareholders, the Audit Committee is also responsible for compensation, retention and general oversight of the work of the independent auditors.

Shareholders are being asked to appoint PwC, a registered public accounting firm, to serve as the Company’s independent auditors until the close of the next annual meeting of shareholders. PwC (including its predecessors) has served as the Company’s independent auditors for over 10 years.

Annual Evaluation and Selection of Independent Auditors

The Audit Committee annually evaluates the performance of the Company’s independent auditors, including the senior audit engagement team, and recommends to the Board whether to propose the reappointment of the current independent auditors at the Meeting or to consider other audit firms. Factors considered by the Audit Committee in deciding whether to recommend to the Board retaining PwC include:

•	PwC’s independence;
•	PwC’s global capabilities;
•	PwC’s technical expertise and knowledge of the Company’s global operations and industry;
•	Quality and candor of PwC’s communications with the Audit Committee and management;
•

Quality and efficiency of services provided by PwC, including input from management on PwC’s performance and how effectively PwC demonstrated its independent judgment, objectivity and professional skepticism;

•	External data on audit quality and performance, including recent PCAOB reports on PwC and its peer firms; and
•	Appropriateness of PwC’s fees, PwC’s tenure as independent auditor, including benefits of a longer tenure, and controls and processes in place to help ensure PwC’s continued independence.

Audit Fees and All Other Fees

The Audit Committee is responsible for approving audit and permissible non-audit services provided by the independent auditors and associated fees. The following table provides information about fees for audit and other services rendered by PwC during fiscal years 2018 and 2017.

(C$ thousands)	2018	2017
Audit Fees(1)	2,858	2,897

Audit-Related Fees(2)	401	205

Tax Fees(3)	292	264

All Other Fees(4)	6	5
Total	3,557	3,371

Notes:

(1)

Audit fees consist of fees for the audit of the Company’s annual financial statements (including required quarterly reviews), subsidiary audits, or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as Audit Fees. During fiscal 2018 and 2017, the services provided in this category included reviews in connection with acquisitions and divestitures, research of accounting and audit-related issues, review of new accounting standards, preparation of quarterly French translations, review of reserves disclosures and other regulatory filings.

(3)

Tax fees consist of fees for tax compliance services, tax advice and tax planning. During fiscal 2018 and 2017, the services provided in this category included assistance and advice in relation to the preparation of corporate income tax returns.

(4)

During fiscal 2018 and 2017, the services provided in this category included the payment of maintenance fees associated with a research tool that grants access to a comprehensive library of financial reporting and assurance literature.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded the provision of such services by PwC was compatible with the firm’s independence in conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

The Company did not rely on the de minimis exemption provided by Section (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X in 2018 or 2017.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditors prior to the receipt of such services. The Company has adopted policies and procedures with respect to the pre-approval of audit and permitted non-audit services to be provided by PwC. The Audit Committee has established a budget for the provision of a specified list of audit and permitted non-audit services that the Audit Committee believes to be typical, recurring or otherwise likely to be provided by PwC. The budget generally covers the period between the adoption of the budget and the next meeting of the Audit Committee, but at the option of the Audit Committee it may cover a longer or shorter period. The list of services is sufficiently detailed as to the particular services to be provided to ensure that: (i) the Audit Committee knows what services it is being asked to pre-approve; and (ii) it is not necessary for any member of management to make a judgment as to whether a proposed service fits within the pre-approved services.

Subject to the next paragraph, the Audit Committee has delegated authority to the Chair of the Audit Committee (or if the Chair is unavailable, any other member of the Committee) to pre-approve provision of permitted services by PwC which have not otherwise been pre-approved by the Audit Committee, including the fees and terms of the proposed services (“Delegated Authority”). All pre-approvals granted pursuant to Delegated Authority must be presented by the member(s) who granted the pre-approvals to the full Audit Committee at its next meeting. The fees payable in connection with any particular service to be provided by PwC that has been pre-approved pursuant to Delegated Authority: (i) may not exceed C$200,000, in the case of pre-approvals granted by the Chair of the Audit Committee; and (ii) may not exceed C$50,000, in the case of pre-approvals granted by any other member of the Audit Committee.

All proposed services, or the fees payable in connection with such services, that have not already been pre-approved must be pre-approved by either the Audit Committee or pursuant to Delegated Authority. Prohibited services may not be pre-approved by the Audit Committee or pursuant to Delegated Authority.

Other Information

One or more representatives of PwC will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Approval

The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires an affirmative majority of the votes duly cast at the Meeting.

The Board Recommends You Vote “FOR” for the Appointment of PricewaterhouseCoopers LLP as Independent Auditors of the Company until the Close of the Next Annual Meeting of Shareholders

Special Business of the Meeting

Item 3. Amend and Reconfirm the Company’s Shareholder Rights Plan

Encana adopted a shareholder rights plan (the “Rights Plan”) effective July 30, 2001, which has been amended and restated several times. The Rights Plan was last reconfirmed and approved at Encana’s annual meeting of shareholders held May 3, 2016.

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, approve an ordinary resolution to amend and reconfirm the Rights Plan (the “Rights Plan Resolution”). The text of the Rights Plan Resolution and summary of proposed amendments are described below. To be amended and continue in effect after the Meeting, the Rights Plan Resolution must be approved by a simple majority of votes (50 percent plus one) cast by shareholders at the Meeting. If the Rights Plan Resolution is not passed, the Rights Plan will terminate on April 30, 2019. If the Rights Plan Resolution is passed, the Rights Plan will require reconfirmation by Encana’s shareholders at the 2022 annual meeting of shareholders.

Proposed Amendments

Proposed amendments to the Rights Plan are intended to conform to reflect certain governance practices and recommendations provided by shareholder proxy advisory firms, and other amendments of a general housekeeping nature. The proposed amendments update the Rights Plan by:

•

amending the definition of “Acting Jointly or in Concert” to remove the reference in such definition to a similar definition found in Multilateral Instrument 62-104 Take-Over Bids and Issuer Bids (“MI 62-104”);

•

replacing all remaining references to MI 62-104 with references to National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”), which replaced MI 62-104 upon the adoption of a harmonized take-over bid regime for all Canadian jurisdictions in 2016;

•

amending the definition of “Competing Permitted Bid” to clarify that Common Shares tendered pursuant to such a bid cannot be taken up until the close of business on the later of (i) the earliest date on which Common Shares may be taken up under any other Permitted Bid (as defined in the Rights Plan) or Competing Permitted Bid then in existence; and (ii) the last day of the minimum initial deposit period prescribed for such a bid by NI 62-104; and

•	making certain additional conforming, technical and administrative amendments to correct typographical errors and ensure consistency and clarity among provisions.

The amendments to the Rights Plan are not proposed in response to or in anticipation of any acquisition or take-over bid that is known to the management of the Company, nor is the Rights Plan, as it is proposed to be amended, intended to prevent a take-over of the Company, to secure the continuance of current management and directors of the Company in office, or to deter fair offers for the Common Shares.

The purpose and principal terms of the Rights Plan, including the proposed amendments, are set forth in Schedule B to this Proxy Statement. A copy of the Rights Plan, as proposed to be amended, may be obtained by contacting the Corporate Secretary at (403) 645-2000 or by fax at (403) 645-4617, and will be available on Encana’s website at www.encana.com.

Approval

The Board Recommends You Vote “FOR” for the Rights Plan

The Board has determined that the proposed continuation and amendment and restatement of the Rights Plan is in the best interests of Encana and its shareholders. Unless otherwise instructed, the persons designated in the proxy form and the voting information form intend to vote FOR the Rights Plan Resolution below. The text of the Rights Plan Resolution, subject to such amendments, variations or additions as may be approved at the Meeting, is set forth below:

“RESOLVED AS AN ORDINARY RESOLUTION OF THE HOLDERS OF COMMON SHARES that:

1.

The shareholder rights plan (“Rights Plan”) of Encana Corporation (the “Corporation”), including the amendments thereto, be confirmed, and the Amended and Restated Shareholder Rights Plan Agreement to be dated as of April 30, 2019 between the Corporation and AST Trust Company (Canada) (successor to CIBC Mellon Trust Company), which amends and restates the Amended and Restated Shareholder Rights Plan Agreement dated May 3, 2016, and continues the rights issued thereunder, be and is hereby ratified, confirmed and approved.

2.

Any director or officer of the Corporation is authorized and directed for and on behalf of the Corporation (whether under its corporate seal or otherwise) to enter into, to execute and deliver all such instruments, agreements, corollary agreements and documents, including all notices, consents, applications, acknowledgements, certificates and other instruments (herein the “Instruments”) and do, or cause to be done, all such other acts and things (herein “Acts”) as may be necessary for the purpose of giving effect to the foregoing resolutions or to comply with any Instrument or Act, and such Instruments and Acts authorized and approved by these resolutions shall constitute valid and binding obligations of the Corporation, and the performance by the Corporation under such Instruments and pursuant to such Acts is hereby authorized.”

Item 4. Approve the Omnibus Incentive Plan

On February 13, 2019, the Board adopted, subject to shareholder approval, the Omnibus Incentive Plan. The Omnibus Incentive Plan is a long-term incentive plan that permits the grant of stock options (“Stock Options”), stock appreciation rights (“SARs”), RSUs, PSUs, restricted stock (“Restricted Stock”) and other share-based awards (“Other Share-Based Awards”) to directors, officers and employees of the Company and its affiliates, as well as prospective directors, officers and employees who have accepted offers of employment or directorship from the Company or its affiliates (collectively, the “Eligible Individuals”).

The Omnibus Incentive Plan is designed to, among other things, promote a proprietary interest in the Company among Eligible Individuals and to align the interests of such individuals with the interests of shareholders. The Omnibus Incentive Plan, if approved, will also help to streamline the administration of long-term incentive awards, as all new awards granted by the Company will be governed by a single plan.

A complete copy of the Omnibus Incentive Plan is attached to this Proxy Statement as Schedule A, and a summary of the principal terms of the Omnibus Incentive Plan is set forth below. A summary of certain U.S. and Canadian federal income tax consequences to Eligible Individuals and to the Company of Awards (as defined below) granted under the Omnibus Incentive Plan is provided in Schedule E to this Proxy Statement.

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, approve an ordinary resolution approving the Omnibus Incentive Plan (the “Omnibus Incentive Plan Resolution”). If the Omnibus Incentive Plan Resolution is passed the Omnibus Incentive Plan will replace the Encana Corporation Employee Stock Appreciation Rights Plan, the Performance Share Unit Plan for Employees of Encana Corporation, the Restricted Share Unit Plan for Employees of Encana Corporation, the Restricted Share Unit Plan for Directors of Encana Corporation and the Encana Corporation Employee Stock Option Plan (the “ESOP”, and together with the foregoing plans, the “Prior Plans”) in respect of future awards, and no new awards will be granted under such Prior Plans. Outstanding awards granted under the Prior Plans will continue to be governed by the terms of such plans until such awards are exercised, expire, or are otherwise terminated or cancelled, with the exception of 1,623,491 RSUs and 2,016,468 PSUs at target (corresponding to 4,032,936 PSUs at maximum) granted in 2018 to certain employees and directors of the Company, which are proposed to be amended to become subject to and settled pursuant to the terms of the Omnibus Incentive Plan, pending shareholder approval at the Meeting.

In addition, subsequent to the Board’s adoption of the Omnibus Incentive Plan, the Company granted an aggregate of ● Stock Options (together with tandem SARs), ● SARs, ● RSUs and ● PSUs at target (corresponding to ● at maximum) to Eligible Individuals in March 2019. Further details about these prior grants are provided in the table included below under the heading “New Plan Benefits”. Each of the above-described 2018 RSU and PSU grants and the March 2019 grants are intended to be governed by and subject to the Omnibus Incentive Plan, but if the Company’s shareholders do not approve the Omnibus Incentive Plan and the grant of these awards under that plan at the Meeting, these awards will remain outstanding and instead be amended to become subject to and governed by the applicable Prior Plan. These awards cannot be exercised or settled under the terms of the proposed Omnibus Incentive Plan (i.e., settled with Common Shares in the case of RSUs and PSUs) until such time that shareholders of the Company have approved and ratified the Omnibus Incentive Plan and these grants.

The 2018 RSU and PSU grants that are subject to shareholder ratification at the Meeting consist of: (i) 1,623,491 RSUs (including 156,575 Director RSUs); and (ii) 2,016,468 PSUs at target (corresponding to 4,032,936 PSUs at maximum). The March 2019 grants that are subject to shareholder ratification at the Meeting consist of: (i) ● Stock Options; (ii) ● RSUs (including ● Director RSUs); and (iii) ● PSUs at target (corresponding to ● PSUs at maximum). The RSU and PSU grants that are proposed to be ratified at the Meeting contemplate a cliff vesting date three years from the grant date, except Director RSU grants contemplate immediate vesting followed by settlement on the third anniversary of the grant date or upon the applicable director’s retirement from the Board (whichever occurs first). The Stock Option grants that are proposed to be ratified at the Meeting contemplate vesting over a period of three years, with 30 percent of each such grant vesting on the first anniversary of the grant date, an additional 30 percent vesting on the second anniversary of the grant date, and the final 40 percent vesting on the third anniversary of the grant date. The exercise price applicable to such Stock Option grants, being $●, was determined on the grant date based on the volume-weighted average price of a Common Share on the TSX for the five trading days immediately prior to the grant date.

In connection with the proposed Omnibus Incentive Plan, the Board is seeking approval for 30,000,000 Common Shares to be made available for issuance pursuant to awards granted under the Omnibus Incentive Plan, which number includes all Common Shares which may be issued on the settlement of the 2018 RSU and PSU awards described above and on the exercise or settlement of Stock Options (together with tandem SARs), SARs, RSUs and PSUs granted in March 2019, all of which are proposed to be governed by the terms of the Omnibus Incentive Plan. Common Shares issued pursuant to awards granted under the Omnibus Incentive Plan that expire, or are terminated, forfeited or cancelled, will again be available for issuance pursuant to awards subsequently granted under the Omnibus Incentive Plan. The number of Common Shares available for issuance pursuant to awards granted under the Omnibus Incentive Plan will be subject to adjustment in the event of a share split, share dividend, reverse share split, reorganization, share combination, recapitalization or similar event affecting the capital structure of the Company.

New Plan Benefits1

The awards that have been granted as of the date of this Proxy Statement that are governed, or proposed to be governed, by the Omnibus Incentive Plan are included in the table below. The additional benefits or amounts that will be received by or allocated to each of the individuals and groups listed in the table below in the future are not presently determinable.

Name and Position	Dollar value ($)[2]	Number of units[3]
Doug Suttles President and Chief Executive Officer	●	●[4]

Sherri Brillon Executive Vice President & Chief Financial Officer	●	●[5]

Michael McAllister Executive Vice President & Chief Operating Officer	●	●[6]

David Hill Executive Vice President, Exploration & Business Development	●	●[7]

Renee Zemljak Executive Vice President, Midstream, Marketing & Fundamentals	●	●[8]

Executive Officer Group[9]	●	●[10]

Non-Executive Director Group[11]	●	●

Non-Executive Officer Employee Group[12]	●	●[13]

Notes:

(1)

This table includes (i) RSUs and PSUs granted in 2018 to certain employees and directors of the Company, which are proposed to be amended to become subject to and settled pursuant to the terms of the Omnibus Incentive Plan, pending shareholder approval at the Meeting, and (ii) Stock Options (together with tandem SARs), SARs, RSUs and PSUs granted to Eligible Individuals in March 2019 under the Omnibus Incentive Plan, pending shareholder approval at the Meeting.

(2)

Represents grant date fair value, based on the volume-weighted average price of a Common Share on the NYSE or TSX, as specified in the applicable grant agreement, during the five trading days prior to the March ●, 2019 grant date (C$● or US$●) and February 26, 2018 grant date (C$13.76 or US$10.87) as applicable. Amounts awarded in Canadian dollars have been converted to U.S. dollars using the Bank of Canada exchange rate on the applicable grant date.

(3)

Represents number of Common Shares underlying the applicable award. Number of Common Shares underlying PSUs are included at the target level; actual number of Common Shares deliverable based on actual performance may equal up to 200% of the target number.

(4)	Includes ● Stock Options with an exercise price of $●.
(5)	Includes ● Stock Options with an exercise price of $●.
(6)	Includes ● Stock Options with an exercise price of $●.
(7)	Includes ● Stock Options with an exercise price of $●.
(8)	Includes ● Stock Options with an exercise price of $●.
(9)	Includes all seven executive officers, including the NEOs listed individually in the table above.
(10)	Includes ● Stock Options with an exercise price of $●.
(11)	Includes all eleven directors who are not executive officers, each of whom is a Nominee for election as a director.
(12)	Includes approximately ● Eligible Individuals.
(13)	Includes ● Stock Options with an exercise price of $●.

Description of the Omnibus Incentive Plan

The purpose and principal terms of the Omnibus Incentive Plan are summarized below. This summary does not purport to be a complete description of the Omnibus Incentive Plan and is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan, a copy of which is included at Schedule A to this Proxy Statement.

Purpose

The Omnibus Incentive Plan is designed to, among other things, promote a proprietary interest in the Company among Eligible Individuals and to align the interests of such individuals with the interests of shareholders through the issuance of long-term incentive awards, including Stock Options, SARs, PSUs, RSUs, Restricted Stock and Other Share-Based Awards (each, an “Award” and collectively the “Awards”).

Eligibility

Awards may be granted under the Omnibus Incentive Plan to Eligible Individuals. A Stock Option designated as an “incentive stock option” under the applicable grant agreement may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986 (the “Code”)).

Administration

The Omnibus Incentive Plan will be administered by the HRC Committee or another committee of the Board consisting of at least two directors (such administering body to be referred to in this section as the “Committee”). The Committee has absolute authority to determine the Eligible Individuals to whom Awards may be granted, and to establish the terms, conditions and limitations of each Award (subject to the terms of the Omnibus Incentive Plan and the applicable provisions of the Code), including without limitation, the type and amount of an Award, the number of Common Shares subject to an Award, the exercise price, any vesting conditions, restrictions or limitations attaching to an Award (including any performance criteria to be achieved during any performance period and the length of such performance period) and any vesting acceleration or forfeiture waiver (including on termination of service) regarding any Award and Common Shares relating thereto. The Committee also has full power and authority to interpret the terms and provisions of the Omnibus Incentive Plan as well as any Award issued under the Omnibus Incentive Plan (and any grant agreement relating thereto).

Number of Authorized Shares

The maximum number of Common Shares that may be issued pursuant to Awards under the Omnibus Incentive Plan will be 30,000,000, representing 2 percent of the issued and outstanding Common Shares as at the date of this Proxy Statement. Common Shares issued pursuant to Awards granted under the Omnibus Incentive Plan may, subject to the terms of the grant agreement in respect of an Award, be issued from treasury or purchased in the open market or otherwise, at the sole discretion of the Committee.

All Awards outstanding under the Prior Plans (“Prior Plan Awards”) on the date on which the Omnibus Incentive Plan becomes effective will remain subject to and be settled in accordance with the terms of the applicable Prior Plan, with the exception of 1,623,491 RSUs and 2,016,468 PSUs at target (corresponding to 4,032,936 PSUs at maximum) granted in 2018 to certain employees and directors of the Company, which are proposed to be amended to become subject to and settled pursuant to the terms of the Omnibus Incentive Plan, pending shareholder approval at the Meeting. There are 8,129,492 Common Shares relating to currently outstanding Stock Option grants listed and reserved for issuance upon the exercise of outstanding awards under the ESOP.

If any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Common Shares subject to such Awards will not be counted as Common Shares issued pursuant to Awards granted under the Omnibus Incentive Plan. Common Shares subject to an Award intended to qualify for the employment inducement award exception under Section 303A.08 of the New York Stock Exchange Company Manual or Section 613(c) of the TSX Company Manual shall not reduce the number of Common Shares available for issuance under the Omnibus Incentive Plan.

If the exercise price of any Stock Option or SAR and/or the tax withholding obligations relating to any Stock Option or SAR are satisfied by delivering Common Shares or the Company withholding Common Shares relating to such Award, the gross number of Common Shares subject to the Award shall be deemed to have been issued under the Omnibus Incentive Plan. If the tax withholding obligation relating to any Award other than a Stock Option or SAR is satisfied by delivering Common Shares or the Company withholding Common Shares relating to such Award, the net number of Common Shares subject to the Award after payment of the tax withholding obligation shall be deemed to have been issued under the Omnibus Incentive Plan.

Limits on Awards to Insiders, Non-Employee Directors and Any One Person

No Awards shall be granted to any Eligible Individual if, at the time of such grant, such grant could result in the number of Common Shares (a) issued to Company “insiders” (as defined by the TSX Company Manual) in any one year period, or (b) issuable to Company “insiders” (as defined in the TSX Company Manual) at any time, in each case, pursuant to the exercise or settlement of Awards issued under the Omnibus Incentive Plan, or when combined with all other securities-based compensation arrangements, exceeding 10 percent of the outstanding Common Shares.

A non-employee director of the Company shall not be granted Awards covering Common Shares with an aggregate grant date Fair Market Value (as defined below) in excess of US$800,000 during any one-year period, and no more than US$100,000 of such allocated grant date Fair Market Value may be comprised of Stock Options or SARs. In addition, a non-employee director shall not be granted any Awards under the Omnibus Incentive Plan if, at the time of such grant, such grant could result in the aggregate number of Common Shares issued to all non-employee directors exceeding 1 percent of the Company’s then issued and outstanding Common Shares.

No Stock Option that is intended to qualify as an “incentive stock option” may be granted to any Eligible Individual who, at the time of such grant, owns Common Shares possessing more than 10 percent of the total combined voting power of all Common Shares, unless at the time such Stock Option is granted, the exercise price is at least 110 percent of the Fair Market Value of a Common Share and such Stock Option expires before the fifth anniversary of the date on which it was granted.

Subject to the terms of the Omnibus Incentive Plan, “Fair Market Value” means, with respect to any particular date, the volume weighted average trading price per Common Share on the stock exchange designated in the applicable grant agreement during the five trading days immediately preceding such date.

Adjustments

In the event of a merger, arrangement, consolidation, acquisition of property or shares, share rights offering, liquidation, disposition of an affiliate (including by reason of a disaffiliation) or similar transaction affecting the Company or any of its affiliates, the Committee may make such adjustments as it deems equitable and appropriate to (a) the aggregate number and kind of securities reserved for issuance and delivery under the Omnibus Incentive Plan, (b) the number and kind of securities subject to Awards then outstanding, and (c) the exercise price of outstanding Awards.

In the event of a share split, reverse share split, share dividend, share combination, reorganization, recapitalization or similar event affecting the capital structure of the Company, or a disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee may make adjustments as it deems equitable and appropriate to (a) the aggregate number and kind of securities reserved for issuance and delivery under the Omnibus Incentive Plan, (b) the number and kind of securities subject to Awards then outstanding, and (c) the exercise price of outstanding Awards.

Types of Awards

Stock Options and SARs

Each Stock Option granted under the Omnibus Incentive Plan will entitle an Eligible Individual to purchase one or more Common Shares upon payment of an exercise price, subject to the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. SARs may be granted as a separate Award or in conjunction with a Stock Option. Upon the exercise of a SAR, the Eligible Individual will be entitled to receive an amount equal to the product of (a) the excess of the closing price of one Common Share on the last trading day preceding the date of exercise of the SAR, over the exercise price of the applicable SAR, multiplied by (b) the number of Common Shares in respect of which the SAR has been exercised. Stock Options granted with a tandem SAR will allow the Eligible Individual to surrender the Stock Option and exercise the related SAR or to exercise the Stock Option, in which case the related SAR will immediately terminate, and no payment will be made, or Common Shares issued in respect thereof. The applicable grant agreement for SARs grants not in conjunction with a Stock Option will specify whether such payment is to be made in cash or Common Shares or will reserve to the Committee or the Eligible Individual the right to make that determination prior to or upon the exercise of the SAR.

The exercise price per Common Share subject to a Stock Option or SAR will be determined by the Committee and set forth in the applicable grant agreement and will not be less than the Fair Market Value of a Common Share on the applicable grant date.

The term of each Stock Option and each SAR will be fixed by the Committee, however in no event will any Stock Option or SAR be exercisable more than 10 years following the grant date of such Award, subject to the terms of the Omnibus Incentive Plan. Notwithstanding the foregoing, if the date on which a Stock Option or SAR is meant to terminate, expire or lapse (the “Termination Date”) occurs during a trading blackout period imposed by the Company and applicable to the relevant participant, or within 10 business days of the expiry thereof, then the Termination Date will be extended to the date that is 10 business days following the expiry date of such trading blackout period.

Stock Options and SARs currently outstanding under the Prior Plans and Stock Options granted under the Omnibus Incentive Plan in March 2019 will expire no more than seven years from the grant date of such Award.

RSUs

RSUs are Awards denominated in Common Shares that will be settled in a specified number of Common Shares or a cash amount equal to the Fair Market Value of a specified number of Common Shares, as determined in the sole discretion of the Committee.

The vesting of RSUs is conditioned upon the continued service of the applicable Eligible Individual. RSUs will vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement.

An Eligible Individual to whom RSUs are awarded will have no rights as a shareholder with respect to the Common Shares represented by the RSUs until Common Shares are actually delivered to the Eligible Individual in settlement thereof.

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s RSUs will be as set forth in the applicable grant agreement.

PSUs

PSUs are Awards denominated in Common Shares that will be settled in Common Shares or a cash amount equal to the Fair Market Value of Common Shares, as determined in the sole discretion of the Committee. The number of PSUs settled will vary depending on the Company’s achievement over a designated performance period of performance criteria determined by the Committee and set forth in the applicable grant agreement.

The vesting of PSUs is conditioned upon the continued service of the applicable Eligible Individual. PSUs will vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement.

An Eligible Individual to whom PSUs are awarded will have no rights as a shareholder with respect to the Common Shares represented by the PSUs until Common Shares are actually delivered to the Eligible Individual in settlement thereof.

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s PSUs will be as set forth in the applicable grant agreement.

Restricted Stock

Shares of Restricted Stock are actual Common Shares issued to an Eligible Individual, subject to certain restrictions on the ability to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock during the restriction period determined by the Committee. Subject to the foregoing and the terms of the applicable grant agreement, the applicable Eligible Individual will have, in respect of his or her shares of Restricted Stock, all the rights of a shareholder of the Company holding the class or series of Common Shares that is the subject of the Restricted Stock, including the right to receive dividends and, subject to TSX approval, the right to vote the Common Shares.

Vesting of Restricted Stock (i) shall be conditional upon the continued service of the applicable Eligible Individual, and (ii) may be subject to the achievement of performance criteria as determined by the Committee.

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s shares of Restricted Stock will be as set forth in the applicable grant agreement.

Other Share-Based Awards

Subject to the terms of the Omnibus Incentive Plan, the Committee may grant equity-based or equity-related awards not otherwise described in the Omnibus Incentive Plan in such amounts and subject to such terms and conditions consistent with the terms of the Omnibus Incentive Plan as the Committee may determine, which may: (a) involve the transfer of actual Common Shares to Eligible Individuals, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Common Shares, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, deferred share units or other awards denominated in, or with a value determined by reference to, a number of Common Shares that is specified at the time of the grant of such award, and (d) be designed to comply with applicable laws of jurisdictions other than the United States or Canada.

No Repricing

Without shareholder approval and except as described above under the heading “Adjustments”, the Committee is not authorized to reduce the exercise price of an outstanding Stock Option or SAR, including by way of a cancellation in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or SAR with a lower exercise price.

Transferability

Except as set forth below, Awards under the Omnibus Incentive Plan are not transferable except by will or by laws of descent and distribution (or otherwise for estate settlement purposes). A Stock Option that is not designated as an “incentive stock option” under the applicable grant agreement or a SAR may be transferred by a participant, for no value or consideration, to such participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise, if such transfer is expressly permitted by the Committee.

Change in Control

Under the Omnibus Incentive Plan, in the event of a Change in Control (as hereinafter defined) in which outstanding Awards are not assumed or replaced by the resulting entity, then immediately prior to the time of such Change in Control all outstanding Awards will vest in full and the Company will generally be required to settle such Awards, together with any previously vested but unexercised Awards, in cash, property or a combination thereof, as applicable, as soon as practicable (and in any event within 30 days of the Change in Control), and for every performance-based Award that vests in connection with a Change in Control, the level of achievement of the performance criteria in respect of the applicable performance period shall be deemed to be the greater of (a) the median performance criteria and (b) the level of achievement of the performance criteria applicable to a performance period as determined by the Committee no later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but no later than the end of the performance period).

In the event of a Change in Control in which outstanding Awards are assumed or replaced by the resulting entity, then any outstanding and unvested Awards held by a participant will immediately vest in full and will generally be paid or, become exercisable (if applicable), and all vesting and exercisability restrictions on such Awards will immediately lapse, if within a specified period after the Change in Control the participant’s employment or service is terminated by the Company other than for CIC Cause (as defined in the Omnibus Incentive Plan) or by the participant for Good Reason (as defined in the Omnibus Incentive Plan).

For the purposes of the Omnibus Incentive Plan, a “Change in Control” has the definition set forth in the Omnibus Incentive Plan and generally means the occurrence of any of the following events:

i.

an acquisition by any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing, of beneficial ownership of 30 percent or more of either (a) the then outstanding Common Shares, or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (generally excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or any of its subsidiaries, or any acquisition pursuant to certain transactions described in paragraph (ii) below);

ii.

the consummation of a reorganization, merger, arrangement, statutory share exchange, consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries, unless immediately after such transaction (a) the beneficial owners of common shares and voting securities of the Company immediately prior to the transaction retain, in substantially the same proportions, at least 50 percent of such common shares and voting securities of the company resulting from such transaction, (b) no person (excluding any employee benefit plan of the Company or any entity resulting from the transaction) beneficially owns 30 percent or more of the then outstanding common shares or voting securities of the company resulting from such transaction except to the extent such ownership existed prior to the transaction, and (c) at least a majority of the members of the board of directors of the company resulting from such transaction were incumbent directors of the Company at the time of action of the Board providing for such transaction;

iii.

a change in the composition of the Board such that the incumbent members of the Board cease to constitute at least a majority of the Board (provided that directors whose election, or nomination for election by shareholders, was approved by at least a majority of the incumbent Board shall be considered incumbent members, excluding any such directors whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board); or

iv.	the approval by the shareholders of a complete liquidation or dissolution of the Company.

Term and Amendments

Unless earlier terminated by the Board, the Omnibus Incentive Plan will terminate, and no further Awards will be granted thereunder, on the tenth anniversary of the date on which the Omnibus Incentive Plan becomes effective. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

The Committee may amend, alter or discontinue the Omnibus Incentive Plan or amend the terms of any Award granted thereunder from time to time without shareholder approval; provided however that:

(a)	approval of the holders of a majority of Common Shares present in person or by proxy at a meeting of shareholders is necessary for any:

i.	increase in the maximum number of Common Shares issuable pursuant to Awards granted under the Plan;

ii.	amendment that would reduce the exercise price of an outstanding stock option or SAR;

iii.	amendment to extend the maximum term of any Award;

iv.	amendment to permit the transfer or assignment of Awards beyond what is contemplated by the Omnibus Incentive Plan;

v.	amendment to increase the limits on non-employee director participation contained in the Omnibus Incentive Plan;

vi.	amendment that removes or exceeds the insider participation limit contained in the Omnibus Incentive Plan;

vii.	amendment to the Omnibus Incentive Plan’s amendment provisions; or

viii.	amendment for which shareholder approval is otherwise required under the rules or policies of the TSX or the NYSE, as applicable, or any applicable law, and

(b)	the consent of the Award holder is obtained for any amendment, alteration or discontinuation which adversely alters or impairs the rights of the holder in respect of a previously granted Award.

Approval

The Board Recommends You Vote “FOR” the Omnibus Incentive Plan Resolution

The Board has determined that the approval of the Omnibus Incentive Plan is in the best interests of Encana and its shareholders. The Board recommends that shareholders vote FOR the Omnibus Incentive Plan Resolution. Unless otherwise instructed, the persons designated in the proxy form and the voting information form intend to vote FOR the Omnibus Incentive Plan Resolution. The text of the Omnibus Incentive Plan Resolution, subject to such amendments, variations or additions as may be approved at the Meeting, is set forth below:

“RESOLVED AS AN ORDINARY RESOLUTION OF THE HOLDERS OF COMMON SHARES that:

1.

The omnibus long-term incentive plan of the Corporation (the “Omnibus Incentive Plan”), in substantially the form as set forth in Schedule A of the Corporation’s Proxy Statement dated March ●, 2019, be and is hereby ratified, confirmed and approved.

2.

The Corporation be and is hereby authorized to reserve and allot for issuance up to 30,000,000 common shares in the capital of the Corporation pursuant to Awards (as such term is defined in the Omnibus Incentive Plan) granted under the Omnibus Incentive Plan from time to time in accordance with the terms of the Omnibus Incentive Plan.

3.

The issuance of common shares in the capital of the Corporation, which shall be deducted from the 30,000,000 common shares authorized pursuant to Item 2 above, pursuant to an aggregate of ● stock options (together with tandem stock appreciation rights), ● stock appreciation rights, ● restricted share units and ● performance share units at target (corresponding to ● at maximum) granted under the Omnibus Incentive Plan on March ●, 2019, and an aggregate of 1,466,916 restricted share units granted under the Restricted Share Unit Plan for Employees of Encana Corporation, 156,575 restricted share units granted under the Restricted Share Unit Plan for Directors of Encana Corporation, and 2,016,468 performance share units at target (corresponding to 4,032,936 performance share units at maximum) granted under the Performance Share Unit Plan for Employees of Encana Corporation following the amendment of such awards so that they are governed by and settled in accordance with the terms of the Omnibus Incentive Plan, as described in the Corporation’s Proxy Statement dated March ●, 2019, be and is hereby approved, authorized and ratified.

4.

Any director or officer of the Corporation is authorized and directed for and on behalf of the Corporation (whether under its corporate seal or otherwise) to enter into, execute and deliver all such instruments, agreements, corollary agreements and documents, including all notices, consents, applications, acknowledgements, certificates and other instruments (herein the “Instruments”) and do, or cause to be done, all such other acts and things (herein “Acts”) as may be necessary for the purpose of giving effect to the foregoing resolutions or to comply with any Instrument or Act, and such Instruments and Acts authorized and approved by these resolutions shall constitute valid and binding obligations of the Corporation, and the performance by the Corporation under such Instruments and pursuant to such Acts is hereby authorized.”

Item 5. Advisory Vote to Approve Compensation of Named Executive Officers

Encana is committed to providing shareholders with clear, comprehensive and transparent executive compensation disclosure. For information on Encana’s approach to executive compensation, see our “Compensation Discussion and Analysis” beginning on page 47.

As required by Section 14A of the Exchange Act and related SEC rules, Encana is providing shareholders with an opportunity to vote to approve, on a non-binding advisory basis, compensation of our NEOs as disclosed in this Proxy Statement, commonly known as “Say-on-Pay”.

As a result of the advisory vote on frequency of Say-on-Pay votes at our 2018 annual meeting of shareholders, Encana has determined that it will hold, on a non-binding advisory basis, an annual Say-on-Pay vote. The Corporation’s decision regarding the frequency of future Say-on-Pay votes will remain in effect until the next required vote on such frequency.

The Board recognizes a thoughtful executive compensation framework is critical to managing risk and appropriately incentivizing executive leadership relative to both actual performance and demonstrated behaviours. The HRC Committee has worked diligently to develop an executive compensation program that attracts and retains top talent, while motivating and rewarding performance that drives sustainable, long-term shareholder value. In this regard, the Board believes Encana’s approach to executive compensation is balanced and effectively aligns the performance of our executive officers with the long-term interests of our shareholders.

As this is an advisory vote, the results will not be binding upon the Board. However, when considering the Company’s approach to compensation for the NEOs, the Board will take results of this vote into account, together with other shareholder feedback and best practices in compensation governance. During 2018, the Company engaged with shareholders to solicit their feedback on its approach to compensation. This feedback and the corresponding actions undertaken by the Board in response are discussed at “Shareholder Outreach” on page 50.

The Board recommends that shareholders vote FOR the resolution set out below and, unless otherwise instructed, the persons designated in the form of proxy or the voting instruction form intend to vote FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers of the Company as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure”.

Vote Required for Approval

To be approved, the advisory resolution on the compensation of the NEOs requires an affirmative majority of the votes duly cast at the Meeting.

    The Board Recommends You Vote “FOR” the Approval of the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) outlines Encana’s executive compensation philosophy and design, and alignment of our compensation with the interests of our shareholders. We have also highlighted our 2018 Company achievements relative to our long-term strategy, and 2018 executive compensation decisions for our CEO and four other top executive officers. These five named executive officers, known as our “NEOs” are listed below:

DOUG SUTTLES President & Chief Executive Officer	SHERRI BRILLON Executive Vice-President & Chief Financial Officer	MIKE MCALLISTER Executive Vice-President & Chief Operating Officer	DAVID HILL Executive Vice-President, Exploration & Business Development	RENEE ZEMLJAK Executive Vice-President, Midstream, Marketing & Fundamentals

I. EXECUTIVE SUMMARY

Our Strategy – Disciplined Focus on Profitable Growth

Encana is a leading North American energy producer focused on developing our multi-basin portfolio of oil, natural gas liquids and natural gas producing plays. Encana is committed to growing long-term shareholder value through a disciplined focus on generating profitable growth. In the pursuit of growing shareholder value, the Company has undertaken a rigorous portfolio optimization process that resulted in the divestiture of approximately $12 billion in assets over the past five years. This portfolio optimization has meaningfully increased the quality of Encana’s assets and significantly enhanced our financial health (as referenced by the chart below).

For 2018, our objective was the delivery of quality returns and sustainable value growth, with a focus on the following key objectives:

•	Cash flow growth, with the goal of self-funding production growth
•	Corporate level returns
•	Capital efficiency
•	Strong balance sheet
•	Industry leading environmental, health, and safety performance

2018 Incentive Programs Designed to Support Key Business Objectives

Both our annual and long-term incentive plans are designed to keep our executives focused on the execution of key business objectives for 2018, as referenced by the table below

2018 Objectives	Relevant Incentive Metrics	How We Performed
Cash flow growth, with goal of self-funding production growth	Bonus Metrics • Growth within cash flow • Total production PSU Metric • Cash flow per share	• Generated $140 million of free cash flow with cash flow growth of 57% year over year • Liquids production growth of over 30% year over year with liquids averaging 48% in Q4 2018

Corporate level returns	Bonus Metrics • Corporate margin • Total costs	• Cash flow margin up 37% year over year and 15% above budget • Operating expense per BOE down 18% year over year • Administrative costs per BOE down 47% year over year

Capital efficiency	Bonus Metrics • Capital efficiency	• Capital efficiency improved 30% from 2017

Strong balance sheet	PSU Metric • Net Debt to Adjusted EBITDA	• Debt leverage down by 1.0x from 2.3x in 2017 to 1.3x in 2018

Environmental, health, and safety performance	Bonus Metrics • Safety modifier	• For the fifth consecutive year, we improved our safety performance, making 2018 the safest year ever in the history of the Company

In addition to the execution of the above key objectives, we also grew long-term shareholder value in the following ways:

•

We announced our strategic combination with Newfield Exploration, which closed February 13, 2019. This transaction will create a leading multi-basin company with large, premium positions in three of North America’s highest-quality, oil and liquids weighted plays; Permian, Anadarko and Montney. The combination of Encana and Newfield will help create scale and sustainability which, coupled with transaction-related synergies, will allow us to enhance return of cash to our shareholders

•	We executed $250 million share buyback in 2018
•	We announced $1.25 billion share buyback and a 25 percent increase to our dividend in 2019

Direct Compensation Components

Executive compensation at Encana is designed with two key elements in mind:

•	Compete in the Market – determining base pay against a carefully selected group of industry peers
•	Pay for Performance – ensuring short and long-term incentives are calculated based on company and individual performance

To underpin these elements, we have developed a competitive, performance-based compensation program, outlined in the following table:

	Element	Form of Award	Period	Program Components
FIXED	Base Salary	Cash	One year	Determined by multiple factors including: • scope of responsibilities; • experience; • performance; • market data from our Compensation Peer Group; and • internal equity considerations.
AT RISK	Annual Bonus	Cash, with an election to defer 25% or 50% into DSUs	One year	• Performance-based • Award based 75 percent on Company Scorecard results; 25 percent on individual performance results • Company Scorecard measures performance relative to Board-approved metrics
	Long-Term Incentives	RSUs	Three years (cliff vested)

•  Retention-focused

•  Realized value based on our share-price performance.

•  Currently settled in cash with intent to settle certain 2018 and 2019 grants in shares, subject to approval of the Omnibus Incentive Plan

		SARs	Three-year vesting on each anniversary period as follows: (30%, 30%, 40%) Expires after seven years	• Performance-based • Realized value based on appreciation in share price relative to original grant price. • Cash or share settled at participant’s discretion
		PSUs	Three years (cliff vested)

•  Performance-based

•  Realized value determined by our Total Shareholder Return (“TSR”) performance relative to our PSU Performance Peer Group (described on page 64), as well as achievement of key strategic milestones

•  Currently settled in cash, with intent to settle certain 2018 and 2019 grants in shares subject to approval of the Omnibus Incentive Plan

2018 Pay Outcomes Demonstrate Pay and Performance Alignment

Since launching our strategy in 2013, we have established a powerful track record of efficiency, discipline, as well as meeting and beating our performance targets. We believe our realized compensation and 2018 compensation decisions reflect these strong results.

•	2018 Annual Bonus

The Company’s performance against our annual scorecard met or exceeded each of our goals. In addition, the Board’s reward of the safety modifier, gave us a total Company Score of 162 percent. For further details on the Company Score, see page 56.

•	2019 Long Term Incentive Payout (PSUs)

Our consistent performance delivered TSR that exceeded the median of our PSU Performance Peer Group over the three-year performance period. We also met or exceeded each of our strategic milestones over that same period, giving us a PSU multiplier of 168 percent. For further details on the strategic milestones see page 60.

Shareholder Outreach

We reach out to targeted investors to engage in discussions regarding issues that are important to them and to seek their input in executive compensation and corporate governance matters. Our outreach team includes Investor Relations and Corporate Governance representatives from the Company's management team, including the Corporate Secretary, the independent Chair of the HRC Committee and the Chairman of the Board. As we prepare for the proxy season, we consider investor feedback and perspectives in evaluating and structuring our executive compensation program and preparing proxy statement disclosures. Following the annual meeting, we engage with our largest investors on issues of importance to them. As outlined on page 77 of this Proxy Statement, there are also a number of established channels that any investor may use to communicate with the Company.

Regular and meaningful engagement with our shareholders is a key priority for our Board. Feedback is sought through ongoing comprehensive outreach by a team which includes our Chairman of the Board and HRC Chairperson as well as representatives of management and our investor relations team. In 2018, these discussions addressed topics including executive compensation, corporate governance and ESG issues. A snapshot of our ongoing approach to shareholder engagement is provided below.

Shareholder Engagement

•  Throughout the year, we reach out to and engage with shareholders on issues of importance to them. These discussions, conducted by representatives of management and our investor relations team, seek shareholder perspective on topics ranging from compensation approach and design, corporate governance, ESG and strategy. Feedback is provided directly to our Board for review and consideration at each regularly scheduled Board meeting

•  Our Chairman of the Board and HRC Committee Chairperson meet directly with shareholders and other key stakeholders throughout the year on the same topics noted above. Feedback from these sessions is collected by the Chairman of the Board and provided to the HRC Committee and/or Board (as applicable) at its next scheduled meeting

•  Both prior to and after we file our annual proxy materials, we invite our shareholders and other stakeholders to provide feedback directly to Board or management, either in writing or through direct discussions. Feedback received from these efforts is provided directly to the Board

Feedback received from our engagement efforts is carefully considered by the Board throughout the year. The perspectives of governance institutions and proxy advisors are also considered in Board discussion and decision-making on compensation and governance-related topics.

In 2017-2018, we engaged in a comprehensive outreach program to over 45 percent of our total share ownership. Details regarding these engagement efforts and the corresponding changes made to our program are discussed on pages 34 to 35 of our 2018 Proxy Statement. For 2018, these changes included introduction of double trigger change in control vesting provisions in our LTI plans and increased share ownership requirements for our directors.

Encana shareholders indicated strong support of our program in 2018 with an 89 percent “FOR” or favorable “Say-on-Pay” vote at our annual meeting of shareholders. We believe this result reflects our shareholders perspective that our program is structured to encourage strategic performance and aligned with their long-term interests.

In 2018, the Board carefully considered this feedback and continued to seek the perspective of those with whom we did not have opportunity to engage prior to our 2018 vote. To this end, the Chairman of the Board, HRC Chairperson and management representatives continued to engage with key shareholders, pension funds and key governance institutions, including the Canadian Coalition of Good Governance, to seek additional feedback on our program and Board governance. Results were shared with all directors at regular Board meetings throughout the year.

These conversations were constructive and confirmed our program is aligned with our strategy and shareholder focused. Our efforts also reinforced our commitment to regular and ongoing shareholder feedback as a key element of compensation governance.

II. EXECUTIVE COMPENSATION PHILOSOPHY

Our Compensation Philosophy is designed to attract, retain, and reward the talent required to deliver shareholder value. The philosophy contains four key principles:

Key Principle	How Principle Applied to Executive Compensation

Alignment with shareholders

✓ Annual pay largely consists of at-risk, performance-based LTI awards aligned with the absolute and relative performance of our share price.

✓  CEO and other NEOs realized pay in-line with value realized by shareholders over the same period.

Pay-for-performance

✓ 90 percent of total direct compensation for our CEO and over 80 percent of other NEOs’ compensation is directly tied to the Company’s financial, operational, and/or TSR results.

✓  Annual bonus determined by execution of key operational, financial and strategic measures approved by the Board, contained in our annual Company Scorecard.

✓ HRC Committee establishes rigorous targets for the Annual Bonus and strategic portion of our PSU program that align with the delivery of our strategy and five-year plan.

Paying competitively

✓ Compensation design built around median compensation for target performance measured against our Compensation Peer Group.

✓  Executive pay aligned to relevant executive role and competitive geographic market (U.S. and Canada).

Sound risk management

✓ Annual risk assessments of our executive compensation programs.

✓  HRC Committee comprised of independent directors and retains an independent compensation advisor

✓ Our program reflects governance best practices and avoids governance pitfalls (outlined below)

Alignment with Shareholders through Realized Compensation

Over the past five years since the launch of our new strategy, we have outperformed our median peer company. However, over this same time-period, our absolute share price has reduced, largely as a result of the significant decline in commodity prices over that period. Our pay programs have recognized these overall market conditions, as demonstrated by the CEO’s realized compensation over this period. Over the past five years, the CEO’s realized compensation is 56 percent below his target compensation.

Our three-year performance through 2018 was in the upper end of the 2nd quartile of our PSU Performance Peer Group (described beginning on page 64).

The following graph shows CEO target and realized compensation from December 31, 2014 to December 31, 2018 and compares our TSR performance to that of the median of our peer companies over this same period.

CEO Target and Actual Pay vs. Indexed TSR

Pay-for-Performance

Executive compensation is predominantly in the form of variable, at-risk pay. The following charts show that 90 percent of the CEO’s compensation and 82 percent of the NEOs average compensation is in the form of performance-based compensation:

CEO Pay Mix	NEOs (Average) Pay Mix

Paying Competitively

To remain competitive, we set annual target compensation for our executives around the median (or 50th percentile) of comparable roles within our Compensation Peer Group, which is listed on page 63. Target compensation may be set above or below the median based on various factors, including time in role, sustained performance over time, readiness for promotion, skill set and experience relative to external market counterparts. Actual compensation varies above or below the target based on company and individual performance, and absolute and relative changes in our share price over time.

Sound Risk Management

The following table outlines the executive compensation governance best practices that we incorporate and the governance pitfalls that we avoid:

WHAT WE DO	WHAT WE DON’T DO

✓  Maintain an independent HRC Committee with the necessary skills, knowledge and experience and formalized decision-making process

✓  Retain an independent compensation advisor to our HRC Committee that provides no services on behalf of management

✓  Independent Board members assess Company performance relative to pre-approved key operational, financial and strategic performance objectives for purposes of determining Annual Bonus awards

✓  Grant LTIs with payouts being either directly driven by share price performance, or driven by share performance relative to a group of industry peers and performance against key multi-year objectives

✓  Impose maximum payouts (or “caps”) to executive Annual Bonus awards and PSU payouts

✓  Maintain “double trigger” vesting provisions for cash severance payable to our executives and CEO upon a change-in-control (“CIC”), requiring both a CIC and termination of employment for payout to occur

✓  Maintain “double trigger” accelerated vesting provisions for all new LTI grants to participants into our LTI plans

✓  Impose executive compensation clawback and no hedging/short-selling policies, as well as share ownership guidelines

✓  Strong governance oversight to encourage the right behaviors, and discourage imprudent risks that could have a material adverse impact on Encana

×  No executive employment contracts with multi-year guaranteed pay increases, bonus awards or LTI grants.

×  No CIC or termination payments greater than two-times cash pay multiple for our executives, including our CEO.

×  No re-pricing, option exchanges, or cancellations of LTI grants

×  No gross-up of executive compensation, including perquisites or incentive awards, to account for taxes

×  No excessive contracts, severance packages or guaranteed compensation for our executives, including our CEO

III. 2018 COMPENSATION PROGRAM AND METRICS

Annual Bonus

All employees participate in our Annual Bonus program, which provides opportunity to earn a cash award based on a combination of performance against Company metrics, and performance against individual objectives for the year.

An important principle of the Annual Bonus is to ensure that all employees are aligned around the same key Company metrics. To achieve this, we create a Company Scorecard, which is then used to communicate the metrics and to track our performance against them throughout the year, resulting in an overall Company Score for the year.

Each year the HRC Committee establishes rigorous targets that balance the desire for stretch performance with the need to motivate our employees and executives.

Within the Company Scorecard, the Board has two modifying mechanisms to assist in determining the appropriate final Company Score:

•	Safety Modifier (-20% to +20%)

Safety is a foundational value of Encana. This modifier serves to both reinforce our commitment to achieving our Company metrics safely, and to enable the Board to adjust our overall score to reflect the strength or weakness of our performance in this area.

•	Board Discretion Modifier (-25% to +25%)

This modifier enables the Board to adjust payments upwards or downwards, based on unforeseen or unusual circumstances that may arise during the year.

These modifiers are used judiciously by our HRC Committee to ensure that bonuses are truly reflective of company performance.

The split of Annual Bonus between Company performance and individual performance varies by job level. For the CEO and other NEOs, this split is 75 percent based on the Company Scorecard and 25 percent based on individual performance.

The Annual Bonus target is expressed as a percentage of base salary, having a range from zero to a maximum of two times bonus target.

Company Scorecard Metrics Focused on Returns

The following quantitative metrics were selected in 2018 as our Company Scorecard, both to align with the key components of our strategic plan, and as the building blocks of delivering strong financial returns to shareholders.

2018 Bonus Metrics	Rationale for Metric and Role in Delivering Shareholder Returns
Cash Flow Margin	Highlights and reinforces our focus on value creation.

Capital Efficiency	Keeps us focused on strengthening our track record of delivering better wells at lower cost.

Total Costs	Strict financial discipline to retain and enhance the efficiencies we have captured over the past four years.

Total Production	Focus on high margin oil and condensate opportunities; delivering year over year growth in total production.

Growth Within Cash Flow	This metric underpins the fundamental deliverable from our strategy – return of cash to shareholders. Our 2018 goal represents a milestone towards achieving that strategy.

LTI Awards

LTI awards are the largest portion of the target compensation of our executives. They are primarily performance-based, are designed to focus executive management on strategy, delivery and long-term value creation and are highly correlated with the Company’s share price performance.

LTI awards are issued annually, following approval at the February HRC Committee meeting. In setting the target value of LTI awards, the HRC Committee reviews individual performance, retention risk, internal equity and overall market competitiveness.

There are three LTI vehicles currently used by the Company – RSUs, Stock Options/SARs, and PSUs.

RSUs

The number of shares underlying each RSU award is determined by dividing the target grant value by the volume-weighted average price (“VWAP”) of a Common Share of the Company on the TSX (for Canadian employees) or NYSE (for U.S. employees) for the five trading days immediately prior to the award date. RSU awards “cliff vest” after three years, generally subject to continued employment, and are then settled in cash or for certain grants subsequent to February 2018 and subject to approval of the Omnibus Incentive Plan at the Meeting, in Common Shares. The cash settlement value is determined by multiplying the five-trading day VWAP immediately prior to the vesting date by the total number of Common Shares of the Company underlying the award, subject to any blackout period. Therefore, the realized value from RSUs exactly mirrors the shareholder experience over the same period. When cash dividends are paid by the Company on outstanding Common Shares, the Company credits additional dividend equivalent RSUs to the participant’s account. Dividend equivalent RSUs are subject to the same terms and conditions as the RSUs and vest and are settled at the same time and in the same form as the RSUs to which such dividend equivalent RSUs relate.

Stock Options and SARs

Our Canadian-based employees receive stock option grants, whereas our U.S. based employees receive SARs. Stock options and SARs have a strike price per Common Share equal to the VWAP of a Common Share on the TSX or NYSE, as applicable, for the five trading days immediately prior to the award date, and the number of our Common Shares subject to each award is determined by dividing the target grant value by a Black-Scholes value. Stock option and SAR awards vest over three years, 30 percent on each of the first and second anniversaries of grant and 40 percent on the third anniversary of grant, generally subject to continued employment through the applicable date, expiring 7 years from the grant date. As any value realized requires an increase in our share price relative to the strike price, we consider these grants to be performance-based, or “at-risk” compensation. Any value lost from the strike price results in a zero payment to the participant. Any value realized above the strike price also mirrors the experience of a shareholder over the same period.

PSUs

The target number of shares underlying each PSU award, and the settlement value of each PSU award, is determined in the same manner as described above for RSU awards. PSUs awards “cliff vest” after three years, generally subject to continued employment and are then settled in cash or, for certain grants subsequent to February 2018 and subject to approval of the Omnibus Incentive Plan at the Meeting, in Common Shares. The number of PSUs settled, however, can range from 0 to 200 percent, determined solely by Encana’s performance relative to metrics chosen by the HRC Committee at the time of grant. These metrics are tied to multi-year strategy delivery, and relative total shareholder return. When cash dividends are paid by the Company on outstanding Common Shares, the Company credits additional dividend equivalent PSUs to the participant’s account. Dividend equivalent PSUs are subject to the same terms and conditions as PSUs and vest and are settled at the same time and in the same form as the PSUs to which such dividend equivalent PSUs relate.

2018 PSU Design

In recommending performance metrics for the 2018 PSU awards to the Board, the HRC Committee wanted to continue to ensure our NEOs were incentivized to achieve a combination of total shareholder return relative to our peers (“Relative TSR”) and absolute performance of the Company against key components of our strategic plan (“Strategic Milestones”).

2018 PSU Metrics	Weighting	Measurement	Rationale for Goal
Relative TSR	50%	Three-year TSR relative to our PSU Performance Peer Group

Investors expect outperformance versus peers

We measure the success of our Company not only against our own goals but also against performance relative to peers. Relative TSR allows us to measure our performance in relation to our peers, reducing the impact of price changes on the performance measure.

Margin Growth	25%	Cash Flow per Share (CFPS) Growth	We believe that a key component of long-term value creation is a combination of rebalancing the product mix to be more liquids rich, investing in premium locations with the highest returns, and achieving sustained cost reductions over multiple years.
Balance Sheet Strength	25%	Net Debt to adjusted EBITDA	To deliver quality returns through the commodity cycle, we believe that we need a balance sheet that provides us with the flexibility to succeed through all stages of the commodity cycle. Improving our balance sheet capacity, optimizing our leverage, and managing our long-term commitments effectively are key contributors to this goal.
This combination of metrics is strongly linked to delivering quality corporate returns.

  IV. 2018 COMPENSATION DECISIONS

2018 Base Salary

Base salaries for the CEO and other NEOs were reviewed in February 2018. Based on total compensation positioning within the market, the HRC Committee recommended no increases to CEO or other NEO salaries for 2018.

2018 Annual Bonus

Similar to base salaries, the HRC Committee recommended no changes to target bonuses in 2018.

Target Bonus Ranges for 2018

		Percentage of Base Salary (%)
		Target	Maximum
Doug Suttles	CEO	125	250
Sherri Brillon	EVP & Chief Financial Officer	75	150
Mike McAllister	EVP & Chief Operating Officer	90	180
David Hill	EVP, Exploration & BD	70	140
Renee Zemljak	EVP, Midstream, Marketing & Fundamentals	70	140

2018 Performance Results

The table below is our Company Scorecard, with our results against the Company’s 2018 bonus performance goals.

Metric	Weighting	Target	Actual	Score
1) Cash Flow Margin(1) ($/BOE)	20%	$14.49	$16.47	40
2) Capital Efficiency ($/BOE/d)	20%	$14,300	$14,100	23
3) Total Costs(2) ($Millions)	20%	$1,768	$1,721	32
4) Total Production (MBOE/d)	20%	366	361	20
5) Growth within Cash Flow	20%	CF = Capex	CF > Capex	20
	Calculated Company Score			135

Notes:

(1)	Cash Flow Margin is defined as Non-GAAP Cash Flow Margin excluding long-term incentive costs.
(2)

Total Costs is defined as transportation and processing expense, operating expense, excluding long-term incentive costs, administrative expense, excluding restructuring and long-term incentive costs, and capitalized indirect costs, excluding long-term incentive costs.

The calculated Company Score above was then modified based on safety and Board discretion as follows:

•

A safety modifier of 20 percent was awarded. The Board determined that achieving the company’s safest year ever for the fifth consecutive year justified adjusting the company score by the maximum amount allowed within the plan.

•	No Board discretion modifier was applied.

As a result of these modifications, the final Company Score for 2018 was 162 percent. For the CEO and other NEOs, this score was applied to 75 percent of their Annual Bonus payment.

Individual Goals Focus on Key Initiatives for Delivering Shareholder Value

The CEO and other NEOs are rewarded for achievement against individual goals. A summary of each NEO’s performance against those goals is as follows:

Doug Suttles – President & Chief Executive Officer
Goal	Performance

1) Continue to drive safety performance	• Delivered Company’s safest year ever for the fifth consecutive year

2) Deliver growth within cash flow	• Exceeded goal and delivered $140 million free cash flow from operations. Including A&D activity, free cash flow of $616 million was achieved. • Returned > $300 million of capital to shareholders.

3) Deliver profitable growth • >40% cash flow • >30% Q4 to Q4 growth in core assets • >20% expansion to cash flow margin

•  Significantly exceeded goal -

•  57% cash flow year over year growth

•  33% year over year production growth in core assets, liquids growth of 30%

•  Cash flow margin increased by 37% over 2017

•  Operating costs/BOE decreased by 18% year over year

•  Administrative costs/BOE reduced by 47% year over year

•  Capital efficiency improved by 30% over 2017

•  Debt leverage was reduced from 2.3x to 1.3x in 2018

4) Enhance 2020+ Portfolio	• Announced strategic combination with Newfield, furthering the Company’s multi-basin strategy, introducing a third core growth asset in the Anadarko Basin

5) Advance succession plans and leadership development	• Robust programs built and operating effectively across Company

6) Continue to develop Encana’s culture	• Company culture continues to positively evolve; best illustrated through speed of action, execution capability and embrace of innovation
Individual Score	180

Sherri Brillon – Executive Vice-President & Chief Financial Officer
Goal	Performance

1) Ongoing analysis of Encana’s strategy and performance to maximize value

•  Developed and facilitated discussion through the year of our strategy and financial analysis of multiple scenarios and options, including return of capital strategy, culminating in announcement to acquire Newfield. Financial due diligence, pro forma preparation for filings, and focused post announcement investor engagement program

2) Develop and deliver on a budget where capital will not exceed cash flow

•  Disciplined 2018 capital allocation combined with proactive assessment and adjustments delivered free cash flow and returned over $300 million of capital to shareholders through dividends and share repurchases

3) Maintain a strong balance sheet

•  Credit facility of $4 billion extended to 2022 and negotiated cost savings of $4 million per year securing strong access to liquidity. Undrawn at year-end. Debt leverage ratio down 1.0 times to 1.3 times year over year

•  Retained investment grade credit rating with stable outlook

4) Deliver cost and process improvements from Finance

•  Tax and related interest recoveries; accounts payable process and automation; lower insurance premiums, audit recoveries, 3% fewer staff and other initiatives delivered over $100 million in 2018

•  Completed lease standard financial reporting process for 2019, clean quarterly reporting with increased automation and managed our financial risk exposure related to changing regulation

Individual Score	160

Mike McAllister – Executive Vice-President & Chief Operating Officer
Goal	Performance
1) Continue to drive safety performance	• Achieved safest year ever for 5th consecutive year

2) Deliver full year production budget > 367 Mboe/d with 46% liquids

•  Equivalent production of 361 Mboe/d with liquid content of 47%

•  Full year equivalent production 30% higher than 2017 adjusted for dispositions

•  Full year liquids production of 168 Mbbls/d, 30% higher than 2017

•  Core assets full year total production of 346 Mboe/d, 33% higher than 2017

3) Grow Core asset production Q417’ to Q418’ > 35%.

•  Q4 core asset production grew by 25% with shortfall due to Montney gas

•  Permian Q4 2018 production 99 Mboe/d, 19% higher than Q4 2017

•  Montney Q4 2018 liquids production of 56 Mbbls/d, 93% higher than Q4 2017

•  Eagle Ford meeting full year production target

•  Duvernay exceeded full year production target by 3%

4) Base Production Decline < 40%.	• Base decline improved to 39%

5) Deliver 2018 production efficiency < $14,300/boe/d	• Production efficiency goal achieved

6) Deliver 2018 improved capital efficiency

•  Spent $1.975 billion against an approved capital budget of $2 billion, drilling 309 wells and bringing 326 wells on production.

•  Drilled 10% more wells for 5% more capital.

•  Full year production costs came in 2% or $38 million less than plan

7) Hold Operations staff level flat year over year	• Operations staff reduced by 2% year over year
Individual Score	165

David Hill – Executive Vice-President, Exploration & Business Development
Goal	Performance

1) Manage Encana’s 2018 A&D program	• Divestment proceeds of $493 million achieved in 2018 • Announced strategic combination with Newfield

2) Active optimization of Encana’s land position within each asset	• Completed 12 cashless land trades and swaps • Almost $400 million net present value uplift • Over 140 additional premium locations added

3) Improve optionality within Encana’s joint ventures	• Successful renegotiation of joint venture agreements and terms with 6 joint venture partners, resulting in a significant increase in operational and commercial flexibility

4) Drive innovation	• Work carried out on Enhanced Oil Recovery application, including fluid and rock work, and cyclic gas injection on Eagle Ford and Duvernay volatile oil reservoirs

5) Manage Encana’s depletion and reserves planning processes	• Improved business integration, communication and ownership for both programs in 2018
Individual Score	145

Renee Zemljak – Executive Vice-President, Midstream, Marketing & Fundamentals
Goal	Performance
1) Optimize revenue opportunities through sales portfolio diversification strategy and marketing services	• Uplifted realized revenues by $338 million
2) Manage Encana’s commodity price risk	• Secured commodity hedge program aligned with strategy execution • Protected $310 million sales revenues through the regional basis hedge programs
3) Optimize Encana’s transportation and processing costs	• Mitigated almost $100 million of transportation costs • Reduced future commitments $58 million with NGL transportation renegotiation
4) Deliver midstream solutions	• Secured firm midstream service agreement for Pipestone development enhancing capital efficiently with a focus on minimizing commitments • Renegotiated Permian midstream agreements
5) Deliver market access solutions	• Secured long term firm NGL and gas transportation agreements for Pipestone development providing competitive access to markets while minimizing long term commitments
Individual Score	180

The individual scores for the CEO and other NEOs were applied to the remaining 25 percent of their Annual Bonus payment.

2018 Annual Bonus Payments

The resulting 2018 Annual Bonus payments were as follows:

		Earned Bonus
	Target Bonus	Company Performance (75%)	Individual Performance (25%)	Total Bonus	Total Bonus as % of Target
Doug Suttles	$1,375,000	$1,670,625	$618,750	$2,289,375	167%
Sherri Brillon	$338,715	$411,539	$135,486	$547,025	162%
Mike McAllister	$482,886	$586,707	$199,190	$785,897	163%
David Hill	$315,000	$382,725	$114,188	$496,913	158%
Renee Zemljak	$343,000	$416,745	$154,350	$571,095	167%

2018 LTI Awards

For 2018, our CEO and other NEOs received LTI awards consisting of 25 percent RSUs, 25 percent options/SARs and 50 percent PSUs. The realized value of these LTI awards will be determined at the time of vesting and based on our Company and share-price performance. Details of awards are as follows:

	RSUs (25%)		Options / SARs (25%)		PSUs (50%)
	# of Units	Target Value	# of Units	Target Value	# of Units	Target Value
Doug Suttles	195,235	$2,073,927	372,585	$2,073,922	390,469	$4,147,843
Sherri Brillon	41,788	$443,902	79,748	$443,902	83,576	$887,804
Mike McAllister	54,506	$579,002	104,019	$579,002	109,012	$1,158,004
David Hill	34,499	$375,004	62,498	$375,004	68,998	$750,008
Renee Zemljak	34,499	$375,004	62,498	$375,004	68,998	$750,008

2016 PSUs Settlement

Vesting and payout of 2016 PSU awards was assessed by the HRC Committee at its February 2019 meeting. At that meeting, the HRC Committee reviewed Encana’s TSR performance from January 1, 2016 to December 31, 2018, relative to the 2016 PSU Performance Peer Group described on page 64.

The Company’s performance over that period resulted in a relative TSR ranking above the 50th percentile, which resulted in 50 percent of the payout at 136 percent of award.

The strategic goals applicable to the 2016 PSU awards resulted in 50 percent of the payout at 200 percent of target.

•	Strategic Milestones focused on Margin Growth, Balance Sheet Strength and Portfolio and the following results led to the maximum payout for this portion of the 2016 PSUs:

–	Met or exceeded every key strategic metric on the five-year plan launched in 2013
–	Non-GAAP cash flow margin up 147% percent from 2016
–	Delivered free cash flow in 2018, one year earlier than projected in the five-year plan
–	Balance sheet leverage declined by more than half since 2016
–	Core assets delivering 96 percent of total 2018 production, up from 72 percent overall in 2016
–	Permian production more than doubled since 2016; Montney liquids production up nearly 300 percent Q4 2016 to Q4 2018

The total payout multiplier for the 2016 PSU awards was 168 percent of target.

Other Compensation Elements

In addition to the compensation programs described above, the Company also provides the following additional compensation elements to NEOs, generally consistent with market practice within our Compensation Peer Group.

Pension and Retirement Benefits

NEOs participate in the same Company pension and retirement programs as all other employees, based on the country in which they reside. Further details of the CEO’s and other NEOs’ retirement arrangements can be found beginning on page 70.

Welfare Benefits

NEOs participate in the same Company-sponsored welfare benefit programs as our employees, based on the country in which they reside.

Lump sum cash payment in lieu of perquisites

A lump sum cash payment is provided in lieu of payment for any specific perquisites that are offered by some of our Compensation Peer Group companies. The lump sum is intended for items such as, but not limited to, professional association dues, company vehicle, and financial advice.

Additional CEO Benefits

Additional benefits were provided to Mr. Suttles as part of his compensation arrangements upon his appointment as CEO in 2013. These benefits include: (i) a prescribed-value annual allowance for personal travel on Company aircraft; and (ii) two round-trip business class flights per year for personal travel. These benefits are treated as employment income and are fully taxable. Following Mr. Suttles’ relocation to Denver in 2018, he is no longer entitled to two round-trip business class flights per year for personal travel. Mr. Suttles receives no tax gross-ups or loans in respect of the travel allowance, and any unused balance at year end is forfeited and cancelled. Further details of these benefits are included under the “Other Compensation” column for Mr. Suttles in the Summary Compensation Table on page 66.

Employee Deferred Share Unit Plan

Under the Employee Deferred Share Unit Plan (“Employee DSU Plan”), executives can elect to convert either 25 percent or 50 percent of their Annual Bonus award into DSUs. DSU holdings are intended to encourage shareholder alignment and assist executives to achieve required equity ownership levels. To defer his or her Annual Bonus award into DSUs, an executive must elect prior to December 31 of the preceding calendar year. Such elections, once made, are irrevocable. Once an election is made, the number of DSUs credited to an executive is calculated as follows:

DSUs are payable only following an executive’s cessation of employment. DSUs are settled in cash and are credited with additional DSUs equivalent to dividends payable on our Common Shares during the deferral period. In 2017, Ms. Brillon elected to convert 25 percent of her 2018 Bonus award into DSUs.

CIC Arrangements

Encana does not have general employment contracts with our NEOs. Each NEO has a CIC agreement that provides for payment of severance and other termination benefits on a qualifying termination following a CIC. The treatment of each NEO’s LTI awards upon a termination of employment following a CIC is governed by the applicable LTI plan.

Following shareholder feedback, and in keeping with what has recently become the prevailing market practice among our Compensation Peer Group, we amended our LTI plans in February 2018. The amendments replaced existing “single trigger” vesting provisions in our LTI plans with “double trigger” vesting provisions (providing for CIC vesting only upon the occurrence of both (i) a CIC of Encana; and (ii) subsequent termination of the NEO’s employment by the Company, other than for “Cause”, or by the executive for “Good Reason” (each as defined within the CIC agreement) within 24 months following the CIC). The CIC agreements were also amended in February 2018 to reflect certain updates and clean-up changes intended to ensure consistency across the agreements. These changes included reducing the post-CIC protection period from 36 months to 24 months as described above in order to bring the CIC agreements into alignment with the Company’s LTI awards.

CIC Arrangement Terms

The relevant terms of our executive CIC arrangements are summarized in the table below:

CIC Arrangement Terms

APPLIES TO	CEO and all other Executive Leadership Team members

TRIGGER

CIC and subsequent termination of executive’s employment (within 24 months) either by Company, other than for Cause, or executive for Good Reason, or, in case of LTIs granted prior to 2018, solely a CIC.

SEVERANCE

Lump sum cash payment equal to two times the sum of executive’s base salary, annual allowance, professional membership fees reimbursement, matching contributions to investment plan, and annual bonus award (based on average bonus award paid over preceding three years)

BENEFITS

Continuation (or lump sum payment in lieu) of health, dental, life, disability, and accident insurance benefits for 24-month period. Career counseling, financial counseling, and executive benefits for 24-month period.

PENSION

Continued accrual or crediting of contributions (for DC pension plan participants) or, for Mr. McAllister, continued accrual of DB pension benefits for 24-month period, or cash payment equal to the value thereof

OPTIONS/ SARs	All unvested options/SARs vest immediately and remain exercisable until the earlier of (i) 24 months and (ii) the expiry date

PSUs	All outstanding PSUs immediately vest and become payable at the level specified in the plan document and at the price at which Common Shares are valued for purposes of the CIC

RSUs	Any unvested RSUs immediately vest and are payable based on the price at which Common Shares are valued for purposes of the CIC

V. COMPENSATION GOVERNANCE – ADMINISTERING COMPENSATION TO THE HIGHEST STANDARDS

Role of HRC Committee

The HRC Committee assists the Board in its oversight of our executive compensation program and practices, as well as ensuring that adequate succession plans are in place for all senior leadership positions within the Company.

The HRC Committee is composed entirely of independent directors and operates independently from management. For more information, please reference the section discussing the HRC Committee within the Board and Committee Governance section of our Proxy Statement.

Independent Compensation Advisor

The HRC Committee retains FW Cook as its independent compensation advisor to provide objective, specialized expertise on executive compensation matters. FW Cook reports directly to the HRC Committee Chair, Ms. Nimocks, and performs all services under the direction of the HRC Committee. Where the advisor is requested to provide services in consultation with management, such services are pre-approved by and performed under the direction of Ms. Nimocks. FW Cook provides no other services to Encana or its management. FW Cook provides independent analysis and perspective to the HRC Committee in respect of the following:

•	review and discussion of materials prepared by management with the HRC Committee Chair and HRC Committee prior to each meeting
•	independent analysis of annual total direct compensation recommendations for individual Executive team members, including relative to competitive market data
•	independent analysis of the competitiveness of our program relative to our Compensation Peer Group

•	regular evaluation and identification of areas of potential compensation-related risk in our program
•	emerging regulatory and compensation best practices

In 2018, the HRC Committee’s independent compensation advisor received the following fees for executive compensation-related and other services provided to management:

FW Cook	2018
Executive Compensation-Related Fees	$122,039.54
All Other Fees	$0

Management Compensation Consultants

Management engages Willis Towers Watson (“Towers”) to provide pension-related services, including as actuary to our Canadian pension plans. Management also retains Towers from time to time to provide competitive market data regarding our program and employee benefit programs. In 2018, Towers received the following fees for executive compensation-related and other services provided to management:

Willis Towers Watson	2018
Executive Compensation-Related Fees	$41,507.44
All Other Fees	$810,680.10

Peer Groups and Competitive Market Data

Compensation Peer Group

As a North American energy producer, we compete for executive talent in both Canada and in the United States and our compensation must be competitive to attract and retain the executive talent we need to achieve our business objectives. For this reason, we define our competitive market as companies of similar size, industry focus, and geography as Encana, and assess our compensation against a group of North American industry peers selected by the HRC Committee (our “Compensation Peer Group”). The HRC Committee is careful to include relevant exploration and production focused companies, since their performance is similarly linked to changes in commodity prices during similar measurement periods.

In selecting our Compensation Peer Group, the HRC Committee utilizes the following criteria:

Compensation Peer Group: Evaluation Criteria

Financial & Operational Comparability	Total Assets Production Product Mix	Enterprise Value Market Capitalization Revenues

Nature & Scope of Operations	Primarily North American operations Operate in similar North American plays	Upstream exploration and production

Identified as Competitive Peer	Competitor for executive talent Competitor for investment capital	Identified internally or externally as a peer to Encana

The HRC Committee reviewed the Compensation Peer Group in 2018 and approved the following peer group for 2019 compensation purposes:

Canadian Peers		U.S. Peers

ARC Resources Ltd.	Imperial Oil Ltd	Antero Resources Corporation	EQT Corporation
Canadian Natural Resources Ltd.	Seven Generations Energy Ltd.	Apache Corporation	Hess Corporation
Cenovus Energy Inc.	Suncor Energy Inc.	Cabot Oil & Gas Corporation	Marathon Oil Corporation
Crescent Point Energy Corporation	TransCanada Corporation	Chesapeake Energy Corporation	Murphy Oil Corporation
Enbridge Inc.		Concho Resources Inc.	Noble Energy Inc.
Enerplus Corporation		Continental Resources Inc.	Pioneer Natural Resources Company
Husky Energy Inc.		Devon Energy Corporation	Southwestern Energy Company
EOG Resources Inc.

Market competitiveness of compensation for the CEO and other members of the ELT is assessed each year by the HRC Committee using market data from the above Compensation Peer Group. For our CEO, this assessment is conducted using the U.S. peers. For the other NEOs, country-specific data from the Compensation Peer Group is used, based on the role and country in which the executive is based.

The HRC Committee uses a different peer group to assess our relative TSR performance under our PSU awards. The PSU Performance Peer Group includes companies with whom we compete for investment capital, as opposed to executive talent.

PSU Performance Peer Group

The HRC Committee selected and approved PSU peers based on the following criteria:

✓	Similar market capitalization (between 0.5x and 2.0x of Encana)
✓	North American headquartered
✓	Material natural gas interests
✓	Upstream exploration and production
✓	Operating in similar plays in North America
✓	Development of unconventional resources

The HRC Committee approved the following PSU Performance Peer Group to apply to PSU grants made in 2016 to 2018:

PSU Performance Peer Group (2016, 2017 and 2018 Grants)

Anadarko Petroleum Corporation

Antero Resources Corporation

Apache Corporation

Baytex Energy Corporation

Cabot Oil & Gas Corporation

Canadian Natural Resources Limited

Chesapeake Energy Corporation

Concho Resources Inc.

Continental Resources Inc.

Crescent Point Energy Corporation

Devon Energy Corporation

Enerplus Corporation EOG Resources Inc.

EP Energy Corporation.

Hess Corporation

Marathon Oil Corporation

Murphy Oil Corporation

Newfield Exploration Company

Noble Energy Inc.

Obsidian Energy Ltd.

Pengrowth Energy Corporation

Pioneer Natural Resources Company

Range Resources Corporation

Southwestern Energy Company

Vermilion Energy Inc.

Whiting Petroleum Corporation

Compensation Risk Management

The Board is committed to the identification and mitigation of compensation-related risk. The HRC Committee has adopted a structured approach to compensation risk, designed to discourage inadvertent or undue risk taking by:

i.	incorporating risk management principles directly into our program design
ii.	active consideration of risk as a key element of compensation decision-making
iii.	concluding regular comprehensive compensation program risk assessments of our program

Specific examples of how our program incorporates compensation risk management include:

✓	use of balanced, operational and financial performance metrics in our Board-approved Company Scorecard;
✓	use of balanced mix of vehicles in our annual LTI grants;
✓	deferral of all vesting and payout of 85 percent of annual executive LTI grants for a three-year period; and
✓	vesting and payout maximums (or caps) in our PSU grants.

We believe these features reduce risk by diversifying rewards, scenarios and eliminating reliance on any single or limited number of performance measures to determine executive incentive compensation. Risk is also managed through the consistent application of our program, which applies to all employees, including our executives.

Compensation-related risk is also mitigated through our corporate governance practices, which include share ownership guidelines, an Incentive Compensation Clawback Policy and prohibitions regarding hedging of equity awards, all of which apply to incentive-based compensation granted to our executives.

Executive Share Ownership Guidelines

Encana has had share ownership guidelines since 2002. The share ownership guidelines require our executives and designated Vice-Presidents to achieve minimum share ownership levels within a five-year period of appointment to their position. If a participant is promoted, resulting in an increased target, the participant is given an additional two-year period to meet the new target.

Targets are calculated as a multiple of base salary, with share ownership calculated based on the aggregate value of:

(i)	owned Common Shares (including beneficial ownership);
(ii)	unvested RSUs; and
(iii)	DSU holdings.

The HRC Committee reviews the status of executive equity ownership under the share ownership guidelines on an annual basis. The status of our NEOs’ share ownership as at December 31, 2018 is provided below.

	Ownership Requirement (Multiple of Base Salary)	Current Ownership (Multiple of Base Salary)
Doug Suttles	5 times	11.03 times
Sherri Brillon	3 times	9.49 times
Mike McAllister	3 times	6.46 times
David Hill	3 times	5.88 times
Renee Zemljak	3 times	5.27 times

Incentive Compensation Clawback Policy

The Board adopted an Incentive Compensation Clawback Policy in 2012. Under the policy, the Board is authorized to require immediate reimbursement of all or any portion of Annual Bonus award or LTI compensation received by or payable to an executive in the event of any of the following circumstances:

•	Encana is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws (a “Restatement”);
•

incentive compensation received by a current or former executive in respect of years to which the Restatement pertains exceeds the amount that would have been received by the executive under the Restatement (the “Incentive Compensation”); and

•	an executive engaged in gross negligence, intentional misconduct or fraud which either caused or significantly contributed to the material non-compliance resulting in the Restatement.

Where such circumstances exist, the Board is authorized to: (i) require immediate reimbursement by the executive to Encana for all or any Incentive Compensation previously paid; (ii) immediately terminate and forfeit any right of the executive to any Incentive Compensation (in the event not previously paid); (iii) immediately withhold or cancel the value of any Incentive Compensation from any outstanding amounts owing to the executive (including any unvested or unexercised LTI awards) to compensate for (or off-set) the value against any unrecovered Incentive Compensation amount; and/or (iv) initiate such other action against the executive as the Board may deem necessary.

No Hedging Policy

Our Securities Trading and Insider Reporting Policy expressly prohibits directors and all employees, including executives, from engaging in any form of equity monetization transactions (including the purchase of financial instruments to hedge or offset a decrease in value) involving the Encana securities that represent part of their LTI awards or, in respect of our executives, Encana securities held under our share ownership guidelines.

The policy also prohibits directors and employees from engaging in the following activities involving Encana securities:

•	selling securities they do not own, have not fully paid for or have no right to own (engaging in a “short sale”);
•	selling a “call option” or buying a “put option”;
•	entering into equity monetization transactions involving any securities subject to our share ownership guidelines or that is the equivalent of “short selling”; and
•	entering into brokerage arrangements that might result in a sale at a time when he or she is not permitted to trade.

VI. 2018 DETAILED COMPENSATION DISCLOSURE

Summary Compensation Table

The table below shows the compensation paid or awarded to each of our NEOs in each of the last three years.(1)

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
Doug Suttles President & Chief Executive Officer	2018 2017 2016	1,100,000 1,100,000 1,057,254	6,221,770 6,463,429 6,255,057	2,073,922 2,154,471 3,466,863	2,289,375 2,188,278 2,552,145	– – –	296,827 297,399 239,779	11,981,894 12,203,577 13,571,098

Sherri Brillon Executive Vice President & Chief Financial Officer	2018 2017 2016	451,620 451,620 451,620	1,331,707 1,331,722 1,331,705	443,902 443,902 618,971	547,025 487,750 592,752	– – –	113,815 113,815 99,348	2,888,069 2,828,809 3,094,396

Michael McAllister Executive Vice-President & Chief Operating Officer	2018 2017 2016	536,540 536,540 536,540	1,737,006 1,737,014 1,737,008	579,002 579,003 822,389	785,897 719,500 863,159	– 1,777,774 1,247,813	68,329 68,329 68,314	3,706,774 5,418,160 5,275,223

David Hill Executive Vice-President, Exploration & Business Development	2018 2017 2016	450,000 450,000 450,000	1,125,012 1,125,004 1,125,006	375,003 375,001 390,123	496,913 445,725 465,750	– – –	114,446 113,681 113,597	2,561,374 2,509,411 2,544,476

Renee Zemljak Executive Vice-President, Midstream, Marketing & Fundamentals	2018 2017 2016	490,000 490,000 490,000	1,125,012 1,125,004 1,125,006	375,003 375,001 480,579	571,095 485,345 507,150	– – –	117,383 117,024 116,974	2,678,493 2,592,374 2,719,709

Notes:

(1)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate (for each year above) of C$1.00 = US$0.772 (average exchange rate for 2018) for year over year comparability.

(2)

For 2018, 2017 and 2016 RSU and PSU awards, grant date fair value is calculated by multiplying the number of granted units by the VWAP of Common Shares on the five trading days immediately prior to the February 26, 2018 grant date (C$13.76 or US$10.87), February 27, 2017 grant date (C$15.43 or US$11.75) and March 3, 2016 grant date (C$5.56 or US$4.06). PSU and RSU compensation expenses are accounted for on a fair value basis, as required by U.S. GAAP.

(3)

For 2018 Option and U.S. SAR grants, grant date fair value is determined in accordance with ASC 718 Compensation – Stock Compensation (“ASC 718”) by using a Black-Scholes model based on 52.4 percent for Canadian Option grants and 55.2 percent for U.S. SAR grants, applied using the following assumptions: Expected Term = 7 years; Volatility = 54.10 percent (Canadian Option grants), 57.87 percent (U.S. SAR grants); Dividend Yield = 0.54 percent; Risk Free Rate = 1.67. percent.

For 2017 Option and U.S. SAR grants, grant date fair value is determined by using a Black-Scholes-Merton Model based on 50.3 percent for Canadian Option grants and 53.3 percent for U.S. SAR grants, applied using the following assumptions:

(i)	Expected Term = 7 years;
(ii)	Volatility = 53.24 percent (Canadian Option grants), 57.18 percent (U.S. SAR grants);
(iii)	Dividend Yield = 0.54 percent;
(iv)	Risk Free Rate = 0.75 percent.

For 2016 Option and U.S. SAR grants, grant date fair value is determined in accordance with ASC 718 by using a Black-Scholes model based on 39.2 percent for Canadian Option grants and 41.5 percent for U.S. SAR grants, applied using the following assumptions:

(i)	Expected Term = 7 years;
(ii)	Volatility = 45.31 percent (Canadian Option grants), 48.16 percent (U.S. SAR grants);
(iii)	Dividend Yield = 1.44 percent;
(iv)	Risk Free Rate = 0.51 percent.
(4)

In 2017, Ms. Brillon elected to convert 25 percent of her 2018 Bonus award into DSUs. In 2016, Ms. Brillon elected to convert 50 percent of her 2017 Bonus award into DSUs. In 2015, Ms. Brillon elected to convert 25 percent of her 2016 Bonus award into DSUs. DSUs granted during 2018 in respect of such elections are discussed in the “Non-qualified Deferred Compensation Table for 2018”.

(5)	Pension Value represents the year over year compensatory change. Details are found in the “Defined Benefit Pension Table” on page 71.
(6)	See the “All Other Compensation Table” below for additional information.

CEO Pay Ratio

Item 402(u) of the U.S. Securities and Exchange Commission’s Regulation S-K, adopted under the Dodd-Frank Act, required disclosure of the annual total compensation of our CEO to our median employee’s annual total compensation. The ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u).

The median employee was determined based on actual 2018 total cash compensation for the period from January 1, 2018 to December 31, 2018 for the employee population as of December 31, 2018. A foreign exchange rate of C$1.00 = US$0.772 (average exchange rate during 2018) was used to convert Canadian compensation into U.S. dollars for purposes of comparison.

Mr. Suttles’ 2018 annual total compensation was $11,981,894 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2018 calculated in accordance with Item 402(c)(x) of the SEC’s Regulation S-K, which includes 2018 base salary, target grant date fair value LTI awards, annual bonus, Company contributions to retirement plan, annual allowance and other benefits, was $146,983. As a result, we estimate that Mr. Suttles’ 2018 annual total compensation was approximately 82 times that of our median employee.

All Other Compensation Table

Name	Year	Company Contributions to Retirement Plans ($)(1)	Annual Allowance ($)	Company Aircraft ($)(2)	Other Perquisites and Benefits ($)(3)	Total ($)
Doug Suttles	2018 2017 2016	169,266 148,707 86,361	36,797 36,609 34,539	49,302 37,577 47,515	41,462 74,505 71,365	296,827 297,399 239,779
Sherri Brillon	2018 2017 2016	50,581 50,581 36,130	30,571 30,571 30,571	– – –	32,662 32,662 32,647	113,815 113,815 99,348
Michael McAllister	2018 2017 2016	– – –	30,571 30,571 30,571	– – –	37,758 37,758 37,743	68,329 68,329 68,314
David Hill	2018 2017 2016	72,900 72,900 72,900	38,000 38,000 38,000	– – –	3,546 2,781 2,697	114,446 113,681 113,597
Renee Zemljak	2018 2017 2016	76,381 76,022 76,022	38,000 38,000 38,000	– – –	3,002 3,002 2,952	117,383 117,024 116,974

Notes:

(1)

This column represents the matching contributions made by the Company for the benefit of the NEOs under the defined contribution plan and non-qualified deferred compensation plan. These plans are discussed in more detail in the ”2018 Non-qualified Deferred Compensation” table on page 71.

(2)

The amount reflects the value of the personal aircraft use for 2018. The aggregate incremental cost to the Company for personal use of the Company’s aircraft is calculated based on the Company’s average variable operating costs including fuel, repairs and maintenance, landing and ramp fees and other miscellaneous variable costs.

(3)	Amounts in this column include company match of respective investment plan contributions, limited personal club memberships and taxable benefit of company parking.

Incentive Plan Awards

Grants of Plan-Based Awards for 2018

Name	Type of award	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units(3) (#)	All other option awards: number of securities underlying options(4) (#)	Exercise or base price of option awards(5) ($/sh)	Grant date fair value of stock and option awards(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Doug Suttles	RSU PSU Option	02/26/2018 02/26/2018 02/26/2018	02/14/2018 02/14/2018 02/14/2018	0	$1,375,000	$2,750,000	0	390,469	780,938	195,235	372,585	C$13.76	$2,073,927 $4,147,843 $2,073,922
Sherri Brillon	RSU PSU Option	02/26/2018 02/26/2018 02/26/2018	02/14/2018 02/14/2018 02/14/2018	0	$338,715	$677,430	0	83,576	167,152	41,788	79,748	C$13.76	$443,902 $887,804 $443,902
Michael McAllister	RSU PSU Option	02/26/2018 02/26/2018 02/26/2018	02/14/2018 02/14/2018 02/14/2018	0	$482,886	$965,772	0	109,012	218,024	54,506	104,019	C$13.76	$579,002 $1,158,004 $579,002
David Hill	RSU PSU SAR	02/26/2018 02/26/2018 02/26/2018	02/14/2018 02/14/2018 02/14/2018	0	$315,000	$630,000	0	68,998	137,996	34,499	62,498	US$10.87	$375,004 $750,008 $375,004
Renee Zemljak	RSU PSU SAR	02/26/2018 02/26/2018 02/26/2018	02/14/2018 02/14/2018 02/14/2018	0	$343,000	$686,000	0	68,998	137,996	34,499	62,498	US$10.87	$375,004 $750,008 $375,004

Notes:

(1)

The amounts shown represent the threshold, target and maximum payouts for the components of the 2018 Annual Bonus award. “Threshold” represents the lowest payout if the threshold level of performance is achieved for every performance metric. “Maximum” represents a payout at 200 percent of target. The actual amounts paid for 2018 are shown in the “Summary Compensation Table”.

(2)

These columns reflect the potential payout range, in units, of PSUs granted in 2018. PSU awards cliff vest at three years from the grant date. Actual payouts will range from 0 to 200 percent of the units granted plus reinvested dividends based on relative TSR (50 percent) and Strategic Milestones (50 percent) over the three-year performance period ending December 31, 2020.

(3)	RSU awards plus reinvested dividends cliff vest at three years from the grant date.
(4)	The Option awards vest over three years from the grant date (30 percent the first two years and 40 percent the third year) and expire seven years from grant date.
(5)

Option exercise prices reflect the five-day VWAP of the Common Shares prior to grant date. Option-based awards to Canadian-based NEOs were granted based on option exercise prices in Canadian dollars (C$13.76), and SAR awards to U.S.-based NEOs granted based on exercise prices in U.S. dollars (US$10.87).

(6)

Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.772 (average exchange rate for 2018). The grant date fair value of stock options granted is determined by multiplying the number of options granted by the Black-Scholes value.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs at the end of the last fiscal year.

Stock Awards
	Option Awards(1)					RSUs		PSUs
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares units or other rights that have not vested(3) ($)
Doug Suttles	– 107,872 1,101,258 619,867 349,337	372,585 251,703 824,175 – –	– – – – –	$13.76 $15.43 $5.56 $14.34 $20.35	02/26/2025 02/27/2024 03/03/2023 03/13/2022 02/18/2019	196,457 182,996 495,018	$1,195,125 $1,113,231 $3,011,373	392,914 365,990 990,034	$2,390,237 $2,226,455 $10,118,202
Sherri Brillon	– 22,225 220,720 178,212 116,446	79,748 51,861 147,148 – –	– – – – –	$13.76 $15.43 $5.56 $14.34 $20.35	02/26/2025 02/27/2024 03/03/2023 03/13/2022 02/18/2019	42,050 37,705 105,390	$255,805 $229,373 $641,125	84,099 75,408 210,779	$511,611 $458,740 $2,154,171
Michael McAllister	– 28,990 146,629 232,451 174,669	104,019 67,644 195,506 – –	– – – – –	$13.76 $15.43 $5.56 $14.34 $20.35	02/26/2025 02/27/2024 03/03/2023 03/13/2022 02/18/2019	54,847 49,179 137,465	$333,660 $299,180 $836,249	109,695 98,358 274,929	$667,314 $598,353 $2,809,787
David Hill	– 17,963 138,924 138,823 88,084	62,498 41,915 92,617 – –	– – – – –	$10.87 $11.75 $4.06 $11.35 $18.51	02/26/2025 02/27/2024 03/03/2023 03/13/2022 02/18/2019	34,716 32,291 94,121	$200,664 $186,642 $544,025	69,433 64,581 188,243	$401,323 $373,284 $1,827,915
Renee Zemljak	– 17,963 41,136 138,823 88,084	62,498 41,915 114,091 – –	– – – – –	$10.87 $11.75 $4.06 $11.35 $18.51	02/26/2025 02/27/2024 03/03/2023 03/13/2022 02/18/2019	34,716 32,291 94,121	$200,664 $186,642 $544,025	69,433 64,581 188,243	$401,323 $373,284 $1,827,915

Notes:

(1)

Stock option awards vest over three years (30 percent the first two years and 40 percent the third year) and expire seven years from grant date for awards granted commencing February 2015 and expire five years from grant date for awards granted prior to February 2015.

(2)

The values shown in this column are based on the TSX or NYSE closing price of Common Shares on December 31, 2018. Awards for Canadian-based NEOs were valued based on the TSX (C$7.88), and those for U.S.-based NEOs were valued based on the NYSE (US$5.78). Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.772 (average exchange rate for 2018).

(3)

The values shown in this column are based on the TSX or NYSE closing price of Common Shares on December 31, 2018. Awards for Canadian-based NEOs were valued based on the TSX (C$7.88), and those for U.S.-based NEOs were valued based on the NYSE (US$5.78). The performance metric applied for the 2016 PSU grant is based on a payout of 168 percent and 2017 and 2018 PSU grants are based on a payout of 100 percent of the respective target. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.772 (average exchange rate for 2018).

Option Exercises and Stock Vested for 2018

The following table provides information relating to the value realized upon the exercise of Options and the vesting of RSUs and PSUs under the incentive plan during the last fiscal year:

				Stock Awards
	Option Awards		RSUs		PSUs
Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)	Number of shares acquired on vesting(3) (#)	Value realized on vesting(4) ($)
Doug Suttles	40,000	350,797	146,694	1,589,999	356,171	3,783,505
Sherri Brillon	–	–	42,175	457,130	102,400	1,087,767
Michael McAllister	–	–	55,011	596,258	133,565	1,418,824
David Hill	–	–	34,758	378,515	84,392	917,341
Renee Zemljak	130,000	1,004,900	34,758	378,515	84,392	917,341

Notes:

(1)

The value realized on shares acquired on exercise is based on the difference between the closing price per share of the Company’s Common Shares on the date of exercise and the grant price. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.772 (average exchange rate for 2018).

(2)	The values realized upon vesting for RSUs are based on the TSX or NYSE 5-day VWAP at March 13, 2018, or C$14.04 and US$10.89, respectively.
(3)	The performance multiplier for the 2015 PSU grant was determined to be 121.4 percent.
(4)	The values realized upon vesting for 2015 PSUs are based on the 5-day VWAP after the February board meeting blackout was lifted. The 5-day VWAP for TSX and NYSE are C$13.76 and US$10.87, respectively.

Equity Incentive Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The ESOP is our only compensation plan under which equity securities of Encana have been authorized for issuance as of December 31, 2018. The table below provides details regarding options outstanding under the ESOP as of December 31, 2018. If the Omnibus Incentive Plan Resolution is passed, the Omnibus Incentive Plan will replace the ESOP and, accordingly, the Company will not issue any further options pursuant to the ESOP in the future. For more information about the ESOP, see Schedule D – Employee Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders – ESOP	10,366,507	$13.45	38,249,257
Equity compensation plans not approved by security holders	None	None	None

Total	10,366,507	$13.45	38,249,257

Retirement Benefits

CEO Relocation

Mr. Suttles relocated from Calgary to Denver on June 1, 2018. For the purposes of this disclosure, please note that effective June 1, 2018, he ceased participation in our Canadian retirement plans and began participating in our U.S. retirement plans, each described below.

Canadian Registered and Supplemental Pension Plans

Our Canadian-based executives, including the CEO for the first five months of 2018, participate in our registered pension plan and supplemental pension plan (collectively, the “Canadian Plan”). Pension contributions to the registered plan are payable up to the level permitted by the Income Tax Act. Contributions beyond this level are made to the supplemental plan. The Canadian Plan has an active defined contribution (“DC”) component. It also has a legacy defined benefit (“DB”) component which has been closed to new members since 2003. Pensionable earnings, for purposes of the Canadian Plan, include a base salary and Annual Bonus award (capped to a maximum of base salary of 67 percent for the CEO and 40 percent for other NEOs).

Canadian DC Plan

Mr. Suttles and Ms. Brillon participated in the DC component of the Canadian Plan. Mr. Suttles only participated in this plan for the first five months of 2018. Encana contributes eight percent of pensionable earnings to an individual’s DC account. Participants select from a variety of investment options and manage their own accounts.

Canadian DB Plan

Mr. McAllister is the only executive who participates in the DB component of the Canadian Plan. His participation commenced with a predecessor company to Encana, and his DB benefits have fully vested.

Upon retirement, DB benefits are based on two percent of the individual’s highest five consecutive years of pensionable earnings in the preceding 10 years, multiplied by years of pensionable participation in the Canadian Plan. Participants contribute four percent of pensionable earnings up to a defined annual maximum. Normal retirement is age 65, but participants can retire at age 55 or after with a reduced pension. Pension is paid on an unreduced basis from age 60 (or after age 55 with 30 years of service).

Canadian Investment Plan

Our Canadian-based executives are also eligible to participate in our Canadian Investment Plan. Participants contribute up to a maximum of 25 percent base salary to self-selected investment options. Encana matches these contributions to a maximum of 5 percent of base salary in Common Shares purchased on the open market.

U.S. DC Plan

Mr. Suttles began participating in the Encana (USA) Retirement Plan on June 1, 2018. Mr. Hill and Ms. Zemljak also participate in the Encana (USA) Retirement Plan. Encana contributes 8 percent of base salary to a participant’s DC account. Similar to the Canadian Investment Plan, participant contributions are matched by Encana up to 5 percent of base salary. Participants select among various investment options and manage their own accounts.

As with the supplemental component of the Canadian Plan, Encana also credits an amount equal to 8 percent of the executives’ Annual Bonus award (to a maximum of 40 percent of base salary) to a U.S. non-qualified Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan provides non-qualified benefits in excess of those permitted (under the Encana (USA) Retirement Plan) by the U.S. Internal Revenue Code.

Defined Benefit Pension Table

The table below shows Mr. McAllister’s estimated annual DB benefits, accrued DB pension obligations and compensatory and non-compensatory changes as at December 31, 2018.(1)

Name	Plan Name	Number of years of credited service (#)	Present Value of accumulated benefit(2) ($)	Payments during last fiscal year($)
Michael McAllister(3)(4)	Registered Plan	18.500	748,919	–
	Supplemental Plan	30.500	7,017,902	–

Notes:

(1)	Amounts are estimates only based on assumptions (referred to in Note 21 to the Consolidated Financial Statements in the Annual Report or other footnotes below and therefore may not materialize).
(2)

Amounts converted from Canadian dollars to U.S. dollars using December 31, 2018 exchange rate of C$1.00 = US$0.733. Calculations include no preretirement decrements. All accrued pensions are assumed payable at the later of age 60, which is the earliest unreduced retirement age, and current age.

(3)

Michael McAllister was granted 12 additional years of service granted under an individual agreement in 2000. The additional Supplemental Plan pension in respect of the 12 years of additional service is reduced by an annual pension offset of $16,668 (converted from Canadian dollars to U.S. dollars using the December 31, 2018 exchange rate of C$1.00 = US$0.733) payable at age 60 from Mr. McAllister’s previous employer. The additional pension, reflecting the offset, is $2,834,565 of the present value listed above.

(4)	Michael McAllister is eligible for early unreduced retirement under both plans as at December 31, 2018.

2018 Non-qualified Deferred Compensation

The table below provides information relating to the compensation deferred during fiscal 2018 under the terms of the Non-qualified plan by the NEOs:

Name	Executive contributions in last fiscal year(1)(5) ($)	Registrant contributions in last fiscal year(2)(5) ($)	Aggregate earnings in last fiscal year(3)(5) ($)	Aggregate withdrawals/ distributions(5) ($)	Aggregate balance at last fiscal year end(4)(6) ($)
Doug Suttles	–	129,850	5,576	578,377	50,891
Sherri Brillon	243,875	30,123	(444,606)	–	653,846
Michael McAllister	–	–	(165,325)	–	127,885
David Hill	111,859	37,150	(226,699)	122,530	946,313
Renee Zemljak	–	42,314	(264,439)	120,019	1,252,747

Notes:

(1)

These include contributions made through election in the NQDC Plan and deferrals elected by NEOs through the Employee DSU Plan. These amounts are reported in the “Non-Equity Incentive Plan Compensation” column (for 2017 annual Bonus award paid in 2018) of the Summary Compensation Table.

(2)

These include contributions made by Encana to the NEO through the NQDC Plan and Supplemental DC Plan. These amounts are reported in the “All Other Compensation” column of the “Summary Compensation Table”.

(3)

Earnings are not included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the “Summary Compensation Table” as they are not above-market or preferential earnings.

(4)

The aggregate balances shown in this column include the following amount that was reported in the Summary Compensation Table in previous years: Mr. Suttles $305,120; Ms. Brillon $94,651; Mr. Hill $108,382; and Ms. Zemljak $139,587.

(5)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the average exchange rate during 2018 of C$1.00 = US$0.772.
(6)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the December 31, 2018 exchange rate of C$1.00 = US$0.733.

Potential Payments Upon Termination or CIC

Voluntary or Involuntary Termination Outside a CIC

We do not have employment agreements with any of the NEOs and therefore any severance or termination payments would be determined at the time of the termination of employment. Our LTI plans outline vesting provisions for LTI awards in relation to termination outside a CIC. Upon termination under age 55, all RSUs, PSUs and unvested options are forfeited and cancelled with any vested options having 60 business days from termination to be exercised. For early retirement between ages 55 to 60, whether initiated by the Company or due to the applicable employee’s resignation, unvested RSUs and PSUs vest on a pro-rated basis based on the number of months from the grant date to the date of retirement and are paid at the scheduled vesting date, and any vested options or SARs have six months to be exercised from termination of employment with unvested options or SARs being cancelled. For retirement above age 60, whether initiated by the Company or due to the applicable employee’s resignation, all outstanding RSUs, PSUs and options/SARs will continue to vest according to the vesting schedule, with any vested options or SARs exercisable up to the expiry date.

Termination following a CIC.

In February 2018, we amended our award agreements such that all LTI awards granted to NEOs on or after February 14, 2018 now feature “double trigger” vesting provisions, which provide for CIC vesting only upon the occurrence of both (i) a CIC of Encana; and (ii) a subsequent termination of the NEO’s employment by the Company other than for “Cause” or by such NEO for “Good Reason” (each as defined within the applicable NEO’s CIC agreement) within a 24-month period following the CIC. In contrast, LTI awards granted to NEOs prior to February 14, 2018 become vested or exercisable, as applicable, immediately upon the occurrence of a CIC. For further information, see the section “Other Compensation Elements – CIC Arrangement Terms” beginning on page 62.

Upon a CIC and subsequent qualifying termination of employment, LTI awards granted to our NEOs on or after February 14, 2018 will vest and give rise to the payments detailed in the table below.

Termination Due to Death.

Upon death, LTI treatment is similar to a voluntary or involuntary termination outside a CIC, with the exception that individuals under age 55 at the time of death are treated in the same manner as an early retirement between ages 55 to 60.

	Voluntary Termination ($)	Involuntary Termination outside a Change- in-Control ($)	Involuntary Termination within a Change-in-Control ($)	Termination Due to Death ($)
Doug Suttles
Salary Severance	–	–	2,200,000(2)	–
Annual Incentive Plan	–	–	4,526,880(3)	–
Value of Unvested LTIs	13,479,482	13,479,482	18,427,247(4,5)	13,479,482
Incremental Value (Pension Benefits)	–	–	403,920(6)	–
Other Compensation and Benefits	–	–	114,727(10)	–
Total:	13,479,482	13,479,482	25,672,774	13,479,482
Sherri Brillon
Salary Severance	–	–	857,610(2)	–
Annual Incentive Plan	–	–	1,030,204(3)	–
Value of Unvested LTIs	2,833,399	2,833,399	3,833,785(4,5)	2,833,399
Incremental Value (Pension Benefits)	–	–	96,052(7)	–
Other Compensation and Benefits	–	–	120,079(10)	–
Total:	2,833,399	2,833,399	5,937,730	2,833,399
Michael McAllister
Salary Severance	–	–	1,018,870(2)	–
Annual Incentive Plan	–	–	1,499,267(3)	–
Value of Unvested LTIs	1,335,906	1,335,906	1,841,140(4,5)	1,335,906
Incremental Value (Pension Benefits)	–	–	–(8)	–
Other Compensation and Benefits	–	–	129,754(10)	–
Total:	1,335,906	1,335,906	4,489,031	1,335,906
David Hill
Salary Severance	–	–	900,000(2)	–
Annual Incentive Plan	–	–	938,925(3)	–
Value of Unvested LTIs	2,403,993	2,403,993	3,192,233(4,5)	2,403,993
Incremental Value (Pension Benefits)	–	–	145,800(9)	–
Other Compensation and Benefits	–	–	83,092(10)	–
Total:	2,403,993	2,403,993	5,260,050	2,403,993
Renee Zemljak
Salary Severance	–	–	980,000(2)	–
Annual Incentive Plan	–	–	1,042,393(3)	–
Value of Unvested LTIs	70,754	70,754	3,060,973(4,5)	2,235,797
Incremental Value (Pension Benefits)	–	–	158,760(9)	–
Other Compensation and Benefits	–	–	82,003(10)	–
Total:	70,754	70,754	5,324,129	2,235,797

Notes:

(1)	Calculated as at December 31, 2018 and converted from Canadian dollars to U.S. dollars using December 31, 2018 exchange rate of C$1.00 = US$0.733.
(2)	Calculated using two times NEO’s base salary in effect at December 31, 2018.
(3)	Calculated based on two times average of Bonus award paid in the immediately preceding three years (from 2016 to 2018, inclusive).
(4)	Reflects estimated value from accelerated vesting of Options unvested as at December 31, 2018.
(5)

The PSU amounts have been valued, for illustration purposes, based on a payout of 100 percent of the respective target amount using the TSX or NYSE closing price of Common Shares on December 31, 2018, or C$7.88 and US$5.78 respectively. Value of 2018, 2017 and 2016 RSU grants reflects all RSUs outstanding as at December 31, 2018 valued, for illustration purposes, based on the TSX or NYSE closing price of Common Shares on December 31, 2018, or C$7.88 and US$5.78 respectively.

(6)

In the event of Change of Control and termination of employment, Mr. Suttles would be compensated based on additional service for purposes of his DC Pension Plan participation of 24 months. The incremental value is equal to 8.0 percent of two times his annual base salary plus 8% of two times his annual bonus (capped at 67% of base salary).

(7)

In the event of Change of Control and termination of employment, Ms. Brillon would be compensated based on additional service for purposes of her DC Pension Plan participation of 24 months. The incremental value is equal to 8.0 percent of two times her annual base salary plus 8% of two times her annual bonus (capped at 40% of base salary).

(8)

In the event of Change in Control and termination of employment, Mr. McAllister would have been credited with additional pensionable service of 24 months. The calculation of his respective five-year final average pensionable earnings is based on his annual base salary plus bonus (capped at 40% of base salary) for this additional period. The incremental value is equal to the difference between the actuarial present values of his accrued DB pension, as modified above, less the accrued DB pension, unmodified, using the commuted value basis for the DB Plan as of December 31, 2018. The discount rates used are 3.20 percent for 10 years and 3.40 percent thereafter.

(9)

In the event of Change of Control and termination of employment, Mr. Hill or Ms. Zemljak (as applicable), would be compensated based on additional service for purposes of their DC Pension Plan participation of 24 months. The incremental value is equal to 13.0 percent of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(10)	Includes other compensation, including perquisites, annual allowances and five percent matching of participant contributions.

HRC Committee Report

The HRC Committee has reviewed, commented on and discussed with management this CD&A for the year ending December 31, 2018. Based on that review and discussion, the HRC Committee recommended to the Board that it be included in this Proxy Statement for the Meeting.

Human Resources and Compensation Committee

Suzanne P. Nimocks, Chairperson

Fred J. Fowler

Lee A. McIntire

Margaret A. McKenzie

Bruce G. Waterman

Communications and Shareholder Engagement

The Board welcomes engagement with shareholders and encourages them to provide feedback and share their perspective. Shareholders and other interested parties can communicate directly with any director, including our Chairman of the Board, Mr. Clayton H. Woitas, at the following address:

c/o Office of the Corporate Secretary

Encana Corporation

500 Centre Street S.E.

P.O. Box 2850

Calgary AB T2P 2S5

Questions may also be directed to our investor relations personnel at investor.relations@encana.com.

Detailed information on our business, operating and financial results, is available on our website at www.encana.com. Our news releases and other prescribed documents are filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov.

Shareholder Proposals and Director Nominations

Shareholders may propose matters to be presented at our shareholder meetings and may nominate persons to be directors of the Company. Formal procedures have been established for those proposals and nominations.

Proposals for 2020 Annual Meeting of Shareholders and 2020 Proxy Materials

The Company is subject to the rules of both the SEC under the Exchange Act and provisions of the Canada Business Corporations Act (“CBCA”) with respect to shareholder proposals. As clearly indicated under the CBCA and SEC rules under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.

Shareholder proposals submitted pursuant to SEC rules under the Exchange Act for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Shareholders must be received by us, addressed to our Corporate Secretary, at our principal executive offices located at 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, Canada T2P 2S5, no later than November ●, 2019. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

Proposals submitted under the applicable provisions of the CBCA that a shareholder intends to present at the 2020 Annual Meeting of Shareholders and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2020 Annual Meeting of Shareholders must be received no later than December ●, 2019. Such proposals must also comply with all applicable provisions of the CBCA and the regulations thereunder.

Nominations for Directors at 2019 Annual Meeting of Shareholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Pursuant to our By-laws, nominations of persons for election to our Board may be made at a meeting of our shareholders:

•	pursuant to our notice of the meeting;

•	by or at the direction of the Board;

•

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the CBCA, or a requisition of the shareholders made in accordance with the provisions of the CBCA; or

•	by any shareholder:

(i)

who, at the close of business on the date of the giving of the notice provided in Section 5.10 of our By-laws and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)	who complies with the notice procedures set forth in Section 5.10 of our By-laws.

Nominations by any of our shareholders shall be made pursuant to timely notice, in writing, to the Corporate Secretary of the Company. To be timely (in accordance with Section 5.10 of our By-laws), a shareholder’s notice with respect to our 2019 annual meeting of shareholders, shall be delivered to the Corporate Secretary of the Company at our principal executive offices located at 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, Canada T2P 2S5, as follows:

(a)

in the case of an annual meeting of shareholders, not less than 30 days (being no later than the close of business on April 1, 2019, being the first business day following such 30-day deadline) and not more than 65 days (being no earlier than the close of business on February 25, 2019, being the first business day following such 65-day deadline) before the date of the annual meeting of shareholders; provided; however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the nominating shareholder may be given not later than the close of business on the 10th day following the Notice Date; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

In no event shall any adjournment or postponement of a meeting of shareholders, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

A copy of our By-laws is available on our website at http://www.encana.com/about/board-governance/documents-filings.html.

Other Matters

The Company’s management is not aware of any business to be presented for action by shareholders at the Meeting other than the items referred to in this Proxy Statement or in the Meeting Notice.

Additional Information

For shareholders unable to attend the Meeting in person, a live broadcast of the Meeting will be available. Details on how to access the broadcast of the Meeting will be provided at www.encana.com and in a news release prior to the Meeting.

Additional information about Encana, including our Annual Report (which includes our financial statements and management’s discussion and analysis of financial condition and results of operations for year ended December 31, 2018) is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

Copies of our Proxy Statement and Annual Report are available on our website www.encana.com. Copies are also available to shareholders, upon request without charge, by contacting Investor Relations, Encana Corporation, Suite 4400, 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, T2P 2S5; telephone: 1-403-645-2000 or investor.relations@encana.com.

References to information contained on our website at www.encana.com are not incorporated by reference into, and do not constitute a part of, this Proxy Statement.

SCHEDULE A

OMNIBUS INCENTIVE PLAN OF ENCANA CORPORATION

(Effective from February 13, 2019)

1.	PREAMBLE AND DEFINITIONS

1.1	Purpose of the Plan.

(a)	The principal purposes of the Plan are:

(i)	to promote a proprietary interest in the Corporation among employees and directors;

(ii)	to promote an alignment of interests among employees, directors and shareholders of the Corporation;

(iii)	to provide a long-term incentive element in overall compensation of employees and directors;

(iv)	to associate a portion of eligible employees’ and directors’ compensation with the performance of the Corporation; and

(v)	to attract and retain employees and directors with the knowledge, experience and expertise required by the Corporation.

1.2	Definitions.

In the Plan, the following terms shall have the meanings respectively set forth below:

(a)

“Affiliate” means any corporation, partnership or other entity in which the Corporation, directly or indirectly, has a majority ownership interest or which controls, or is under common control with, the Corporation.

(b)

“Applicable Exchange” means the TSX or the NYSE as specified in the Participant’s respective Grant Agreement, or, if the Shares are not listed on the TSX or the NYSE, as applicable, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

(c)

“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and the listing standards of the Applicable Exchange.

(d)	“Award” means a Stock Option, SAR, RSU, PSU, Restricted Stock or Other Share-Based Award granted pursuant to the terms of this Plan.

(e)	“Blackout Expiry Date” has the meaning set forth in Section 5.5 of this Plan.

(f)

“Blackout Period” means a trading blackout period imposed by the Corporation under the Corporation’s Securities Trading and Insider Reporting Policy (as amended, supplemented or replaced by the Corporation from time to time).

(g)	“Board” means the Board of Directors of the Corporation.

(h)	“Business Combination” has the meaning set forth in Section 10.2(b) of this Plan.

(i)	“Change in Control” has the meaning set forth in Section 10.2 of this Plan.

(j)	“Change in Control Value” has the meaning set forth in Section 10.1(a)(ii) of this Plan.

(k)	“CIC Cause” means, unless otherwise provided in a Grant Agreement, (i) “cause” as defined in any Individual Agreement to which the Participant is a party as of the Date Employment Ceases, or (ii) if there is no such Individual Agreement or if it does not define “cause”: (A) conviction of, or plea of guilty or nolo contendere (or its equivalent) by, the Participant for committing an indictable offence in Canada, a felony under U.S. federal law or the law of the state in which such action occurred, or a similar level of offence in the jurisdiction in which such action occurred; (B) willful and deliberate failure on the part of the Participant in the performance of his or her employment duties in any material respect that remains uncured thirty (30) days after receipt of written notice from the Corporation specifying in reasonable detail the alleged failure; (C) dishonesty in the course of fulfilling the Participant’s employment duties that results in material harm to the Corporation; or (D) a material violation of the Corporation Policies. For purposes of this Plan, any determination by the Committee as to whether CIC Cause exists shall be subject to de novo review.

(l)	“CIC Vested Awards” has the meaning set forth in Section 10.1(a) of this Plan.

(m)

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(n)	“Commission” means the U.S. Securities and Exchange Commission or any successor agency.

(o)	“Committee” means the Committee referred to in Section 2.1 of this Plan.

(p)	“Corporate Transaction” has the meaning set forth in Section 3.6 of this Plan.

(q)	“Corporation” means Encana Corporation, a corporation amalgamated under the laws of Canada, and any successor corporation whether by amalgamation, merger or otherwise.

(r)

“Corporation Policies” means, at a particular time, the applicable policies, plans and practices of the Corporation or an Affiliate, as applicable, which employs the Participant, as published on the Corporation’s or an Affiliate’s, as applicable, internal website or as otherwise communicated to Participants from time to time.

(s)	“Date Employment Ceases” means:

(i)	as it applies to an employee of the Corporation or an Affiliate:

(A)

in the case of involuntary Termination of Service initiated by the Corporation or an Affiliate for CIC Cause or cause (as determined by the Corporation or the Affiliate, as applicable, in its sole discretion, which shall include, among other factors, provisions (i) and (ii) of a CIC Cause), the date written notification of dismissal from employment is delivered to the Participant;

(B)

in the case of involuntary Termination of Service initiated by the Corporation or an Affiliate for any reason other than for CIC Cause or cause (as determined by the Corporation or the Affiliate, as applicable, in its sole discretion, which shall include, among other factors, provisions (i) and (ii) of a CIC Cause), the date identified in the written notification of Termination of Service delivered to the Participant as the termination, end or departure date and, where such dates are so referred to, the earlier thereof, or, where such dates are not identified in the written notification, the date written notification of dismissal from employment is delivered to the Participant;

(C)	in the case where the Participant is employed by an Affiliate that experiences a Disaffiliation, the effective date of such Disaffiliation as determined by the Corporation; or

(D)

in the case of any other Termination of Service to which Sections 1.2(s)(i)(A), 1.2(s)(i)(B) or 1.2(s)(i)(C) does not apply, the last date the Participant is, for the purposes of receiving his regular salary, on the payroll of the Corporation or an Affiliate; and

(ii)	as it applies to a director of the Corporation, the date upon which the Participant ceases to be a director of the Corporation.

(t)

“Disability” means the Participant’s physical or mental incapacity that prevents the Participant from substantially fulfilling his duties and responsibilities on behalf of the Corporation or an Affiliate, and in respect of which the Participant commences receiving disability benefits under the Corporation’s or an Affiliate’s short-term or long-term disability plan, as applicable, in respect of such incapacity.

(u)

“Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Affiliate) or a sale of a division of the Corporation and its Affiliates.

(v)	“Effective Date” has the meaning set forth in Section 12.1 of this Plan.

(w)

“Eligible Individuals” means directors, officers and employees (including without limitation, any officer or employee who is a director) of the Corporation or any of its Affiliates, and prospective directors, officers and employees who have accepted offers of employment or directorship from the Corporation or its Affiliates.

(x)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(y)

“Fair Market Value” means, with respect to any particular date, except as otherwise determined by the Committee, the volume-weighted average (rounded to two decimal places) of the trading price per Share on the Applicable Exchange designated in the Grant Agreement during the five Trading Days immediately preceding the particular date, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Common Shares shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.

(z)

“Family Leave” means, a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on family leave, compassionate care leave or other similar leave to care for another person, and does not provide employment services to the Corporation or an Affiliate.

(aa)	“Full Value Award” means any Award other than a Stock Option or SAR.

(bb)

“Good Reason” means (i) “Good Reason” as defined in any Individual Agreement to which the Participant is a party as of the Date Employment Ceases, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, and the Participant holds the title of “Vice-President” or above as of immediately prior to the Change in Control, the occurrence of any of the following on or after the Change in Control, unless the Participant shall have given express written consent thereto: (A) a material diminution in the scope of the Participant’s duties or responsibilities from those in effect immediately prior to the Change in Control, provided that any change in the Participant’s duties or responsibilities resulting solely from the fact that the Corporation is no longer publicly traded, or no longer the ultimate parent company of its affiliated group, due to the Change in Control shall not be deemed to be a material diminution in the scope of the Participant’s duties or responsibilities; (B) a reduction in the Participant’s annual base salary as in effect immediately prior to the Change in Control; (C) a material reduction in the Participant’s short-term or long-term incentive compensation opportunity (measured based on Grant Date fair value of any equity-based awards) in effect immediately prior to the Change in Control; (D) the failure by the Corporation or an Affiliate to pay the Participant (1) any portion of the Participant’s then current compensation, except pursuant to an across-the-board compensation deferral similarly affecting other such employees with the same title as the Participant or otherwise at the same level in the Corporation’s organization and required by Applicable Law, or (2) any installment of deferred compensation at the time such installment is due under any deferred compensation program of the Corporation or an Affiliate; or (E) a requirement that the Participant be based more than 50 miles from where the Participant is based immediately prior to the Change in Control, except for: (1) required travel on the Corporation’s or Affiliate’s business to an extent substantially consistent with the Participant’s business travel obligations in the ordinary course of business immediately prior to the Change in Control; or (2) if the Participant has been relocated or repatriated by the Corporation or an Affiliate prior to the Change in Control, such relocation as may be required by Applicable Law or performed in accordance with an agreement (whether written or unwritten) entered into between the Corporation (or an Affiliate) and the Participant prior to the Change in Control; provided, that, a Participant may only resign for Good Reason under this clause (ii) if the Participant has provided written notice to the Corporation and, if the Participant is employed by an Affiliate, such Affiliate, of the event or circumstance alleged to constitute Good Reason within ninety (90) days following the initial existence thereof, the Corporation or Affiliate, as applicable, has failed to cure such event or circumstance within thirty (30) days after receipt of such notice, and the Participant resigns within thirty (30) days after the expiration of such cure period. If the Participant is not covered by clause (i) or (ii) above, then Good Reason shall not be applicable to such Participant.

(cc)	“Grant Agreement” means a written or electronic agreement between the Corporation and the Participant setting forth the terms and conditions of a specific Award.

(dd)

“Grant Date” means the date upon which the Committee grants an Award to an Eligible Individual, as stated in the Eligible Individual’s Grant Agreement. Where the Corporation determines to grant an Award on a date which is within a Blackout Period or where, for any reason: (i) a grant of an Award would otherwise fall on a day that is within a Blackout Period; or (ii) the Fair Market Value of the grant of an Award would otherwise be calculated using a Trading Day that is within a Blackout Period, then the Grant Date shall automatically occur and be effective on the sixth Trading Day immediately following the end of such Blackout Period to permit the Fair Market Value to be determined based on Trading Days which occur immediately following the end of any of such Blackout Period.

(ee)

“Incentive Stock Option” means any Stock Option designated in the applicable Grant Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(ff)	“Incumbent Board” has the meaning set forth in Section 10.2(c) of this Plan.

(gg)

“Individual Agreement” means an employment, offer letter, change in control or similar agreement between a Participant and the Corporation or Affiliate. If a Participant is party to both an employment, offer letter, or similar agreement and a Change in Control agreement, the employment, offer letter, or similar agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and the Change in Control agreement shall be the relevant “Individual Agreement” on and after a Change in Control.

(hh)	“Inducement Award” has the meaning set forth in Section 2.1(b)(ix) of this Plan.

(ii)

“Military Leave” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a military leave and does not provide employment services to the Corporation or an Affiliate.

(jj)	“Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(kk)	“NYSE” means the New York Stock Exchange.

(ll)	“Other Share-Based Award” means an award granted to a Participant under Section 9 of this Plan.

(mm)	“Outstanding Corporation Common Stock” has the meaning set forth in Section 10.2(a) of this Plan.

(nn)	“Outstanding Corporation Voting Securities” has the meaning set forth in Section 10.2(a) of this Plan.

(oo)

“Paid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on an approved leave of absence and continues to receive his salary from, but does not provide employment services to, the Corporation or an Affiliate.

(pp)

“Participant” means an Eligible Individual to whom an Award is or has been granted, provided that persons who are Eligible Individuals by virtue of being prospective directors, officers or employees shall only become Participants if they actually commence providing services to the Corporation or an Affiliate.

(qq)

“Performance Criteria” means, the performance criteria as determined by the Committee as being applicable to a grant of certain Awards under the Plan, and as set forth in the applicable Grant Agreement, which may include, but is not limited to, the attainment of specified levels of one or more of the following measures: share price, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets or operating assets, relative total shareholder return, net debt, debt ratios, asset quality or portfolio, efficiency ratio, liquidity, balance sheet strength, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), revenue growth, margin growth, return on capital, capital allocation, cost control, profit, production or commodity mix, in each case with respect to the Corporation or any one or more Affiliates, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

(rr)

“Performance Period” means, the particular designated period of time in respect of which the Performance Criteria is assessed and may be determined by the Committee to be satisfied in order for such Award to vest pursuant to the terms set forth in the applicable Grant Agreement.

(ss)

“Period of Absence” means, with respect to a Participant, a period of time throughout which the Participant is on a Family Leave, Military Leave, Paid Leave of Absence, an unpaid leave of absence of 31 days or less approved by the Corporation or Affiliate, as applicable, or is experiencing a Disability, but does not include a period of time throughout which the Participant is on an Unpaid Leave of Absence.

(tt)	“Person” has the meaning set forth in Section 10.2(a) of this Plan.

(uu)	“Plan” means this Omnibus Incentive Plan of Encana Corporation, including any schedules or appendices hereto, as amended from time to time.

(vv)	“Prior Plan Awards” has the meaning set forth in Section 3.2 of this Plan.

(ww)

“Prior Plans” means, as applicable, the Encana Corporation Employee Stock Option Plan, the Encana Corporation Employee Stock Appreciation Rights Plan, the Performance Share Unit Plan for Employees of Encana Corporation, the Restricted Share Unit Plan for Employees of Encana Corporation and the Restricted Share Unit Plan for Directors of Encana Corporation, in each case including any schedules or appendices thereto, as amended from time to time.

(xx)

“PSU” means a performance share unit Award granted to a Participant under this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(yy)	“Replaced Award” has the meaning set forth in Section 10.1(a) of this Plan.

(zz)	“Replacement Award” has the meaning set forth in Section 10.1(a) of this Plan.

(aaa)	“Restricted Stock” means an Award of Shares granted to a Participant under Section 6 of this Plan.

(bbb)	“Restriction Period” has the meaning set forth in Section 6.3(b) of this Plan.

(ccc)	“Retirement” has the meaning set forth in the applicable Grant Agreement.

(ddd)

“RSU” means a restricted share unit Award granted to a Participant under this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(eee)

“SAR” means a stock appreciation right Award granted to a Participant under this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(fff)	“Section 16(b)” has the meaning set forth in Section 11 of this Plan.

(ggg)

“Section 409A Amount” means any Award, cash or Shares provided or to be provided or held pursuant to this Plan or a Grant Agreement that: (a) are provided or are to be provided to a U.S. Participant; and (b) constitute a deferral of compensation subject to section 409A of the Code.

(hhh)

“Share” means a common share in the capital of the Corporation and such other share as may be substituted for it as a result of amendments to the articles of the Corporation, arrangement, re-organization or otherwise, including any rights that form a part of the common share or substituted share.

(iii)

“Specified Period” means (i) for a Participant who is an executive officer of the Corporation as of immediately prior to the Change in Control, 24 months, (ii) for a Participant who is not an executive officer of the Corporation and holds the title of “Vice-President” or above as of immediately prior to the Change in Control, 18 months, and (iii) for any Participant not covered by clauses (i) and (ii), 12 months, in each case, inclusive of the date on which the Change in Control occurs, or, in each case, such longer period specified in the Grant Agreement or as provided for in any Individual Agreement to which the Participant is a party as of the Date Employment Ceases.

(jjj)

“Stock Option” means a stock option Award granted to a Participant under Section 5 of this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(kkk)

“Term” means the maximum period during which a Stock Option or SAR may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Grant Agreement.

(lll)	“Termination Date” has the meaning set forth in Section 5.5 of this Plan.

(mmm)

“Termination of Service” means an event by which the Participant ceases to be an employee or director of the Corporation or an Affiliate, as applicable, but, for greater certainty, shall not include the commencement by the Participant of a Period of Absence or an Unpaid Leave of Absence in accordance with the provisions hereof. Except for periods of leave as set out above or as otherwise provided in an Individual Agreement or Grant Agreement or as expressly required by applicable employment standards legislation, a Participant shall cease to be a Participant for purposes of the Plan when the Participant ceases to perform actual and active services for the Corporation or an

Affiliate and no period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining when a Participant ceases to be a Participant for purposes of the Plan or in determining any entitlement under the Plan. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a Section 409A Amount, the U.S. Participant holding such Award shall not be considered to have experienced a “Termination of Service” unless the U.S. Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

(nnn)	“Trading Day” means any date on which the Applicable Exchange is open for the trading of Shares and on which Shares are actually traded.

(ooo)	“TSX” means the Toronto Stock Exchange.

(ppp)

“Unpaid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered by the Corporation or an Affiliate, as applicable, to be on an approved leave of absence and does not continue to receive his salary from, or provide services to, the Corporation or an Affiliate, as applicable, which, for the purposes of this Plan, shall be deemed to commence on the 32nd day following the day on which the Participant commences such approved, unpaid leave, as communicated in writing to the Participant by the Corporation or an Affiliate, as applicable, in accordance with the Corporation Policies or Applicable Law.

(qqq)

“U.S. Participant” means a Participant who is a citizen or permanent resident of the United States for purposes of the Code or a Participant for whom compensation under this Plan would otherwise be subject to United States federal income taxation under the Code.

2.	ADMINISTRATION

2.1	Committee.

(a)

This Plan shall be administered by the Human Resources and Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Human Resources and Compensation Committee of the Board, unless a separate committee has been designated or authorized consistent with the foregoing.

(b)	Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i)	to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)

to determine whether and to what extent Incentive Stock Options, Non-qualified Stock Options, SARs, RSUs, PSUs, Restricted Stock, Other Share-Based Awards or any combination thereof are to be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)

to approve the form of any Grant Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5.3 of this Plan), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Corporation or any Affiliate), treatment on Termination of Service, and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(v)	to modify, amend or adjust the terms and conditions of any Award (subject to Sections 5.3 and 5.4 of this Plan), at any time or from time to time, including, but not limited to, Performance Criteria;

(vi)	to determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of a Participant;

(vii)	to determine under what circumstances an Award may be settled in cash or Shares (or a combination thereof);

(viii)

to determine, as a term of an Award, that an Award may be subject to cancellation by the Corporation, or the amount of the benefit realized by a Participant on exercise of or settlement of an Award (including the sale of underlying Shares) may be subject to repayment to the Corporation, in the event of misconduct or in other circumstances, including pursuant to the Corporation’s Incentive Clawback Compensation Policy;

(ix)	to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(x)

to grant Awards under this Plan that are intended to qualify for the employment inducement award exception under Section 303A.08 of the New York Stock Exchange Listed Company Manual or Section 613(c) of the TSX Company Manual (each such Award, an “Inducement Award”);

(xi)	to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable (in addition to any Blackout Period as defined herein);

(xii)	to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Grant Agreement relating thereto);

(xiii)	to decide all other matters that must be determined in connection with an Award; and

(xiv)	to otherwise administer this Plan.

2.2	Procedures.

(a)

The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by Applicable Law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(b)

Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

2.3

Discretion of the Committee. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated person pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Corporation, Participants and Eligible Individuals.

2.4

Cancellation or Suspension. Subject to Section 5.4 hereof, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

2.5

Grant Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Grant Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Participant’s acceptance of the applicable Grant

Agreement within the time period specified in the Grant Agreement, unless otherwise provided in the Grant Agreement. Grant Agreements may be amended only in accordance with Section 12.3 hereof.

2.6

Minimum Vesting Period. Except for Awards granted to Participants who are non-employee directors of the Corporation, Grant Agreements shall not provide for a designated vesting period of less than one year.

3.	SHARES SUBJECT TO PLAN

3.1

Plan Maximums. The maximum number of Shares that may be issued from treasury or purchased in the open market and delivered to Participants pursuant to Awards, including Incentive Stock Options, granted under this Plan shall be 30,000,000. Shares made available under this Plan in respect of Awards may, subject to the terms of the Grant Agreement in respect of an Award, be issued from treasury or purchased in the open market or otherwise, at the sole discretion of the Committee.

3.2

Prior Plans. On and after the Effective Date, subject to the terms of the Grant Agreement in respect of an Award, including amendments thereto, no new Awards may be granted under the Prior Plans, it being understood that Awards outstanding under any such Prior Plans prior to the Effective Date (“Prior Plan Awards”) shall remain in full force and effect under the applicable Prior Plans according to their respective terms; provided that the Committee may amend any such Prior Plan Awards on or after the Effective Date to cause such Prior Plan Awards to become subject to, and settled pursuant to, the terms of the Plan and each Prior Plan Award so amended shall retain its original grant date for purposes of applying the terms of the Plan. For the avoidance of doubt, all remaining available Shares under any Prior Plans that are not the subject of Prior Plan Awards will automatically and immediately cease to be available under such Prior Plan at the Effective Date of this Plan.

3.3

Individual Limits. No Awards shall be granted to any Participant if, at the time of such grant, such grant could result in the number of Shares: (a) issued to Corporation “insiders” (as such term is defined for the purposes of Section 613 of TSX Company Manual) in any one year period, or (b) issuable to Corporation “insiders” (as such term is defined for the purposes of Section 613 of TSX Company Manual), at any time, in each case, pursuant to the exercise of Options issued under the Plan, or when combined with all other “securities-based compensation arrangements” (as defined by the TSX Company Manual) exceeding 10% of the issued and outstanding Shares. Participants who are non-employee directors of the Corporation shall not be granted Awards if, at the time of such grant, such grants in aggregate could result in the number of Shares issued to all non-employee directors of the Corporation exceeding 1% of the issued and outstanding Shares, and, during any one year period, no individual Participant who is a non-employee director of the Corporation may be granted Awards covering Shares with an aggregate Grant Date Fair Market Value in excess of US$800,000, of which no more than US$100,000 of the Grant Date Fair Market Value may be comprised of Stock Options or SARs.

3.4

Rules for Calculating Shares Issued. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards will not be counted as Shares issued pursuant to Awards granted under this Plan. If the exercise price of any Stock Option or SAR and/or the tax withholding obligations relating to any Stock Option or SAR are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Award, the gross number of Shares subject to the Stock Option or SAR shall nonetheless be deemed to have been issued under this Plan. If the tax withholding obligations relating to any Full Value Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Full Value Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been issued under this Plan.

3.5	Inducement Awards. Shares subject to Inducement Awards shall not reduce the number of Shares available for issuance under this Plan.

3.6	Adjustment Provisions.

(a)

In the event of a merger, arrangement, consolidation, acquisition of property or shares, share rights offering, liquidation, disposition for consideration of the Corporation’s direct or indirect ownership of an Affiliate (including by reason of a Disaffiliation), or similar event affecting the Corporation or any of its Affiliates (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to: (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (ii) the number and kind of Shares or other securities subject to outstanding Awards; and (iii) the exercise price of outstanding Awards.

(b)

In the event of a share dividend, share split, reverse share split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Corporation’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to: (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (ii) the number and kind of Shares or other securities subject to outstanding Awards; and (iii) the exercise price of outstanding Awards.

(c)

In the case of Corporate Transactions, such adjustments may include: (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or SAR shall conclusively be deemed valid); (ii) the substitution of other property (including cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Corporation and securities of entities other than the Corporation), by the affected Affiliate, or division or by the entity that controls such Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities).

(d)

The Committee may adjust the Performance Criteria applicable to any Awards to reflect any items that are unusual in nature or occur infrequently, impact of charges for restructurings, discontinued operations, and/or the cumulative effects of accounting or tax changes, each as defined in generally accepted accounting principles, as identified in the Corporation’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Corporation’s filings with the Commission.

(e)

Any adjustments made pursuant to this Section 3.6 to Awards that constitute Section 409A Amounts shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to this Section 3.6 to Awards that do not constitute Section 409A Amounts shall be made in such a manner as to ensure that after such adjustments, either (i) the Awards continue to not constitute Section 409A Amounts or (ii) such adjustments do not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(f)	Any adjustment under this Section 3.6 need not be applied uniformly to all Participants.

(g)	All adjustments under this Section 3.6 shall be subject to applicable rules and policies of the TSX and NYSE.

4.	ELIGIBILITY

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of Section 424(f) of the Code).

5.	STOCK OPTIONS AND SARS

5.1

Types of Stock Options. Stock Options may be granted in the form of Incentive Stock Options or Non-qualified Stock Options. The Grant Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.

5.2

Nature of Stock Options. A Stock Option shall entitle a Participant to purchase one or more Shares upon payment of an exercise price as described in Section 5.4, subject to such terms and conditions as may be set out in the Plan and the applicable Grant Agreement.

5.3

Nature of SARs. SARs may be granted as a separate Award or in conjunction with a Stock Option. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount equal to the product of (i) the excess of the closing price of one Share on the Applicable Exchange designated in the Grant Agreement on the last trading day preceding the date of exercise of the SAR, over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised, and if such SAR is to be settled in Shares, by dividing such amount by the closing price of one Share on the Applicable Exchange designated in the Grant Agreement on the last trading day preceding the date of exercise of the SAR. The applicable Grant Agreement shall specify whether such payment is to be made in cash or Shares or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR. In the case of a SAR granted in conjunction with a Stock Option, the Participant shall have the right to surrender the Stock Option and exercise the related SAR or to exercise the Stock Option, in which case the related SAR shall immediately terminate and no payment shall be made or Shares issued in respect thereof.

5.4

Exercise Price. The exercise price per Share subject to a Stock Option or SAR shall be determined by the Committee and set forth in the applicable Grant Agreement and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Option or SAR granted under this Plan be amended, other than pursuant to Section 3.6, to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or SAR, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.

5.5

Term. The Term of each Stock Option and each SAR shall be fixed by the Committee, but no Stock Option or SAR shall be exercisable more than 10 years after its Grant Date. Notwithstanding the foregoing, if the date on which a Stock Option or SAR is meant to terminate, expire or lapse (the “Termination Date”) occurs during a Blackout Period applicable to the relevant Participant, or within 10 business days after the expiry of a Blackout Period applicable to the relevant Participant, then the Termination Date for that Option or SAR shall be the date that is the tenth business day after the expiry date of the Blackout Period (the “Blackout Expiry Date”). This Section 5.5 applies to all Stock Options or SARs outstanding under this Plan. The Blackout Expiry Date for a Stock Option or SAR may not be amended by the Board of Directors or the Committee without the approval of the holders of Shares in accordance with Section 12.3 of the Plan.

5.6

Exercisability; Method of Exercise. Except as otherwise provided herein, Stock Options and SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the provisions of this Section 5, Stock Options and SARs may be exercised, in whole or in part in accordance with the methods and procedures established by the Committee in the Grant Agreement or otherwise.

5.7

Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or SAR until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5.11, a Participant shall have all of the rights of a shareholder of the Corporation holding Shares that is subject to such Stock Option or SAR (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14.1 and (iii) in the case of a Stock Option, has paid in full for such Shares.

5.8

Non-transferability of Stock Options and SARs. No Stock Option or SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Non-qualified Stock Option or SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). Any Stock Option or SAR shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5.8, it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

5.9

Termination of Service; Other Events. The effect of a Participant’s Termination of Service, including due to the Participant’s death or Retirement, Period of Absence or Unpaid Leave of Absence on his or her Stock Options and SARs shall be set forth in the applicable Grant Agreement.

5.10

Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who, at the time of such grant, owns Shares possessing more than 10% of the total combined voting power of all Shares, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time a Stock Option for the Share is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Corporation, may not exceed US$100,000. To the extent a Stock Option that, by its terms, was intended to be an Incentive Stock Option exceeds this US$100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Non-qualified Stock Option.

5.11

Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or SARs; provided that Stock Options and SARs may be adjusted under certain circumstances in accordance with the terms of Section 3.6 hereof.

6.	RESTRICTED STOCK

6.1

Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6.3.

6.2

Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

6.3

Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Grant Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(a)

The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the achievement of Performance Criteria or the achievement of Performance Criteria and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Criteria) need not be the same with respect to each recipient.

(b)

Subject to the provisions of this Plan and the applicable Grant Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

6.4

Rights of a Shareholder. Except as provided in this Section 6 and the applicable Grant Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Corporation holding the class or series of Common Shares that is the subject of the Restricted Stock, including the right to receive any dividends (subject to Section 14.5 below) and, subject to TSX approval, the right to vote the Shares.

6.5

Termination of Service; Other Events. The effect of a Participant’s Termination of Service, including due to the Participant’s death or Retirement, Period of Absence or Unpaid Leave of Absence on his or her Restricted Stock shall be set forth in the applicable Grant Agreement.

7.	RESTRICTED SHARE UNITS

7.1

Nature of Awards. RSUs are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares, in the sole discretion of the Committee.

7.2

Terms and Conditions. RSUs shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Grant Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(a)

The Committee shall, prior to or at the time of grant, condition the vesting of RSUs upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of RSUs need not be the same with respect to each Participant. An Award of RSUs shall be settled as and when the RSUs vest, at a later time specified by the Committee in the applicable Grant Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(b)

The Grant Agreement for RSUs shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Shares (subject to Section 14.5 below).

7.3

Rights of a Shareholder. A Participant to whom RSUs are awarded shall have no rights as a shareholder with respect to the Shares represented by the RSUs unless and until Shares are actually delivered to the Participant in settlement thereof.

7.4

Termination of Service; Other Events. The effect of a Participant’s Termination of Service, including due to the Participant’s death or Retirement, Period of Absence or Unpaid Leave of Absence on his or her RSUs shall be set forth in the applicable Grant Agreement.

8.	PERFORMANCE SHARE UNITS

Sections 7.1 through 7.4 shall apply to Awards of PSUs, mutatis mutandis. The Performance Criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each PSU. The conditions for grant or vesting and the other provisions of PSUs (including any applicable Performance Criteria) need not be the same with respect to each recipient. PSUs may be paid in cash or Shares, in the sole discretion of the Committee.

9.	OTHER SHARE-BASED AWARDS

Subject to applicable rules and policies of the TSX and NYSE (including, for greater certainty, any exchange or shareholder approval requirements), the Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, deferred share units or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such award, and (iv) be designed to comply with Applicable Laws of jurisdictions other than the United States or Canada.

10.	CHANGE IN CONTROL PROVISIONS

10.1

General. The provisions of this Section 10 shall, subject to Section 3.6, apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in a Grant Agreement.

(a)

In the event of a Change in Control, all such Awards credited to the Participant immediately prior to such Change in Control shall vest immediately prior to the time of such Change in Control (“CIC Vested Awards”), except to the extent that an Award meeting the requirements set out below in this Section 10.1(a) (such award, a “Replacement Award”) is provided to the Participant to replace such Award (each Award intended to be replaced by a Replacement Award, a “Replaced Award”) effective on or immediately after the time of such Change in Control. An award shall meet the requirements of this Section 10.1(a) (and hence qualify as a Replacement Award) if (i) it has a value equal to the value of the Replaced Award as of the date of the Change in Control determined with reference to the Change in Control Value of the Award comprising the Replaced Award and the fair market value of the securities underlying the Replacement Award, (ii) it relates to publicly traded equity securities of (A) the Corporation, (B) the entity surviving the Corporation following the Change in Control or (C) the parent company of such surviving entity, (iii) it contains terms relating to vesting that are substantially identical to those of the Replaced Award (except that for any Replaced Award that is performance-based, the Replacement Award shall be subject solely to time-based vesting for the remainder of the applicable Performance Period (or such shorter period as determined by the Committee) and the level of achievement of the Performance Criteria in respect of the applicable Performance Period shall be deemed to be the greater of (x) the median Performance Criteria and (y) the level of achievement of the Performance Criteria applicable to a Performance Period as determined by the Committee no later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but no later than the end of the Performance Period)), and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not immediately vest upon the Change in Control giving rise to the replacement. The determination whether the conditions of this Section 10.1(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. All Awards that become CIC Vested Awards pursuant to this Section 10.1(a) shall be paid as follows:

(i)

as soon as practicable, and in any event within 30 days, following a Change in Control, (i) to the extent a Participant’s CIC Vested Award is expressed in dollar value form, the Participant shall receive a cash payment equal to such dollar value, and (ii) subject to clause (iii) below with respect to Stock Options, to the extent a Participant’s CIC Vested Award is expressed by reference to a number of units or Shares, the Participant shall receive in cash or property (or a combination thereof), as may be determined by the Board or the Committee, a payment equal to (a) the number of Shares with respect to which the CIC Vested Award relates (determined, except as otherwise provided in the applicable Grant Agreement, in accordance with clause (ii) below for performance-based CIC Vested Awards) at the time of the Change in Control (rounded up to the nearest whole number), multiplied by (b) the price at which the Shares are valued for the purpose of the transaction or series of transactions giving rise to the Change in Control, or if there is no such transaction or transactions, the simple average of the closing price per Share on the Applicable Exchange on each day in the 30-day period ending on the date of the Change in Control (as applicable, the “Change in Control Value”);

(ii)

for each CIC Vested Award that is performance-based, the level of achievement of the Performance Criteria in respect of the applicable Performance Period shall be deemed to be the greater of (x) the median Performance Criteria and (y) the level of achievement of the Performance Criteria applicable to a Performance Period as determined by the Committee no later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but no later than the end of the Performance Period);

(iii)

with respect to Awards of Stock Options, in the event of a Change in Control, CIC Vested Awards together with previously vested but unexercised Stock Options outstanding immediately prior to the Change of Control may be exercised effective as of the time of the Change of Control provided that, for reasons of administrative convenience, the Participant submits an exercise election no later than three business days prior to the effective time of the Change of Control (or within such other period as may be specified by the Committee, acting reasonably); and

(iv)

with respect to any Section 409A Amount (i) if the Change in Control constitutes a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as such terms are used in Section 409A of the Code and related regulations (a “409A Change of Control”), such Section 409A Amount shall be paid at the time specified in Section 10.1(a)(i) to the extent that such payment does not result in the application of any tax or penalty under Section 409A, and (ii) if the Change in Control does not constitute a 409A Change of Control, or payment at the time specified in Section 10.1(a)(i) would result in the application of any tax or penalty under Section 409A, such Section 409A Amount shall in all events be paid during the calendar year or years in which such amount would have been paid had there been no Change in Control.

(b)

Notwithstanding any other provision of this Plan to the contrary, upon the Participant’s Termination of Service by the Corporation or an Affiliate, as applicable, without CIC Cause, or by the Participant for Good Reason, within the Specified Period following a Change in Control, all Replacement Awards held by such Participant shall vest in full and be paid or, become exercisable (if applicable), in full as soon as practicable, and in any event within 30 days, following such Termination of Service; provided that if the Replacement Award is a Section 409A Amount, and the Change in Control is not a 409A Change in Control, then such Replacement Award shall in all events be paid during the calendar year or years in which it would have been paid had there been no Change in Control.

10.2	Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(a)

any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing (each, a “Person”), is or becomes the beneficial owner directly or indirectly of 30% or more of either (A) the then-outstanding Shares (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this Section 10.2(a), the following acquisitions of shares or other voting securities of the Corporation shall not constitute a Change in Control: (i) any acquisition directly from the Corporation; (ii) any acquisition made by the Corporation; (iii) any acquisition by any employee plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries; or (iv) any acquisition pursuant to a transaction that complies with Sections 10.2(b)(1), 10.2(b)(2) and 10.2(b)(3);

(b)

consummation of a reorganization, merger, arrangement, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee plan (or related trust) of the Corporation or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(c)

individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

(d)	approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(e)	For the purposes of this definition:

(i)	the term “acting jointly or in concert” shall be interpreted in accordance with Section 1.9 of National Instrument 62-104 Take-Over Bids and Issuer Bids, as amended; and

(ii)

and the term “beneficial ownership” shall be interpreted in accordance with Sections 5 and 6 of the Securities Act (Alberta) and “beneficial owner” shall have a corresponding meaning, except that for purposes of this Plan, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining the percentage of beneficial ownership of any Person.

11.	SECTION 16(B); SECTION 409A

11.1

The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

11.2

This Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a U.S. Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Grant Agreement to the contrary, if a U.S. Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation), amounts that constitute “non-qualified deferred compensation” subject to Section 409A of the Code that would otherwise be payable by reason of a U.S. Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the U.S. Participant’s Separation from Service. If the U.S. Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the U.S. Participant’s estate within 30 days following the date of the U.S. Participant’s death.

12.	TERM AND AMENDMENTS

12.1	Effectiveness. This Plan is effective as of February 13, 2019, contingent upon approval by the Corporation’s shareholders at its 2019 annual meeting of shareholders (the “Effective Date”).

12.2

Termination. This Plan may be terminated at any time by the Board in whole or in part and will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

12.3

Amendments. Subject to Section 5.4 and this Section 12.3, the Board or the Committee may, at any time and from time to time, amend, alter, or discontinue this Plan or amend the terms of any Award theretofore granted, without approval of the holders of a majority of Shares present and voting in person or by proxy at a meeting of holders of Shares, provided, however, that:

(a)	approval of the holders of a majority of Shares present and voting in person or by proxy at a meeting of holders of Shares, shall be obtained for any:

(i)	increase to the maximum number of Shares issuable pursuant to Awards granted under the Plan as set out in Section 3.1;

(ii)

amendment that would reduce the exercise price of an outstanding Stock Option or SAR (or any other similar entitlement granted pursuant to the Plan as an Other Share Based Award) (including a cancellation and reissue constituting a reduction of the exercise price);

(iii)	amendment to extend the maximum term of any Award granted under the Plan;

(iv)	amendment to permit the transfer or assignment of Awards beyond what is contemplated by Section 14.8;

(v)	amendment to increase the limits on non-employee director participation as stated in Section 3.3;

(vi)	amendment that removes or exceeds the insider participation limit contained in Section 3.3;

(vii)	amendment to the Plan’s amendment provisions contained in this Section 12.3; or

(viii)	amendment for which the applicable rules or policies of any Applicable Exchange listing standards or any Applicable Law, shareholder approval is required;

unless the change to the Plan or an Award results from the application of Section 3.6 of the Plan; and

(b)	the consent of the Participant is obtained for any amendment, alteration or discontinuation which adversely alters or impairs the rights of the Participant with respect to a previously granted Award.

12.4

Compliance with Laws. Notwithstanding the provisions of this Section 12, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, or otherwise to comply with Applicable Law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

13.	UNFUNDED STATUS OF PLAN

It is intended that this Plan constitute an “unfunded” plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

14.	GENERAL PROVISIONS

14.1

Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any Shares (whether in certificated or book-entry form) under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion determine to be necessary or advisable.

14.2

Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Corporation or any Affiliate from adopting other or additional compensation arrangements for its employees or directors.

14.3

No Contract of Service. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee or director any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate the employment of any employee, or the right of shareholders of the Corporation to remove any director, at any time.

14.4

Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, provincial, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, provincial, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation and set out in the Grant Agreement for the relevant Award, and except with respect to Stock Options held by Participants who are subject to tax under the Income Tax Act (Canada), withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a fair value determined in accordance with applicable tax laws and policies on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Corporation under this Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

14.5

Dividends and Dividend Equivalents. Any dividends or dividend equivalents credited with respect to any Award will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

14.6

Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

14.7

Governing Law and Interpretation. This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the Province of Alberta, without reference to principles of conflict of laws, and the federal laws of Canada, as applicable. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or” where the context so requires. Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Participant in connection with the Plan including, without limitation, furnishing to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law. Such laws, regulations, rules and policies shall include, without limitation, those governing “insiders” or “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations and rules.

14.8

Non-Transferability. Unless otherwise provided in the Plan, Awards under this Plan are not transferable except by will or by laws of descent and distribution (or otherwise for estate settlement purposes).

14.9

Administration Costs. The Corporation will be responsible for all costs relating to the administration of the Plan, including for greater certainty, and unless otherwise determined by the Committee, brokerage fees and other administration or transaction costs relating to the transfer, sale or other disposition of Shares on behalf of the Participant that have been held by the Participant in the Participant’s account with the Plan’s service provider since initial distribution of Shares to the Participant pursuant to the Plan.

SCHEDULE B

PURPOSE AND PRINCIPAL TERMS OF THE SHAREHOLDER RIGHTS PLAN

Summary of the Rights Plan

The purpose and principal terms of the Rights Plan are summarized below. This summary is qualified in its entirety by reference to the text of the Rights Plan. An Encana shareholder or any other interested party may obtain a copy of the agreement governing the Rights Plan, as proposed to be amended, by contacting our Corporate Secretary at (403) 645-2000 or by fax at (403) 645-4617, or by visiting Encana’s website at www.encana.com.

Purpose of Rights Plan

The primary objective of the Rights Plan is to provide the Board with sufficient time to explore and develop all options for maximizing shareholder value if a take-over bid is made for Encana and to provide every shareholder with an equal opportunity to participate in such a bid. The Rights Plan encourages a potential acquiror to proceed either by way of a Permitted Bid (as defined in the Rights Plan), which requires the take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the Board.

Proposed Amendments

The proposed amendments to the Rights Plan are intended to conform the plan to reflect certain governance practices and recommendations provided by shareholder proxy advisory firms, and to make other amendments of a general housekeeping nature. The proposed amendments update the Rights Plan by:

•

amending the definition of “Acting Jointly or in Concert” to remove the reference in such definition to a similar definition found in Multilateral Instrument 62-104 Take-Over Bids and Issuer Bids (“MI 62-104”);

•

replacing all remaining references to MI 62-104 with references to National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”), which replaced MI 62-104 upon the adoption of a harmonized take-over bid regime for all Canadian jurisdictions in 2016;

•

amending the definition of “Competing Permitted Bid” to clarify that Common Shares tendered pursuant to such a bid cannot be taken up until the close of business on the later of (i) the earliest date on which Common Shares may be taken up under any other Permitted Bid (as defined in the Rights Plan) or Competing Permitted Bid then in existence; and (ii) the last day of the minimum initial deposit period prescribed for such a bid by NI 62-104; and

•	making certain additional conforming, technical and administrative amendments to correct typographical errors and ensure consistency and clarity among provisions.

Term

The Rights Plan must be reconfirmed by a simple majority of votes cast by shareholders at every third annual meeting of shareholders of Encana. The Rights Plan, including the amendments described herein, is therefore presented at the Meeting for reconfirmation and approval. If the Rights Plan is not approved at the Meeting, the Rights Plan will expire and cease to have effect effective April 30, 2019. If the Rights Plan is approved at the Meeting, the Rights Plan will require reconfirmation by Encana’s shareholders at the 2022 annual meeting of shareholders.

Issue of Rights

Upon the Rights Plan becoming effective, one right (“Right”) was issued and attached to each Common Share. One Right also attached to each subsequently issued Common Share.

Rights Exercise Privilege

The Rights generally separate from the Common Shares and become exercisable ten trading days (the “Separation Time”) after a person has acquired, or commenced a take-over bid to acquire, 20 percent or more of the Common Shares, other than by an acquisition pursuant to a take-over bid permitted by the Rights Plan (a “Permitted Bid”). The acquisition by any person (an “Acquiring Person”) of 20 percent or more of the Common Shares, other than by way of a Permitted Bid, is referred to as a “Flip-in Event”. Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten trading days after the occurrence of the Flip-in Event, each Right (excluding Rights held by an Acquiring Person which have become void), will permit the purchase by holders of such Rights of Common Shares at a 50 percent discount to their market price.

The issue of the Rights is not initially dilutive. Upon a Flip-in Event and Rights separating from the Common Shares, reported earnings per share of Encana on a diluted or non-diluted basis may be affected. An Acquiring Person, and holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event, may suffer substantial dilution.

Lock-Up Agreements

A bidder may enter into lock-up agreements with shareholders whereby such shareholders agree to tender their Common Shares to the take-over bid (the “Subject Bid”) without a Flip-in Event occurring. Such agreement must be publicly disclosed and allow the shareholder to withdraw the Common Shares to tender to another take-over bid or to support another transaction that exceeds the value of the Subject Bid either on an absolute basis or by as much or more than a specified amount, which specified amount may not be greater than seven percent. The definition of “Lock-Up Agreement” provides that no “break up” fees or other penalties that exceed, in the aggregate, the greater of two and a half percent of the price or value of the consideration payable under the Subject Bid and 50 percent of the increase in the consideration resulting from another take-over bid transaction shall be payable by the shareholder if the shareholder fails to tender its Common Shares to the Subject Bid.

Certificates and Transferability

Prior to the Separation Time, the Rights are evidenced by a legend imprinted on certificates for the Common Shares or by book entry form registration and are not transferable separately from the Common Shares. From and after the Separation Time, Rights are evidenced by Rights certificates or by book entry form registration, which will be transferable and traded separately from the Common Shares.

Permitted Bid Requirements

The requirements for a Permitted Bid include the following:

•	the take-over bid must be made by way of a take-over bid circular;
•	the take-over bid must be made to all holders of Common Shares;
•

the take-over bid must be outstanding for a minimum period of 105 days or such shorter period that a take-over bid must remain open for deposits of securities, in the applicable circumstances, pursuant to Canadian securities laws;

•

Common Shares tendered pursuant to the take-over bid may not be taken up prior to the expiry of the period and only if at such time more than 50 percent of the Common Shares held by Independent Shareholders (as defined below) have been tendered to the take-over bid and not withdrawn; and

•

if more than 50 percent of the Common Shares held by Independent Shareholders (as defined below) are tendered to the take-over bid within the period and the Common Shares are taken up by the bidder, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of Common Shares for not less than 10 business days from the date of such public announcement.

“Independent Shareholders” is defined in the Rights Plan as all holders of Common Shares, excluding any Acquiring Person (as defined therein), any person that is making or has announced a current intention to make a take-over bid for the Common Shares, affiliates, associates and persons acting jointly or in concert with such excluded persons, and any person who is a trustee of an employee benefit, deferred profit sharing, stock participation or other similar plan or trust for the benefit of employees of Encana unless the beneficiaries of the plan or trust direct the manner in which the Common Shares are to be voted.

The Rights Plan allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except that it must be outstanding for a minimum number of days as required under Canadian securities laws.

Waiver

The Board, acting in good faith, may prior to the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event where the take-over bid is made by a take-over bid circular to all holders of Common Shares or pursuant to an amalgamation, plan of arrangement or other procedure (statutory or otherwise) having similar effect which has been approved by the Board and the requisite majority of holders of Common Shares (each, an “Exempt Acquisition”). Where the Board exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid for Encana made by a take-over bid circular to all holders of Common Shares prior to the expiry of any other bid for which the Rights Plan has been waived.

Redemption

The Board, with the approval of a majority of votes cast by the Independent Shareholders (or the holders of Rights if the Separation Time has occurred) voting in person or by proxy at a meeting duly called for that purpose, may redeem the Rights at $0.000001 per Right. Rights will be deemed to have been redeemed by the Board following completion of a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

Amendment

The Board may amend the Rights Plan with the approval of a majority of the votes cast by the Independent Shareholders (or the holders of Rights if the Separation Time has occurred) voting in person or by proxy at a meeting duly called for that purpose. The Board, without such approval, may correct clerical or typographical errors and, subject to approval as noted above at the next meeting of the holders of Common Shares (or the holders of Rights, as the case may be), may make amendments to the Rights Plan to maintain its validity due to changes in applicable legislation.

Board

The Rights Plan will not detract from or lessen the duty of the Board to act honestly and in good faith with a view to the best interests of Encana. When a Permitted Bid is made, the Board will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

Exemption for Investment Managers

Investment managers (for client accounts), trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators of registered pension plans acquiring greater than 20 percent of the Common Shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a take-over bid.

SCHEDULE C

BOARD OF DIRECTORS’ MANDATE

GENERAL

The fundamental responsibility of the Board of Directors is to appoint a competent senior management team and to oversee the management of the business, with a view to maximizing shareholder value and ensuring corporate conduct in an ethical and legal manner via an appropriate system of corporate governance and internal controls.

SPECIFIC

Senior Management Responsibility

•

Appoint the Chief Executive Officer (“CEO”) and senior officers, approve their compensation, and monitor the CEO’s performance against a set of mutually agreed corporate objectives directed at maximizing shareholder value.

•	In conjunction with the CEO, develop a clear mandate for the CEO, which includes a delineation of senior management’s responsibilities.

•	Ensure that a process is established that adequately provides for succession planning, including the appointing, training and monitoring of senior management.

•	Establish limits of authority delegated to senior management.

Operational Effectiveness and Financial Reporting

•	Annual review and adoption of a strategic planning process and approval of the corporate strategic plan, which takes into account, among other things, the opportunities and risks of the business.

•	Ensure that a system is in place to identify the principal risks to the Corporation and that the best practical procedures are in place to monitor and mitigate the risks.

•	Ensure that processes are in place to address applicable regulatory, corporate, securities and other compliance matters.

•	Ensure that an adequate system of internal control exists.

•	Ensure that due diligence processes and appropriate controls are in place with respect to applicable certification requirements regarding the Corporation’s financial and other disclosure.

•	Review and approve the Corporation’s financial statements and oversee the Corporation’s compliance with applicable audit, accounting and reporting requirements.

•	Approve annual operating and capital budgets.

•

Review and consider for approval all amendments or departures proposed by senior management from established strategy, capital and operating budgets or matters of policy which diverge from the ordinary course of business.

•	Review operating and financial performance results relative to established strategy, budgets and objectives.

Ethics, Integrity and Corporate Responsibility

•

Approve a communications policy or policies to ensure that a system for corporate communications to all stakeholders exists, including processes for consistent, transparent, regular and timely public disclosure, and to facilitate feedback from stakeholders.

•

Approve a Business Code of Conduct for directors, officers, employees, contractors and consultants and monitor compliance with the Business Code of Conduct and approve any waivers of the Business Code of Conduct for officers and directors.

•	Approve a Corporate Responsibility Policy which outlines Encana’s commitment to conducting business ethically, legally and in a manner that is fiscally, environmentally and socially responsible.

Board Process/Effectiveness

•

Ensure that Board materials are distributed to directors in advance of regularly scheduled meetings to allow for sufficient review of the materials prior to the meeting. Directors are expected to attend all meetings.

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Engage in the process of determining Board member qualifications with the Nominating and Corporate Governance Committee including ensuring that a majority of directors qualify as independent directors pursuant to National Instrument 58-101 Disclosure of Corporate Governance Practices (as implemented by the Canadian Securities Administrators and as amended from time to time) and Section 303A of the NYSE Listed Company Manual.

•	Approve the nomination of directors.

•	Provide a comprehensive orientation to each new director.

•	Establish an appropriate system of corporate governance including practices to ensure the Board functions independently of management.

•	Establish appropriate practices for the regular evaluation of the effectiveness of the Board, its committees and its members.

•	Establish committees and approve their respective mandates and the limits of authority delegated to each committee.

•	Review and re-assess the adequacy of the Audit Committee Mandate on a regular basis, but not less frequently than on an annual basis.

•	Review the adequacy and form of the directors’ compensation to ensure it realistically reflects the responsibilities and risks involved in being a director.

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Each member of the Board is expected to understand the nature and operations of the Corporation’s business, and have an awareness of the political, economic and social trends prevailing in all countries or regions in which the Corporation invests or is contemplating potential investment.

•	Independent directors shall meet regularly, and in no case less frequently than quarterly, without non-independent directors and senior management participation.

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In addition to the above, adherence to all other Board responsibilities as set forth in the Corporation’s By-Laws, Corporate Constitution, applicable policies and practices and other statutory and regulatory obligations, such as approval of dividends, issuance of securities, etc., is expected.

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SCHEDULE D

EMPLOYEE STOCK OPTION PLAN

The ESOP is designed to encourage a proprietary interest in Encana and align the interests of eligible employees, including our executives, with those of our shareholders. Under the ESOP, stock options (“Options”) are granted to eligible Canadian-based employees, including executives. The ESOP has been approved by our shareholders.

As at February 28, 2019, there were 8,129,492 Options outstanding under the ESOP and 40,486,272 Options available for grant, representing 0.5 percent and 2.7 percent, respectively, of the total number of outstanding Common Shares at such date.

The ESOP is administered by the HRC Committee and the Board which have full authority to interpret the ESOP and any Option granted thereunder. The HRC Committee also has discretion to attach tandem stock appreciation rights (“TSARs”) to Options granted under the ESOP.

The ESOP includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual, that provide the aggregate of Common Shares issued to Encana insiders, within any one-year period, or issuable to insiders of Encana, at any time, under the ESOP and any other security-based compensation arrangement of Encana cannot exceed 10 percent of the total issued and outstanding Common Shares (calculated on a non-diluted basis).

Options may be granted from time to time to eligible employees. Subject to regulatory requirements, the HRC Committee and the Board determine the terms and conditions of Options granted, which are set out in the ESOP and corresponding grant agreement with the recipient.

Options granted commencing in February 2015 are exercisable for a period of seven years from the grant date. Options granted prior to such date are exercisable for five years from the grant date. Options vest 30 percent on the first anniversary of grant, an additional 30 percent on the second anniversary of the grant, and an additional 40 percent on the third anniversary of the grant.

Upon termination of employment (other than by death or retirement), the Option holder has until the earlier of 60 trading days or the Option expiry date to exercise any vested unexercised Options. In the event of death or retirement before age 60, the Option holder has until the earlier of six months from such date or the Option expiry date to exercise any vested unexercised Options. In any of these events, any Options that are unvested as of the date of termination of employment, death or retirement do not vest and are cancelled. In the event of death or retirement after age 60, the Option holder may exercise vested Options, and any unvested Options continue to vest until the Option expiry date.

Options granted and outstanding under the ESOP have associated TSARs that entitle the Option holder to surrender the right to exercise his or her Option to purchase Common Shares and to instead receive cash. Such amount is valued based on the difference between the strike price and for TSARs granted after February 2015, the VWAP of Common Shares on the TSX on the five trading days prior to vesting, and for TSARs granted prior to such date, the closing price of Common Shares on the TSX on the immediately preceding trading day is used. In each case such share price is multiplied by the number of optioned Common Shares surrendered. Where a TSAR is exercised, the right to the underlying Common Share is forfeited and such number of Common Shares are returned to the Common Shares reserved for issuance under the ESOP.

An Option can only be exercised by the Option holder and is not assignable, except on death by the Option holder’s estate. An Option holder only has rights as a shareholder of Encana with respect to Common Shares he or she has acquired through exercise of an Option.

Adjustments may be made to the exercise price of an Option, the number of Common Shares delivered to an Option holder upon exercise of an Option and the maximum number of Common Shares that may be reserved for issuance under the ESOP, in certain circumstances, such as a stock dividend, split, recapitalization, merger, consolidation, combination or exchange of Common Shares or other similar corporate change.

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Where an Option expires during or within 10 business days after a blackout period, the exercise period is extended 10 business days from the last day of the blackout period (“Blackout Extension Period”).

The Board may amend, suspend or terminate the ESOP in whole or in part; provided, however, no such amendment may, without the consent of Option holders, adversely affect the rights under any Option previously granted to the Option holder under the ESOP.

Shareholder approval is required in respect of any amendment of the ESOP that relates to:

•	any increase in the number of Common Shares reserved for issuance under the ESOP;
•	any reduction in the exercise price or cancellation and reissue of Options;
•	any extension of the term of an Option beyond the original expiry date, except as permitted under the Blackout Extension Period;
•	any extension to the length of the Blackout Extension Period;
•	the inclusion of non-executive directors as eligible participants under the ESOP;
•	any allowance for the transferability of Options (other than upon death of an Option holder); or
•	amendments which require shareholder approval under applicable law.

For the fiscal year ended December 31, 2016, December 31, 2017 and December 31, 2018, the annual burn rate of the ESOP, as calculated in accordance with Section 613(p) of the TSX Company Manual, was 0.4396 percent, 0.087 percent and 0.092 percent, respectively.

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SCHEDULE E

SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF LTI AWARDS

U.S. Federal Income Tax Consequences

The following discussion is intended only as a brief summary of certain U.S. federal income tax consequences to Eligible Individuals and to the Company of Awards granted under the Omnibus Incentive Plan based on applicable U.S. federal income tax law in effect on the date of this Proxy Statement. The following discussion does not address state, local, or non-U.S. income tax rules applicable to Awards under the Omnibus Incentive Plan.

Incentive Stock Options. An Eligible Individual who is granted an Incentive Stock Option generally does not recognize taxable income at the time the Incentive Stock Option is granted or upon its exercise, except that Eligible Individuals subject to the alternative minimum tax may recognize taxable income upon exercise in certain circumstances. Upon a disposition of the Common Shares acquired upon exercise of an Incentive Stock Option (“ISO Shares”) more than two years after grant of the Incentive Stock Option and one year after exercise of the Incentive Stock Option, any gain or loss is treated as long-term capital gain or loss. In such case, the Company would not be entitled to a deduction. If the Eligible Individual sells the ISO Shares prior to the expiration of these holding periods, the Eligible Individual recognizes ordinary income at the time of disposition equal to the excess if any, of the lesser of (i) the aggregate fair market value of the ISO Shares at the date of exercise and (ii) the amount received for the ISO Shares, over the aggregate exercise price previously paid by the Eligible Individual. Any gain or loss recognized on such a premature disposition of the ISO Shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the ISO Shares were held by the Eligible Individual prior to the sale. The Company is generally entitled to a deduction at the same time and in the same amount as the Eligible Individual recognizes ordinary income.

Non-qualified Stock Options and SARs. An Eligible Individual who is granted a Stock Option that is not an Incentive Stock Option (a “Non-qualified Stock Option”) does not recognize any taxable income at the time of grant. Upon exercise, the Eligible Individual recognizes taxable income in an amount equal to the aggregate fair market value of the Common Shares subject to the Non-qualified Stock Option over the aggregate exercise price of such Common Shares. Any taxable income recognized in connection with the exercise of a Non-qualified Stock Option by an Eligible Individual who is an employee is subject to payroll taxes. The Company is generally entitled to a deduction at the same time and in the same amount as the Eligible Individual recognizes ordinary income.

Other Awards. An Eligible Individual will generally not recognize income at the time an Award of RSUs, PSUs or Restricted Stock is granted. When the vesting restrictions lapse with regard to any installment of Restricted Stock, the Eligible Individual will recognize ordinary income in an amount equal to the fair market value of the Common Shares with respect to which the restrictions lapse, unless the Eligible Individual previously elected to realize ordinary income in the year the Award was granted in an amount equal to the fair market value of the Restricted Stock awarded, determined without regard to the restrictions. An Eligible Individual will recognize ordinary income at the time that cash or Common Shares are delivered pursuant to an Award of RSUs or PSUs, in an amount equal to the cash paid or to be paid or the fair market value of the Common Shares delivered or to be delivered. The amount of ordinary income recognized by an Eligible Individual who is an employee is subject to payroll taxes. The Company is generally entitled to a deduction at the same time and in the same amount as the Eligible Individual recognizes ordinary income.

Canadian Federal Income Tax Consequences

The following discussion is intended only as a brief summary of certain Canadian federal income tax consequences to Eligible Individuals who are residents of and employed in Canada based on applicable provisions of the Income Tax Act (Canada) in effect on the date of this Proxy Statement. The following discussion does not address provincial, local, or non-Canadian income tax rules applicable to Awards under the Omnibus Incentive Plan.

Stock Options. An Eligible Individual who is granted a Stock Option generally does not recognize taxable income at the time the Stock Option is granted or upon its exercise. Upon exercise of a Stock Option, the Eligible Individual

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recognizes income from an office or employment equal to the excess, if any, of the aggregate fair market value of the Common Shares acquired pursuant to the Stock Option at the date of exercise over the aggregate exercise price paid by the Eligible Individual (such excess being the “Option Benefit”). Provided certain conditions are met, the Eligible Individual should be entitled to deduct 50% of the Option Benefit in calculating his or her tax payable in respect of the exercise of the Stock Option. The Company is generally not entitled to a deduction in respect of Stock Options or the Common Shares issued on the exercise of Stock Options.

Other Awards. An Eligible Individual will generally not recognize income at the time an Award of RSUs or PSUs is granted. An Eligible Individual will recognize ordinary income at the time that cash or Common Shares are delivered pursuant to an Award of RSUs or PSUs, in an amount equal to the cash paid or to be paid or the fair market value of the Common Shares delivered or to be delivered. The amount of ordinary income recognized by an Eligible Individual who is an employee is subject to payroll taxes. The Company is generally not entitled to a deduction where it issues Common Shares in settlement of vested RSUs or PSUs.

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SCHEDULE F

ADVISORY REGARDING NON-GAAP MEASURES

Encana’s financial statements for the year ended December 31, 2018 are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). This Proxy Statement contains references that do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other issuers. Non-GAAP measures include the following:

Non-GAAP Cash Flow (or Cash Flow) are non-GAAP measures defined as cash from operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Cash Flow per share is Non-GAAP Cash Flow divided by the weighted average number of common shares outstanding. Free Cash Flow is Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Non-GAAP Cash Flow Margin is Non-GAAP Cash Flow per BOE of production. Management believes these measures are useful to the Company and its investors as a measure of operating and financial performance across periods and against other companies in the industry and are an indication of the Company’s ability to generate cash to finance capital programs, to service debt and to meet other financial obligations. These measures may be used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees. Non-GAAP Cash Flow and Non-GAAP Cash Flow Margin are also referenced in the Annual Report in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 73.

Net Debt to Adjusted EBITDA is a non-GAAP measure calculated as Net Debt divided by Adjusted EBITDA. Net Debt is a non-GAAP measure defined as long-term debt, including the current portion, less cash and cash equivalents. Management uses Net Debt as a substitute for total long-term debt in certain internal debt metrics as a measure of the Company’s ability to service debt obligations and as an indicator of the Company’s overall financial strength. Adjusted EBITDA is a non-GAAP measure defined as trailing 12-month net earnings (loss) before income taxes, DD&A, impairments, accretion of asset retirement obligation, interest, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Net Debt to Adjusted EBITDA is monitored by management as an indicator of the Company’s overall financial strength. Net Debt to Adjusted EBITDA can be found in the Annual Report in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 74.

Please refer to our Non-GAAP Definitions and Reconciliations available on our website at www.encana.com for further information regarding these measures.

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Any questions and requests for assistance may be directed to:

Strategic Shareholder Services Advisor and Proxy Solicitation Agent:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

www.kingsdaleadvisors.com

North American Toll-Free Phone:

1-866-229-8166

Email: contactus@kingsdaleadvisors.com

Facsimile: 416-867-2271                    Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Appointment of Proxyholder

I/We, being holder(s) of Common Shares of Encana Corporation (the “Corporation”), hereby appoint: Clayton H. Woitas, Chairman of the Board, or, failing him, Douglas J. Suttles, President & Chief Executive Officer OR

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxyholder for the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below directions (or if no directions have been given, as the proxyholder sees fit) on all the following matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Corporation to be held at 10:00 a.m. (MDT) on Tuesday, April 30, 2019, at the Oddfellows Building, Ballroom (Floor 4), 100 – 6th Avenue S.W., Calgary, Alberta, Canada (the “Meeting”), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

Management recommends voting FOR each of items 1-5. Please use a dark black pencil or pen.

1.	ELECTION OF DIRECTORS: ☐ VOTE FOR all nominees (or designate your vote for individual nominees below)

		FOR	WITHHOLD			FOR	WITHHOLD
01	Peter A. Dea	☐	☐	07	Suzanne P. Nimocks	☐	☐
02	Fred J. Fowler	☐	☐	08	Thomas G. Ricks	☐	☐
03	Howard J. Mayson	☐	☐	09	Brian G. Shaw	☐	☐
04	Lee A. McIntire	☐	☐	10	Douglas J. Suttles	☐	☐
05	Margaret A. McKenzie	☐	☐	11	Bruce G. Waterman	☐	☐
06	Steven W. Nance	☐	☐	12	Clayton H. Woitas	☐	☐

2.	APPOINT	☐ FOR	☐ WITHHOLD
PRICEWATERHOUSECOOPERS LLP as
Independent Auditors at a remuneration
to be fixed by the Board of Directors

3.	AMEND AND RECONFIRM THE CORPORATION’S	☐ FOR	☐ AGAINST
SHAREHOLDER RIGHTS PLAN

4.	APPROVE A NEW OMNIBUS INCENTIVE PLAN	☐ FOR	☐ AGAINST

5.	ADVISORY VOTE TO APPROVE COMPENSATION	☐ FOR	☐ AGAINST
OF NAMED EXECUTIVE OFFICERS

Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below. You may also go to our website https://ca.astfinancial.com/financialstatements and input code 5811b.

I would like to receive quarterly financial statements	☐

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted FOR items 1 – 5 by Management’s appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.

Signature(s)	Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions. All proxies must be received by cut-off date, 10:00 a.m. (MDT) on April 26, 2019.

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one copy of the proxy statement of the Corporation and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

4. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

5. To be treated as valid, this form of proxy must be completed and received by AST TRUST COMPANY (CANADA) (F/K/A/ CST TRUST COMPANY) no later than 10:00 a.m., (MDT) on April 26, 2019 via the pre-paid business reply envelope provided, or otherwise delivered to AST TRUST COMPANY (CANADA) (F/K/A/ CST TRUST COMPANY), P.O. Box 721, Agincourt, Ontario M1S 0A1, Attention: Proxy Department, or, if the Meeting is adjourned, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the reconvened meeting.

6. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided.

All holders should refer to the proxy statement of the corporation for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of Management of the Corporation.

How to Vote

	INTERNET	TELEPHONE
	Go to www.astvotemyproxy.com Cast your vote online View Meeting documents	Use any touch-tone phone, call toll free in Canada and United States 1-888-489-5760 and follow the voice instructions
To vote using your smartphone, please scan this QR Code →
To vote by telephone or Internet you will need your control number. If you vote by Internet or telephone, do not return this proxy.
MAIL, FAX or EMAIL

Complete and return your signed proxy in the envelope provided or send to:

AST Trust Company (Canada)

P.O. Box 721

Agincourt, ON M1S 0A1

You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and United States to 1-866-781-3111 or scan and email to

proxyvote@astfinancial.com

An undated proxy is deemed to be dated on the day it was received by AST.

All proxies must be received by cut-off date, 10:00 a.m. (MDT) on April 26, 2019.	If you wish to receive investor documents electronically in future, please visit https://ca.astfinancial.com/edelivery to enroll.